UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒       Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Emergent BioSolutions Inc.
(Name of Registrant as Specified in its Charter)
Not applicable.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2024 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Dear Fellow Shareholders,

I join the entire Board of Directors in inviting you to attend Emergent’s 2024 annual meeting of stockholders, to be held virtually on May 23, 2024 at 9:00 a.m., Eastern Time. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/EBS2024, where you will be able to listen to the meeting live, submit questions and vote online.

Looking back at the last year, I am pleased at the work our teams have done in support of our mission, including launching NARCAN® Nasal Spray over the counter, which is helping expand access at this critical point in the opioid epidemic, and continuing to deliver important medical countermeasures to customers around the world.

The Board of Directors is confident in Emergent’s ability to navigate near-term challenges, stabilize operations, improve profitability and return to growth. We will continue working to provide strong governance and independent oversight to represent your interests.

On behalf of the Board, thank you for your continued investment in Emergent and joining us in our mission to protect and enhance life.

Sincerely,

Zsolt Harsanyi, Ph.D.
Chairman of the Board of Directors
April 11, 2024

YOUR VOTE IS IMPORTANT

PLEASE TAKE TIME TO VOTE AS PROMPTLY AS POSSIBLE

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The 2024 annual meeting of stockholders of Emergent BioSolutions Inc. will be held on May 23, 2024, at 9:00 a.m., Eastern Time. You will be able to attend the annual meeting, vote, and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/EBS2024.

The annual meeting will be held for the following purposes:

1.

To elect each of Donald DeGolyer, Neal Fowler and Marvin White as Class III directors to hold office for a term expiring at our 2027 annual meeting of stockholders, each to serve until their respective successors are duly elected and qualified;

2.

To ratify the appointment by the Audit and Finance Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.	To hold, on an advisory basis, a vote to approve the 2023 compensation of our named executive officers (“NEOs”); and

4.	To approve an amendment of the Emergent BioSolutions Inc. Amended and Restated Stock Incentive Plan.

We are mailing this notice beginning on or about April 11, 2024 with instructions on how to access our proxy materials and vote online.

As of the date of this notice, the company has received no notice of any matters, other than those set forth above, that may properly be presented at the 2024 annual meeting. If any other matters are properly presented for consideration at the meeting, the persons named as proxies on the enclosed proxy card, or their duly constituted substitutes, will be deemed authorized to vote the shares represented by proxy or otherwise act on those matters in accordance with their judgment.

The Board of Directors recommends that you vote FOR the election of each of the Class III director nominees, and “FOR” Proposals 2, 3 and 4. The close of business on March 26, 2024 has been established as the record date for determining those stockholders entitled to receive notice of and to vote at the 2024 annual meeting or any adjournment or postponement thereof.

Your vote is very important. Please read the proxy statement and then, whether or not you expect to attend the annual meeting, and no matter how many shares you own, vote your shares as promptly as possible. You can vote by proxy over the internet, by telephone or by mail by following the instructions provided in the proxy statement and on the proxy card. Submitting your proxy now will help ensure a quorum and avoid additional proxy solicitation costs. To be admitted to the annual meeting at www.virtualshareholdermeeting.com/EBS2024, you must enter the 16-digit control number which appears on your proxy card, voting instruction form or notice you will receive. You may vote during the annual meeting by following the instructions available on the meeting website during the meeting. You may vote virtually at the annual meeting, even if you have previously submitted a proxy. If you hold shares through a broker, bank or other nominee and wish to vote your shares at the annual meeting, you will need your unique control number that accompanies the instructions that the broker, bank or other nominee provides to you with the proxy materials. If you have any questions about voting your shares or attending the virtual annual meeting, please contact our Investor Relations department at (240) 631-3200 or by email at investorrelations@ebsi.com.

You may revoke your proxy before the vote is taken by delivering to our Corporate Secretary a written revocation, submitting a proxy with a later date or by voting your shares virtually at the meeting, in which case your prior proxy will be disregarded.

By Order of the Board of Directors,

Jennifer L. Fox
Executive Vice President, External Affairs, General Counsel and Corporate Secretary

Gaithersburg, MD

April 11, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2024

The company’s proxy statement for the 2024 annual meeting of stockholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available at www.proxyvote.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT. IN ORDER TO ENSURE THE REPRESENTATION OF YOUR SHARES AT THE 2024 ANNUAL MEETING, PLEASE VOTE BY PROXY AS PROMPTLY AS POSSIBLE.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 1

PROXY STATEMENT

This proxy statement and the accompanying proxy card are being furnished to you by the Board of Directors (the “Board” or “Board of Directors”) of Emergent BioSolutions Inc. (“Emergent”, the “Company”, “we”, “us” or “our”) to solicit your proxy to vote your shares at our 2024 annual meeting of stockholders and at any adjournment or postponement of the meeting. The annual meeting will be conducted in virtual format via live audio webcast on May 23, 2024, at 9:00 a.m. Eastern Time. Stockholders can attend the meeting via the internet at www.virtualshareholdermeeting.com/EBS2024.

You are receiving this proxy statement from us because you owned shares of the company’s common stock as of March 26, 2024, the record date for the annual meeting. The Board has made these materials available to you in connection with the Board’s solicitation of votes at the annual meeting.

This proxy statement describes matters on which you may vote and provides you with other important information so that you can make informed decisions. You are requested to vote on each of the proposals described in this proxy statement and are invited to attend the annual meeting.

Holders of the company’s common stock as of the close of business on the record date, March 26, 2024, may vote by proxy or virtually at the annual meeting. As of the close of business on March 26, 2024, there were 52,390,764 shares of common stock outstanding and entitled to vote. As of that date, there were 19 holders of record of the company’s common stock. The common stock is the only authorized voting security of the company, and each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 1

Proxy Statement

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information you should consider. You should read the entire proxy statement before voting.

Annual Meeting

Meeting Date:	Virtual Meeting:	Meeting Time:	Record Date:

May 23, 2024	www.virtualshareholdermeeting.com/EBS2024	9:00 am Eastern Time	March 26, 2024

Voting matters, vote standard and Board vote recommendations

Proposal		Voting Choices and Board Recommendation	Voting Standard	Effect of Abstentions/ Withheld Votes	Effect of Broker Non-Votes

1.	Election of Class III Directors	〇 Vote in favor of each of Donald DeGolyer, Neal Fowler and Marvin White or 〇 Withhold vote with respect to all or specific nominees. The Board recommends a vote FOR each of the director nominees.	Plurality of votes cast (the nominees who receive the most votes will be elected by stockholders)	None	None

2.	Ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2024

〇   Vote in favor of the ratification;

〇   Vote against the ratification; or

〇   Abstain from voting on the ratification.

The Board recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm.

			Majority of votes cast	None	Not applicable (broker will have discretionary authority to vote your shares if you do not provide voting instructions)

3.	Advisory vote to approve the 2023 compensation of our named executive officers	〇 Vote in favor of the proposal; 〇 Vote against the proposal; or 〇 Abstain from voting on the proposal. The Board recommends a vote FOR the advisory vote to approve the 2023 compensation of our NEOs.	Majority of votes cast	None	None

4.	Approve amendment to the Emergent BioSolutions Inc. Amended and Restated Stock Incentive Plan

〇   Vote in favor of the proposal;

〇   Vote against the proposal; or

〇   Abstain from voting on the proposal.

The Board recommends a vote FOR the approval of the amendment to the Emergent BioSolutions Inc. Amended and Restated Stock Incentive Plan.

			Majority of votes cast	None	None

2 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Proxy Statement

How to Vote

If you are a stockholder of record, you may vote your shares:

By Internet.

Before The Meeting - Go to www.proxyvote.com.

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 22, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/EBS2024.

You may attend the meeting via the internet and vote during the virtual meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

By Telephone. To vote by telephone, call 1-800-690-6903 (toll-free from the U.S. and Canada). Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 22, 2024. Have your proxy card in hand when you call and then follow the instructions. If you vote by telephone, please do not mail in a proxy card.
By Mail. If you received your proxy materials by mail, you may vote by completing, signing and returning your proxy card. If you vote by mail, please mark, sign and date your proxy card and return it in the enclosed postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

You will need to follow the instructions when using any of these methods to make sure your shares will be voted at the annual meeting. We encourage you to vote by telephone or over the internet or by mail by completing your proxy card, even if you plan to attend the virtual annual meeting.

If you hold shares in street name through a broker, bank or other nominee, you may instruct your broker, bank or other nominee to vote your shares by following the instructions that the broker, bank or other nominee provides to you with the proxy materials. Most brokers offer the ability for stockholders to submit voting instructions by mail by completing a voting instruction card, by telephone and over the internet. If you hold shares through a broker, bank or other nominee and wish to vote your shares at the annual meeting, you will need your unique control number which appears on the instructions that accompanied the proxy materials. In any case, voting in advance by phone, internet or mail or through your broker, bank or other nominee will not prevent you from voting at the virtual annual meeting. If you have any questions about voting your shares or attending the virtual annual meeting, please contact our Investor Relations department at (240) 631-3200 or by email at investorrelations@ebsi.com.

Please review the section at the end of this proxy statement titled “QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING” if you have additional questions about how to attend the meeting or other procedural questions about voting on matters to be presented at the meeting.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 3

SUSTAINABILITY AND CORPORATE SOCIAL RESPONSIBILITY

Sustainability

We aspire to be a company that prioritizes and responds to the challenges of sustainability and that also addresses various aspects of the environmental, social, and governance (“ESG”) imperatives that are important to many of our stockholders, partners, suppliers, employees, customers and other stakeholders. Our mission to protect and enhance life has motivated us to explore our impact at a broader scale — ESG stewardship, corporate responsibility, and ethics.

Our approach to these issues is the foundation of good governance and strengthens accountability in all aspects of our business activities and relationships. Since 2020, Emergent has annually reported on ESG matters under the responsibility of the Vice President, Assistant Treasurer reporting into the Chief Financial Officer (CFO), with oversight from the Nominating and Corporate Governance Committee. In 2023, we created a dedicated role within our organization to manage this work full time, reinforcing our commitment to ESG progress at Emergent.

In addition to creating and publishing Emergent’s annual ESG report, this new role will work with core stakeholders across the organization to evolve and implement a multiyear ESG strategy that supports our mission. Our Nominating and Corporate Governance Committee will continue to oversee ESG efforts, with executive sponsorship from Richard Lindahl, our Executive Vice President, CFO and Treasurer, and Jennifer Fox, our Executive Vice President of External Affairs and General Counsel.

ESG Framework

Our ESG strategy is influenced by the Task Force on Climate-Related Financial Disclosures (TCFD) framework as well as the Sustainability Accounting Standards Board’s (SASB) standards focused on the healthcare, biotechnology, and pharmaceutical industries.

ESG Priority Issues

Since conducting our first materiality assessment in 2020, Emergent and the world have changed significantly. To ensure our priority issues support business needs and meet stakeholder expectations, we conducted a materiality refresh in 2023 with input from internal and external stakeholders. Our updated priority issues are:

〇	Top Priorities
〇	Talent Attraction, Engagement & Development
〇	Ethics & Compliance
〇	Product Quality & Patient Safety
〇	Sustainable Innovation
〇	Product Affordability & Accessibility
〇	Responsible Supply Chain
〇	Relative Priorities (listed alphabetically)
〇	Climate Impact
〇	Clinical Trial Practices
〇	Diversity, Equity and Inclusion
〇	Employee Health and Safety
〇	ESG Oversight
〇	Occupational Health and Safety
〇	Supplier Product Quality, Reliability and Compliance

Our most recent ESG Report can be found at: www.emergentbiosolutions.com/impact/environmental-social-governance/. None of the information on or that can be accessed through our website, including our most recent ESG Report, is incorporated by reference in this proxy statement.

We expect that the Company’s ESG Reports will continue to enhance our disclosure to stakeholders on this important topic. Longer-term, it is our intent to reassess our progress annually and ensure alignment with our corporate strategic planning process.

Diversity, Equity and Inclusion

Diversity, equity, and inclusion (DEI) is integral to how we operate. Our diverse workforce and inclusive environment create an organization rich with ideas, perspectives, and experiences that shape how we serve the needs of a global and diverse patient, customer, and partner base. Ensuring that every individual, regardless of background or identity, has equal opportunities to contribute, grow, and succeed is a commitment strongly upheld by our executive management team and enabled through our programs and practices.

4 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Sustainability and Corporate Social Responsibility

Creating an Inclusive Culture

Emergent has three employee resource groups to support and engage women, veterans and our Black/African American colleagues and their allies. Emerging Women, BRAVE and BOLD, respectively, have each led company-wide programming including educational campaigns, book clubs, and fireside chats on career development and leadership — in some cases, featuring members of our Board of Directors, our CEO, and other members of the executive team.

Our Talent Development Efforts

From recruiting, where we insist on diverse candidate slates for all roles, to our leadership development efforts, we aim to build and fill a robust, diverse internal talent pipeline. This strengthens our company and ensures all of our colleagues have opportunities for career growth and development.

Supporting DEI in the Communities Where We Live and Work

From STEM education in public schools to partnering with veterans groups for employment opportunities for transitioning veterans, our DEI efforts extend beyond the walls of Emergent into the communities where we live and work.

Human Capital

Our people are our most valuable resource when it comes to achieving our mission to protect and enhance life. We aim to create a culture of respect, teamwork, inclusion and performance that allows each employee to thrive at work. Our human resources team is a strategic partner to the business, delivering programs and tools to attract, develop, and retain employees. Areas we focus on include the following:

〇	Workforce Planning and Development
〇	Talent Acquisition and Onboarding
〇	Fully Hybrid, Global Workforce Model
〇	Employee Development through formal training, professional development, and learning on the job for all employees
〇	Leadership Development through two flagship, cohort-based, leadership development programs, Emergent Leader Solutions and Emergent Manager Solutions
〇	Annual Performance and Development Reviews
〇	Pay-for-Performance
〇	Employee Recognition
〇	Employee Health and Well-being
〇	Formal Mechanisms to Promote an Ongoing, Employee Feedback Culture

For additional information about our Human Capital management approach, we refer you to the section titled “Human Capital” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”).

Community Involvement and Corporate Social Responsibility

Two years ago, we expanded our corporate social responsibility (CSR) program, Emergent GIVES, to include charitable work that aligns with our business priorities at the global level. We introduced two new areas of focus — advancing biosafety and biosecurity, and engaging global communities for preparedness — further enabling Emergent to expand our mission beyond what our products can provide. In 2023, we completed $300,000 in donations to organizations in these focus areas, funding work at Last Mile Health, Lwala, and Integrate Health.

In the communities where Emergent operates, our dedication to advancing public health, protecting those that protect us, and educating tomorrow’s scientific leaders has remained strong since 2013 with charitable donations and employee volunteerism. In 2023, our employees volunteered 2,956 hours and we donated more than $1 million to charitable causes aligned with our focus areas.

Combating the Opioid Epidemic

In partnership with Direct Relief, a third-party non-profit, Emergent donates product, including NARCAN® Nasal Spray. In 2023, we donated more than 12,000 units (24,000 doses) of NARCAN® Nasal Spray to Direct Relief for distribution to K-12 schools, Title IV-eligible, degree-granting colleges and universities, public libraries, YMCAs, and 501(c)(3) nonprofits.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 5

Sustainability and Corporate Social Responsibility

For additional information about our charitable work, visit www.emergentbiosolutions.com/impact.

Educating Tomorrow’s Scientific Leaders

Emergent Scholars was designed for children of Emergent employees in partnership with Fuad El-Hibri, former Executive Chairman of the Board, to encourage the pursuit of higher education by providing scholarships to help fulltime undergraduate students study at an accredited two-year or four-year college or university, or a vocational technical school. Emergent has awarded $98,000 in scholarships since 2018. In 2023, we awarded five $3,500 scholarships.

Protecting Those Who Protect Us

Emergent supports many veterans and first responder non-profits, including Help Our Military Heroes (HOMH). HOMH is dedicated to delivering adapted, ramp-entry minivans, vans, and SUVs to our wounded, injured, and ill military heroes. Having access to these vehicles that fit their unique needs helps restore the freedom and mobility veterans lost when they suffered severe wounds, injuries and/or illness. Since 2015, Emergent’s charitable support has helped six veterans receive adapted vehicles, improving their lives through regained independence.

Environment, Health, Safety and Sustainability Policy

The mission of Emergent is to protect and enhance life. This mission is not only about the patients and customers we serve, but extends to the lives of our employees, contractors and visitors, as well as the environment and communities in which we live and operate. We value a culture of breakthrough thinking, delivering on our commitments and employee engagement. Emergent employs an environment, health, and safety management system focused on identifying and mitigating risk. We address workplace conditions that have the potential for injury or illness through elimination, substitution, technical, organizational and personal measures. Environmental impacts are similarly addressed through opportunities to improve the sustainability of our operations and innovate our environmental stewardship strategy. Risk mitigation also includes fulfillment of our regulatory compliance obligations. Finally, we challenge ourselves to continually improve, by setting goals, monitoring performance, and evolving systematically to achieve excellence.

Sustainability and Environmental Management

We recognize that our operations have an impact on our local and global communities from the energy we source, the waste we generate, and the water we discharge. Environmental sustainability is a central consideration when improving and innovating our operational infrastructure across our enterprise, and we must do our part to reverse the impacts of climate change which threaten environmental and human health.

To further develop our environmental sustainability strategies, we gather data associated with our material operations, as a critical step to prioritize future footprint reductions. Most notably, this data is used to calculate Scope 1 and Scope 2 greenhouse gas (GHG) emissions, and we are continually expanding our data collection efforts to garner the most comprehensive view of our environmental impacts. This allows us to make informed decisions regarding potential climate goals, including setting science-based targets in-line with the Paris Agreement and creating an accompanying road map for enterprise environmental goals.

Strategic Pillars

We have developed an environmental sustainability strategy based on our company mission to protect and enhance life, through improvement and innovation. Our “Improve” pillar is focused on making changes that matter, including reducing consumption of resources, optimizing operational efficiency and ensuring waste minimization. Our “Innovate” pillar is our opportunity for breakthrough thinking in the areas of renewable energy, resource alternatives and pollution prevention. As we gain greater insight into our environmental footprint, we continue to integrate these strategies into our processes and culture and develop scalable systems.

Occupational Health and Safety

As we work hard to deliver for our customers and patients, we do so with every employee’s health and safety in mind. Each employee is provided the tools, training, and information they need to work in a manner that protects their health and safety, as well as that of others. Core elements of our environment, health and safety programs include risk identification and mitigation, training, communications and employee engagement, and incident reporting and investigations. These programs drive our efforts to continually improve safety performance.

6 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Sustainability and Corporate Social Responsibility

Partnering with Small and Diverse Companies

We have made a commitment to actively pursue opportunities to work with small businesses that are minority-owned, women-owned, veteran-owned, disabled-owned and/or LGBTQ-owned, and small businesses that are located in historically underutilized business zones. Our supplier diversity program formalizes this commitment and has made it a priority throughout our organization as an important component of our broader DEI strategy. Since launching the program in 2020, we have partnered with 281 diverse suppliers to support a variety of business areas.

Transparency

As we continue to publish our ESG report each year, we will further enhance our efforts, challenge ourselves to be even better, and report the results.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 7

CORPORATE GOVERNANCE

Our Board believes that good corporate governance is important to ensure that the company is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that our Board has adopted. Complete copies of our corporate governance guidelines and code of conduct and business ethics are available on our website at www.emergentbiosolutions.com under “Investors — Governance.” Alternatively, you can request a copy of any of these documents by writing to Emergent BioSolutions Inc., Attn: Investor Relations, 300 Professional Drive, Gaithersburg, Maryland 20879.

Composition of the Board of Directors

Our amended and restated by-laws (the “By-laws”) provide that the number of directors shall be fixed from time to time by the Board. The Board has established the number of directors at 10. The Board is divided into three classes, with one class being elected each year and members of each class serving for staggered three-year terms. Neal Fowler, Donald DeGolyer and Marvin White are Class III directors with terms expiring at the 2024 annual meeting. All are standing for reelection as Class III directors. Keith Katkin, Ronald Richard and Kathryn Zoon, Ph.D., are Class I directors with terms expiring at the 2025 annual meeting. Sujata Dayal, Zsolt Harsanyi, Ph.D., Louis Sullivan, M.D., and Joseph Papa are Class II directors with terms expiring at the 2026 annual meeting. For more information regarding the members of our Board, please see “Directors and Nominees” beginning on page 20.

Corporate Governance Guidelines

We are strongly committed to the highest standards of ethical conduct and corporate governance. These standards are consistent with our corporate culture. We understand that adhering to sound principles of corporate governance is critical to earning and maintaining the trust of our customers, employees and stockholders. Accordingly, our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of the company and our stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, include the following:

〇	The Board’s principal responsibility is to oversee the management of the company;
〇	A majority of the members of the Board shall be independent directors;
〇	The independent directors shall meet regularly in executive session;
〇	Directors shall have full and free access to management and, as necessary and appropriate, independent advisors;
〇	New directors shall participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis;
〇	At least annually, the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively; and
〇	In the interest of the company and its stockholders, the Board oversees the ESG activities.

Copies of our corporate governance guidelines and code of conduct are available on our website at www.emergentbiosolutions.com under “Investors — Governance.”

Board Independence

Under applicable New York Stock Exchange (“NYSE”) rules, a director will qualify as “independent” only if our Board affirmatively determines that such director has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Our Board has established guidelines to assist it in determining whether a director has such a material relationship. Under these guidelines, a director is not considered to have a material relationship with us if our Board determines that such director is independent under Section 303A.02 of the NYSE Listed Company Manual, even if such director:

〇

Is an executive officer of another company which is indebted to us, or to which we are indebted, unless the total amount of either company’s indebtedness to the other is more than 1% of the total consolidated assets of the company with which such director serves as an executive officer; or

〇

Serves as an officer, director or trustee of a tax-exempt organization to which we make contributions, unless our discretionary charitable contributions to the organization are more than the greater of $1 million or 2% of that organization’s consolidated gross revenues. Our matching of employee charitable contributions would not be included in the amount of our contributions for this purpose.

In addition, ownership of a significant amount of our stock, by itself (as under NYSE listing standards), does not constitute a material relationship. For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists is made by the other members of our Board who are independent.

8 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Corporate Governance

Independence Determinations

Our Board has determined that all of our current directors except Mr. Papa meet the foregoing independence standards, that none of these directors has a material relationship with us and that each of these directors is “independent” as determined under Section 303A.02 of the NYSE Listed Company Manual. In addition, during 2023 our Board determined that our former directors Jerome Hauer, Ph.D. and General George Joulwan were “independent” under this standard.

Meetings and Attendance

In 2023, our Board met 10 times and the committees of the Board met 53 times in aggregate. During 2023, no director attended fewer than 75% of the total number of meetings of the Board of Directors and the total number of meetings of the committees of which the director was a member that occurred during the period that such director served.

Our corporate governance guidelines provide that directors are expected to attend the annual meetings of stockholders. All members of our Board at the time of the 2023 annual meeting of stockholders attended the meeting, except for one director.

The Board’s Role in Risk Oversight

Our Board is actively engaged in the oversight of risks we face and consideration of the appropriate responses to those risks. The Audit and Finance Committee of our Board periodically discusses risk management, including guidelines and policies to govern the process by which our exposure to risk is handled, with our senior management. The Audit and Finance Committee also reviews and comments on a periodic risk assessment performed by management. After the Audit and Finance Committee performs its review and comment function, it reports any significant findings to our Board. The Board is responsible for the oversight of our risk management programs and, in performing this function, receives periodic risk assessment and mitigation initiatives for information and approval as necessary.

The Board’s other committees oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices for both executive compensation and compensation generally. In addition, the Audit and Finance Committee assists the Board in the oversight of our financial risk management function. In addition, the Quality, Compliance, Manufacturing and Risk Management Committee assists the Board in fulfilling its oversight responsibilities relating to the Company’s ethics and compliance program, including the Code of Conduct and Business Ethics. The Quality, Compliance, Manufacturing and Risk Management Committee also has oversight of compliance with laws, regulations, and industry standards that, if breached, may cause significant business, regulatory, or reputational damage to the Company, including oversight of the Company’s Enterprise Risk Management program and its cyber and information security risks.

Board Committees

Our Board has established five standing committees — Audit and Finance, Compensation, Nominating and Corporate Governance, Scientific Review and Quality, Compliance, Manufacturing and Risk Management — each of which operates under a written charter that has been approved by our Board. Current copies of these charters, along with the written charter of the Special Transactions Committee are available on our website at www.emergentbiosolutions.com under “Investors — Governance.” Alternatively, you can request a copy of any of these documents by writing to Emergent BioSolutions Inc., Attn: Investor Relations, 300 Professional Drive, Gaithersburg, Maryland 20879. Our Board has determined that all of the current members of each of the Audit and Finance, Compensation and Nominating and Corporate Governance Committees are independent as defined under the applicable rules of the NYSE.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 9

Corporate Governance

Committee Memberships

Below is a listing of each of the members of the Board of Directors, their class, term of office and committees on which they sit.

Name	Class	Term Expires	Audit and Finance Committee	Compensation Committee	Nominating and Corporate Governance Committee	Scientific Review Committee	Quality, Compliance, Manufacturing and Risk Management Committee	Special Transactions Committee

Zsolt Harsanyi, Ph.D. Board Chairman	II	2026	✓			✓	✓

Sujata Dayal*	II	2026					✓c	✓

Donald DeGolyer	III	2024		✓				✓

Neal Fowler	III	2024	✓			✓

Keith Katkin*	I	2025		✓	✓			✓c

Joseph Papa	II	2026

Ronald Richard*	I	2025		✓	✓c

Louis Sullivan, M.D.*	II	2026		✓c	✓

Marvin White	III	2024	✓c			✓		✓

Kathryn Zoon, Ph.D.*	I	2025			✓	✓c	✓

*	Ms. Dayal served on the Nominating and Corporate Governance Committee for part of 2023.
*	Mr. Katkin served on the Compensation Committee for part of 2023.
*	Mr. Richard served on the Audit and Finance Committee for part of 2023.
*	Dr. Sullivan served on the Audit and Finance Committee for part of 2023
*	Dr. Zoon served on the Compensation Committee for part of 2023.

✓c Committee Chair              ✓ Committee Member

10 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Corporate Governance

Committee Descriptions

Below is a brief description of each Board committee and the scope of its responsibilities.

Audit and Finance Committee

The Audit and Finance Committee’s responsibilities include:

〇	Appointing, evaluating, approving the compensation of and assessing the independence of our independent registered public accounting firm;

〇	Overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from our independent registered public accounting firm;

〇	Reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

〇

Reviewing the type and presentation of information to be disclosed in the company’s earnings press releases, as well as financial information and earnings guidance provided to analysts, rating agencies and others;

〇	Monitoring our internal control over financial reporting and disclosure controls and procedures;

〇	Providing assistance to the Board of Directors in the oversight of our risk management function and ethics and compliance program, including our Code of Conduct and Business Ethics;

〇	Providing assistance to the Board of Directors in the oversight of our internal audit function;

〇	Assisting the Board of Directors in its oversight of financial planning, capital structures, the issuance of securities, use of swaps (and other derivatives) and stock buybacks;

〇	Reviewing, evaluating and approving the company’s investment policies and the company’s foreign exchange policies;

〇	Meeting independently with our internal auditing staff, ethics and compliance lead, independent registered public accounting firm and management;

〇	Reviewing and approving or ratifying any related person transactions;

〇

Evaluating, in coordination with the Compensation Committee, the company’s senior financial and ethics and compliance management, including the chief financial officer, chief ethics and compliance officer and head of internal audit;

〇	Preparing the Audit and Finance Committee Report required by U.S. Securities and Exchange Commission (the “SEC”) rules, which is included on page 34 of this proxy statement; and

〇

Coordinate with the Nominating and Corporate Governance Committee, in the Nominating and Corporate Governance Committee’s primary oversight of the Company’s ESG activities, including regulatory disclosures.

The members of our Audit and Finance Committee are Mr. Fowler, Dr. Harsanyi, and Mr. White. General George Joulwan, Mr. Richard, Dr. Sullivan also served on this Committee for part of 2023, with General Joulwan retiring as of the 2023 annual meeting of stockholders in May 2023 and Mr. Richard and Dr. Sullivan stepping down from the Audit and Finance Committee in October 2023. Mr. White was appointed the chair of this Committee effective April 1, 2022. Our Board has determined that each of the current members of the Committee is “independent” in accordance with NYSE listing standards, meets the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), and is financially literate. Dr. Harsanyi and Mr. White have each been designated as an “Audit and Finance Committee Financial Expert.” Our Audit and Finance Committee met eight times during 2023.

Compensation Committee

The Compensation Committee’s responsibilities include:

〇	Annually reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers;

〇	Determining the compensation of our chief executive officer;

〇	Reviewing and approving the compensation of our other NEOs;

〇	Overseeing the evaluation of our senior executives;

〇	Overseeing and administering our cash and equity incentive plans and employee stock purchase plan;

〇	Reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 39 of this proxy statement;

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 11

Corporate Governance

〇

Reviewing the results of any advisory stockholder votes on executive compensation (“say-on-pay votes”) and considering whether to adjust and/or recommend adjustments to the Board of Directors with respect to the company’s executive compensation policies and practices as a result of such votes; and

〇	Preparing the Compensation Committee report required by SEC rules, which is included on page 57 of this proxy statement.

The members of our Compensation Committee are Mr. DeGolyer, Mr. Katkin, Mr. Richard and Dr. Sullivan. General Joulwan, Jerome M. Hauer, Ph.D. and Dr. Zoon also served on this Committee for part of 2023. General Joulwan retired in May 2023, Dr. Hauer passed away in August 2023 and Dr. Zoon stepped down from the Committee in October 2023. Dr. Sullivan is the chair of this Committee. Our Board has determined that each of the members of the Committee is “independent” in accordance with NYSE listing standards. Our Compensation Committee met 10 times during 2023.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

〇	Identifying individuals qualified to become members of the Board of Directors;

〇	Recommending to the Board of Directors the persons to be nominated for election as directors and appointed to each of the Board’s committees;

〇	Reviewing and making recommendations to the Board of Directors with respect to director compensation;

〇	Reviewing and making recommendations to the Board of Directors with respect to management succession planning;

〇	Developing and recommending to the Board of Directors our corporate governance guidelines;

〇	Overseeing director education programs;

〇	Overseeing the annual evaluation of the Board of Directors; and

〇	Overseeing the company’s ESG activities.

The processes and procedures followed by our Nominating and Corporate Governance Committee in identifying and evaluating director candidates and in making recommendations regarding director compensation are described below under the headings “Director Nomination Process” and “Director Compensation,” respectively.

The members of our Nominating and Corporate Governance Committee are Mr. Katkin, Mr. Richard, Dr. Sullivan and Dr. Zoon. Ms. Dayal and General Joulwan also served on the Corporate Governance Committee in 2023. General Joulwan retired in May 2023 and Ms. Dayal stepped down from the Committee in October 2023. Mr. Richard is the chair of this Committee. Our Board has determined that each of the members of the Committee is “independent” in accordance with NYSE listing standards. Our Nominating and Corporate Governance Committee met five times during 2023.

Scientific Review Committee

The Scientific Review Committee’s responsibilities include:

〇	Providing scientific advice and guidance to the Board of Directors regarding decisions related to existing products and technology platforms;

〇	Reviewing and advising the Board of Directors regarding the priorities with respect to our research and development portfolio to ensure alignment with corporate strategy; and

〇	Providing advice and guidance to the Board of Directors with respect to material proposed acquisitions, in-licensing, collaborations and alliances.

〇

The members of our Scientific Review Committee are Mr. Fowler, Dr. Harsanyi, Mr. White and Dr. Zoon. Dr. Zoon is the chair of this Committee. Dr. Hauer served on the Committee prior to his death in August 2023. Our Scientific Review Committee met twice during 2023.

Quality, Compliance, Manufacturing and Risk Management Committee

The purpose of the Quality, Compliance, Manufacturing and Risk Management Committee is to assist the Board in fulfilling its oversight responsibilities relating to the Company’s compliance with laws, regulations, and industry standards that, if breached, may cause significant business, regulatory, or reputational damage to the Company, including oversight of:

〇	The Company’s compliance with good manufacturing practice (GxP) (“x” = manufacturing, clinical, laboratory, pharmacovigilance, storage, distribution etc.) and medical device QSR;

12 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Corporate Governance

〇

The Company’s healthcare compliance, anti-corruption, privacy and data security landscape, medical product safety, supply chain, employee health and safety, political expenditures and lobbying activities, and government contracting;

〇	The Company’s Enterprise Risk Management program;
〇	The Company’s cyber and information security risks.

The members of the Quality, Compliance, Manufacturing and Risk Management Committee were Ms. Dayal, Dr. Harsanyi and Dr. Zoon. Ms. Dayal is the chair of this Committee. Our quality, Compliance, Manufacturing and Risk Management Committee met four times during 2023.

Special Transactions Committee

The purpose of the Special Transactions Committee is to consider, review, analyze and/or recommend the terms of acquisitions, divestitures, investments, debt and equity financing, reorganizations, joint ventures and/or other strategic transactions (each a “Potential Transaction”) of the Company. The Committee also has the authority to:

〇	Review and evaluate the alternatives that might result in a Potential Transaction;

〇	If the entire Board determines to proceed with a Potential Transaction, review and evaluate the structure, form, terms or conditions, and the advisability of a Potential Transaction;

〇	Recommend to the entire Board what action, if any, should be taken by the Company with respect to any Potential Transaction;

〇	Provide reports or recommendations to the entire Board in regard to such matters at such time as the Committee shall deem appropriate and consistent with its activities; and

〇

Take any and all actions and make any and all determinations or recommendations with respect to the Potential Transaction for, in the name of and on behalf of the Company; provided, however, that the Committee shall not have the power and authority to approve or recommend to the Company’s stockholders any agreement or action that is required under applicable law to be approved by the entire Board or to adopt, amend or repeal any bylaw of the Company.

The members of the Special Transactions Committee are Ms. Dayal, Mr. DeGolyer, Mr. Katkin and Mr. White. Mr. Katkin is chair of this Committee. Our Special Transactions Committee met 22 times during 2023.

Special Committee on Manufacturing & Quality Oversight

The Board of Directors dissolved the Special Committee on Manufacturing and Quality Oversight in May 2023. The Committee assisted the Board with oversight responsibilities regarding:

〇	The company’s manufacturing organization and operations;

〇	The company’s quality organization and operations, including quality systems;

〇	The company’s compliance with current Good Manufacturing Practices and medical device Quality System Regulations (QSR); and
〇	Other legal and regulatory requirements related to the quality of the drugs and medical devices manufactured and produced by the company.

The members of the Special Committee on Manufacturing and Quality Oversight were Ms. Dayal, Dr. Harsanyi, Dr. Sullivan and Dr. Zoon. Dr. Zoon was the chair of this committee prior to its dissolution in May 2023. The Special Committee on Manufacturing and Quality Oversight met three times during 2023.

Strategic Operations Committee

The Board of Directors dissolved the Strategic Operations Committee in May 2023. Prior to its dissolution, the Committee’s responsibilities included evaluating and making recommendations to the Board with respect to:

〇	Our mission, core strategy, strategic plan objectives/success criteria, and the strategic process;

〇	Material acquisition and disposition opportunities;

〇	Material litigation and disputes;

〇	Our activities on corporate reputation.

The members of the Strategic Operations Committee were Dr. Harsanyi, Mr. Katkin, Mr. Richard, Mr. White and Dr. Zoon. Dr. Hauer was the chair of this Committee prior to its dissolution in May 2023. The Strategic Operations Committee met once during 2023.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 13

Corporate Governance

Director Nomination Process

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to members of our Board, management and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the Board. In 2023, the Board utilized Russell Reynolds Associates to assist with identifying and evaluating director candidates to fill open Board positions.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of director nominees, our Nominating and Corporate Governance Committee considers the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders, as well as the needs of the Board for a specific skill set or experience. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for a prospective nominee. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity but believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities. Additionally, as previously noted, our corporate governance guidelines state that it is a goal of the Board to strive for diversity in the composition of the membership of the Board.

Stockholders may recommend to our Nominating and Corporate Governance Committee individuals for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Emergent BioSolutions Inc., 300 Professional Drive, Gaithersburg, Maryland 20879. Assuming that appropriate biographical and background material has been provided on a timely basis, in accordance with the procedures described under the heading “Additional Matters — Stockholder Proposals for the 2025 Annual Meeting,” the Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders by following the same process, and applying the same criteria, as it follows for candidates submitted by others.

Skills/Attributes Composition

We believe our directors possess the skills and attributes necessary to meet our current and future business needs. The Board periodically assesses the mix of skills, attributes and experience of the directors.

Core Attributes for all Board Members

〇	High level of integrity and character;
〇	Demonstrated track record of success;
〇	Advanced degree in science or other relevant discipline; and
〇	A commitment to contribute the time necessary for active involvement.

Below is a summary of the broader skills possessed by our board members, in the areas of finance/accounting and corporate governance as well as specialized industry experience.

Finance and Accounting

Financial Experience; Risk Management/Internal Controls; Investment Banking and Mergers and Acquisitions. A significant number of our directors possess financial experience (a critical understanding of accounting and financial reporting). Most of our directors possess experience with risk management/internal controls (for assessing and managing key company risks and their potential impact on compliance, including but not limited to cybersecurity and data control, regulatory compliance and financial risk management). More than half of our directors have indicated possessing skills in investment banking and mergers and acquisitions (the planning of mergers and acquisitions and other strategic opportunities, capital market transactions and debt financing).

Corporate Governance

Governance Oversight and Executive Compensation. All of our directors have corporate governance skills, with vast experience in governance oversight relationships at public companies, including experience with succession planning and building relationships between Board members and senior management and corporate responsibility initiatives. Many have experience as divisional or

14 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Corporate Governance

functional leaders within a complex organization. With respect to executive compensation skills, our directors are experienced in managing a compensation function and/or implementing a program designed to compensate for executive job performance, including knowledge of broad-based performance and incentive planning and measuring.

Specialized Experience

Pharma/Biotech; Medicine/Science; Government (Health, Defense, Intelligence, Security). Most of our directors have experience in healthcare and scientific research and many have diverse backgrounds in the development and licensing of innovative pharmaceutical countermeasures, vaccines and therapeutics. A significant number of our directors held appointed positions in federal, state and international government agencies, providing them with extensive knowledge of government relations and regulatory pathways in highly regulated industries. Our Board includes several members with a background in oversight of government defense mechanisms, public health preparedness and political affairs.

Sales/Marketing/Distribution/International Business. Our Board includes several members with a working knowledge of expansion strategies for product growth, regulatory interfacing, marketing and branding. Their backgrounds involve, among other things, exposure to growth markets and economies outside of the United States, including oversight of interactions with government agencies, global health trends and regulatory pathways of international operations (e.g., tech transfer).

Investor/Public Relations. Nearly all of our directors have experience with investor/public relations, enabling them to recognize the alignment between company strategic decision-making and investor relationships and an understanding of investor perception, stockholder activism and public relations.

Governance Structure

Our Board of Directors is led by an independent Chairman who provides effective oversight of management. Our Board previously determined to separate the positions of chief executive officer and board chairman. Our Board believes that separating these roles aligns the company with best practices for corporate governance of public companies and accountability to stockholder. The Board also believes that this separation provides a leadership model that clearly distinguishes the roles of the Board of Directors and management. This structure affords our Chairman the time to focus on managing Board operations and effectiveness and other corporate governance matters, including independent Board leadership.

Our corporate governance guidelines provide that in the event the chairman of our Board of Directors is not an independent director, a majority of the Board’s independent directors may appoint an independent director, who has been nominated by the Nominating and Corporate Governance Committee, to serve as Lead Director. Because our Chairman Dr. Harsanyi is an independent director, our independent directors, based on the recommendation of the Nominating and Corporate Governance Committee, determined to eliminate the lead independent director role in April 2022. As an independent Chairman, Dr. Harsanyi serves as the presiding director at all executive sessions of our non-management or independent directors, facilitates communications between the President and Chief Executive Officer and other members of the Board, determines the need for special meetings of the Board and consults with the President and Chief Executive Officer on matters relating to corporate governance and Board performance.

Communicating with the Board of Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties and will respond if and as appropriate. The Chairman of the Board, with the assistance of our corporate secretary is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as the Chairman of the Board considers appropriate.

Under procedures approved by a majority of our independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders and other interested parties who wish to send communications on any topic to our Board of Directors or independent directors as a group should address such communications to the Board of Directors or Independent Directors, as applicable, c/o Corporate Secretary, Emergent BioSolutions Inc., 300 Professional Drive, Gaithersburg, Maryland 20879. At the direction of the Board, the corporate secretary will review all such correspondence and forward to the Board or independent directors a summary and/or copies of any such correspondence that deals with the functions of the Board or its committees or that he or she otherwise determines requires their attention.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 15

Corporate Governance

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and holders of more than 10% of our common stock file reports of ownership and changes in ownership with the SEC and provide us with copies of such reports. Subject to certain exceptions, the company undertakes to file Section 16 reports on behalf of its directors and executive officers, pursuant to a power of attorney granted to certain attorneys-in-fact at the company. Based solely on the company’s review of these reports and executive officer and director certifications, the company believes that all Section 16(a) filing requirements applicable to its directors and executive officers were complied with during fiscal 2023 except for the following: Mr. Miller filed a Form 3 on July 18, 2023 (13 days late), Dr. Zoon filed a Form 4 on July 24, 2023 (60 days late), and Mr. Williams filed a Form 4 on July 24, 2023 (16 days late).

16 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

STOCK OWNERSHIP INFORMATION

The following table sets forth information regarding the beneficial ownership of our common stock as of March 26, 2024, by (1) each of our directors and director nominees, (2) each named executive officer, (3) all of our executive officers and directors as a group and (4) each stockholder known by us to beneficially own 5% or more of our outstanding common stock. There were 52,390,764 shares of our common stock outstanding on March 26, 2024.

Name of Beneficial Owner	Outstanding Shares Beneficially Owned(1)	Right to Acquire Beneficial Ownership(2)	Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Non-Employee Directors and Director Nominees

Zsolt Harsanyi, Ph.D.	30,747	38,337	69,084	*

Sujata Dayal	3,951	33,847	37,798	*

Keith Katkin	2,865	36,712	39,577	*

Ronald Richard	12,532	38,337	50,869	*

Louis Sullivan, M.D.	46,113	38,337	84,450	*

Marvin White	9,797	38,337	48,134	*

Kathryn Zoon, Ph.D.	8,819	38,337	47,156	*

Donald DeGolyer	—	—	—	*

Neal Fowler	—	—	—	*

Named Executive Officers

Joseph Papa	—	—	—	*

Haywood Miller	—	—	—	*

Richard Lindahl	48,347	110,591	158,938	*

Jennifer Fox	14,007	31,851	45,858	*

Coleen Glessner	901	20,285	21,186	*

Paul Williams	11,086	8,737	19,823	*

Other Executive Officers	2,278	10,873	13,151	*

All executive officers and directors as a group	191,443	444,581	636,024	1.2%

5% or greater stockholders

BlackRock, Inc.(3)	9,399,197	—	9,399,197	17.9%

Vanguard Group(4)	2,974,638	—	2,974,638	5.7%

Charles Schwab Investment Management, Inc.(5)	2,873,984	—	2,873,984	5.5%

*	Represents beneficial ownership of less than 1% of our common stock.

1.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of our common stock. The information set forth in the table above is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares. Except as otherwise noted, to our knowledge, the persons and entities named in the table above have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated, the address of each of the beneficial owners named in the table above is c/o Emergent BioSolutions Inc., 300 Professional Drive, Gaithersburg, Maryland 20879.

2.

Consists of shares of common stock subject to stock options exercisable as of, or within 60 days of March 26, 2024, and shares of common stock issuable under restricted stock unit (“RSU”) awards that vest within 60 days of March 26, 2024. Shares of common stock subject to stock options that are exercisable as of or within 60 days of March 26, 2024, and shares of common stock issuable

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 17

Stock Ownership Information

under RSU awards that vest within 60 days of March 26, 2024 are deemed to be outstanding and beneficially owned by the person holding the option or RSU for the purpose of calculating the percentage ownership of that person, but are not deemed outstanding for the purpose of calculating the percentage ownership of any other person.

3.

Based solely on information provided in a Schedule 13G/A that was filed with the SEC on January 19, 2024, by BlackRock, Inc. BlackRock, Inc. is the beneficial owner of 9,399,197 shares of our common stock and has sole voting power with respect to 8,026,349 shares of our common stock and sole dispositive power with respect to 9,399,197 shares of our common stock as of December 31, 2023. Aggregate beneficial ownership reported by BlackRock, Inc. is on a consolidated basis and includes shares beneficially owned by the following subsidiaries of BlackRock, Inc., none of which individually beneficially owns 5% or greater of the outstanding shares of our common stock: BlackRock Life Limited; BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; and BlackRock Investment Management, LLC; except for BlackRock Institutional Trust Company, National Association, which owns 5% or greater of shares of our common stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

4.

Based solely on information provided in a Schedule 13G/A that was filed with the SEC on February 13, 2024, by The Vanguard Group, Inc., The Vanguard Group, Inc. reported sole voting power with respect to 0 shares, sole dispositive power with respect to 2,934,110 shares, shared voting power with respect to 23,881 shares and shared dispositive power with respect to 40,528 shares of our common stock as of December 29, 2023. The Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of securities reported herein. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

5.

Based solely on information provided in a Schedule 13G that was filed with the SEC on February 8, 2024 by Charles Schwab Investment Management, Inc. Charles Schwab Investment Management, Inc. reported sole voting power with respect to 2,873,984 shares, sole dispositive power with respect to 2,873,984 shares, shared voting power with respect to 0 shares and shared dispositive power with respect to 0 shares of our common stock as of December 31, 2023. The address of Charles Schwab Investment Management, Inc. is 211 Main Street, San Francisco, CA 94105.

18 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1—ELECTION OF CLASS III DIRECTORS

Background

At the annual meeting, stockholders will have an opportunity to vote for the election of Donald DeGolyer, Neal Fowler, and Marvin White as Class III directors following the recommendation of the Nominating and Corporate Governance Committee.

The company’s By-laws provide for the election of directors by a plurality of the votes properly cast by the stockholders at the annual meeting (i.e., the nominees who receive the most votes will be the nominees elected by the stockholders). If elected, the terms of Donald DeGolyer, Neal Fowler and Marvin White will expire at the 2027 annual meeting of stockholders upon the election and qualification of their successors. Proxies received by the company from stockholders will be voted to elect these three nominees, unless marked to the contrary. Each of the nominees has indicated his willingness to serve, if elected. However, if any of the nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by our Board, or our Board may reduce the number of directors.

Vote Required and Board Recommendation

As noted above, directors will be elected by a plurality of the votes properly cast by stockholders at the annual meeting. Votes withheld and broker non-votes will have no effect on the outcome of this vote.

The Board of Directors recommends a vote “FOR” the election of all Class III director nominees.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 19

Proposals to be Voted on at the Annual Meeting

DIRECTORS AND NOMINEES

The following biographical information discloses each director’s and director nominee’s age, business experience, and other directorships held during the past five years. It also includes the experiences, attributes, and skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the individual should serve as a director of the company and the year that each individual was first elected to the Board of Directors. Unless otherwise specified, each nominee has held his or her current position for at least five years.

Director Nominees

Class III Directors—Terms to Expire at the 2024 Annual Meeting

Skills/Attributes: Age: 63 Director Since: 2023 Committees: • Compensation • Special Transactions

DONALD DEGOLYER

Background:

Mr. DeGolyer’s current tenure as a director began in October 2023. Mr. DeGolyer has over 35 years of healthcare and corporate leadership experience. He was the Founder and Director of Vertice Pharma (a Warburg Pincus company) (“Vertice”), focused on specialty pharmaceuticals for U.S. institutional use, from 2015 until the sale in 2022. Prior to Vertice, he was Chief Operating Officer of Endo International, a Nasdaq listed specialty pharmaceutical company, from 2013 to 2015. Between 2009 and 2013, he served as CEO of Sandoz Inc., a generic pharmaceuticals and biosimilars company where he was responsible for leading over 3,000 associates in North America and also served on the Global Executive Committee of Sandoz AG (a Novartis company), one of the largest global generic companies. Mr. DeGolyer started his career with Pfizer, Johnson & Johnson and Novartis in commercial roles of increasing responsibility. He served on the Board of HLS Therapeutics (commercial stage CV/CNS company) and TYME Technologies (development stage cancer company), both publicly traded companies, where he was also Chairman of the Compensation Committees. He also serves on several non-profit boards including Make-a-Wish-NJ and The Strong Women Foundation. Mr. DeGolyer has an MBA from Fairleigh Dickinson University and a Bachelor of Arts from University of Rochester.

Qualifications:

We believe Mr. DeGolyer’s qualifications to serve on our Board of Directors include his significant experience in corporate leadership, specialty pharmaceutical and global business acumen gained from senior positions he has held throughout his career.

Attribute Key

20 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Proposals to be Voted on at the Annual Meeting

Skills/Attributes: Age: 62 Director Since: 2023 Committees: • Audit and Finance • Scientific Review

NEAL FOWLER

Background:

Mr. Fowler’s current tenure as a director began in October 2023. Mr. Fowler is the Chief Executive Officer of Pathalys Pharma, Inc., a biomedicines company focused on chronic kidney disease. Mr. Fowler previously served as CEO of Liquidia Corporation (“Liquidia”), transforming the company from an early-stage research platform into a publicly traded biomedicines company. While at Liquidia, Mr. Fowler also co-founded and served as CEO of Envisia Therapeutics (acquired), an ophthalmology company focused on therapeutics. Prior to Liquidia, Mr. Fowler worked for seven years with Johnson & Johnson, serving as President of Centocor, Inc., a global multi-billion dollar subsidiary focused on biomedicines, and President of Ortho-McNeil Neurologics, a company focused on neurological disorders. Mr. Fowler started his career with Eli Lilly and Company, working for 13 years in a variety of sales, marketing and business development roles in both the pharmaceutical and medical device divisions. Mr. Fowler is the current chair of NCBIO and a past chair of the UNC Eshelman School of Pharmacy Foundation. Mr. Fowler is a native of Raleigh, NC and earned his BS degree in Pharmacy and MBA, both from the University of North Carolina at Chapel Hill.

Qualifications:

We believe Mr. Fowler’s qualifications to serve on our Board of Directors include his strong background in biomedicines, corporate finance and tenure as chief executive officer of Pathalys Pharma, Inc. and experience gained from senior positions he has held with throughout his career.

Attribute Key

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 21

Proposals to be Voted on at the Annual Meeting

Skills/Attributes: Age: 61 Director Since: 2020 Committees: • Audit and Finance (Chair) • Scientific Review • Special Transactions

MARVIN WHITE

Background:

Mr. White’s current tenure as a director began in October 2020. Mr. White has served as President and Chief Executive Officer of Aptevo Therapeutics Inc. (“Aptevo”) and as a member of its Board of Directors since August 2016. Mr. White first served as a director of Emergent in June 2010, until his resignation from the Emergent Board of Directors in May 2016. He also served as a consultant to Emergent prior to joining Aptevo. From 2008 to March 2014, Mr. White served as the Chief Financial Officer of St. Vincent Health, and was responsible for finance, materials management, accounting, patient financial services and managed care for all 19 hospitals and 36 joint ventures. Prior to joining St. Vincent Health in 2008, Mr. White was the Chief Financial Officer of Lilly USA, a subsidiary of Eli Lilly and Company, where he also held leadership positions in Treasury and Corporate Finance and Investment Banking in the Corporate Strategy Group. Mr. White is a director of OneAmerica Financial Insurance Partners, Inc., a mutual insurance and financial services company based in Indianapolis, Indiana and Delta Dental of Washington, a Seattle based dental insurance company. From June 2014 until August 2016, Mr. White served on the board of directors of Washington Prime Group, a NYSE REIT that invests in shopping centers. From July 2015 until March 2017, Mr. White served on the board of directors of CoLucid Pharmaceuticals, Inc., a public pharmaceutical company. Mr. White earned his B.S. from Wilberforce University in Accounting and his M.B.A. in finance from Indiana University.

Qualifications:

We believe Mr. White’s qualifications to serve on our Board of Directors include his strong financial background, tenure as chief executive officer of Aptevo and experience gained from senior positions he has held with other biopharmaceutical organizations.

Attribute Key

22 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Proposals to be Voted on at the Annual Meeting

Continuing Directors

Class I Directors—Terms to Expire at the 2025 Annual Meeting

Skills/Attributes: Age: 52 Director Since: 2022 Committees: • Compensation • Nominating and Corporate Governance • Special Transactions (Chair)

KEITH KATKIN

Background:

Mr. Katkin has served as a director since April 2022. He previously served as the chief executive officer and as a member of the board of directors of Urovant Sciences Ltd. (“Urovant”), a public biopharmaceutical company, from September 2017 until March 2020. Prior to Urovant, Mr. Katkin served as the president and chief executive officer of Avanir Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, from 2007 to 2016, where he led the growth and ultimate sale of Avanir to Otsuka Pharmaceutical Co., Ltd. Prior to joining Avanir, Mr. Katkin served as the vice president, commercial development for Peninsula Pharmaceuticals, Inc., a privately held biopharmaceutical company, where he played a key role in the concurrent initial public offering and ultimate sale of the company to Johnson & Johnson. Mr. Katkin currently serves on the boards of Eledon Pharmaceuticals, Inc. (chairman) and Syndax Pharmaceuticals, each of which is a publicly traded company, and as an adviser to the board of directors at Urovant. Mr. Katkin has an M.B.A. from the Anderson School at UCLA and a B.S. in business and accounting from Indiana University. Mr. Katkin is also a licensed Certified Public Accountant.

Qualifications:

We believe Mr. Katkin’s substantial track record of driving growth for pharmaceutical and life sciences companies is invaluable to the company’s mission.

Attribute Key

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 23

Proposals to be Voted on at the Annual Meeting

Skills/Attributes: Age: 68 Director Since: 2005 Committees: • Compensation • Nominating and Corporate Governance (Chair)

RONALD RICHARD

Background:

Mr. Richard has served as a director since January 2005. Mr. Richard served as the president and chief executive officer of the Cleveland Foundation from June 2003 until he retired in August 2023. From August 2002 to February 2003, Mr. Richard served as president of Stem Cell Preservation, Inc., a start-up medical research company. After leaving Stem Cell Preservation and prior to joining our Board of Directors, Mr. Richard served as a strategic business advisor for IGEN International, Inc., a biotechnology company. Mr. Richard served as chief operating officer of In-Q-Tel, a venture capital fund that provides technologies to the Central Intelligence Agency, from March 2001 to August 2002. Prior to joining In-Q-Tel, Mr. Richard served in various senior management positions at Panasonic, a consumer electronics company. Mr. Richard is a former U.S. diplomat. He served in Osaka/ Kobe, Japan and as a desk officer for North Korean, Greek and Turkish affairs at the U.S. Department of State in Washington, D.C. Mr. Richard served as chairman of the board of trustees of the International Biomedical Research Alliance, an academic joint venture among the NIH, Oxford University and Cambridge University. Mr. Richard received an M.A. in international relations from Johns Hopkins University School of Advanced International Studies and a B.A. in history from Washington University. He holds honorary doctorates in humane letters from Notre Dame College and Baldwin Wallace College and an honorary doctorate in science from the Northeast Ohio Medical College.

Qualifications:

We believe Mr. Richard’s qualifications to serve on our Board of Directors include his past and current industry experience, his prior senior management positions, and positions in the biotechnology industry.

Attribute Key

24 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Proposals to be Voted on at the Annual Meeting

Skills/Attributes: Age: 75 Director Since: 2016 Committees: • Nominating and Corporate Governance • Scientific Review (Chair) • Quality, Compliance, Manufacturing and Risk Management

KATHRYN ZOON, Ph.D.

Background:

Dr. Zoon has served as a director since November 2016. Dr. Zoon is currently NIAID/NIH Scientist Emeritus, a position she has held since August 2016. Dr. Zoon is also on the Board of Directors of the International Biomedical Research Alliance. Dr. Zoon has been a member of the National Academy of Medicine since 2002 and was also a member of the Division on Earth and Life Studies Committee, National Research Council, from 2015 to 2020. In 2021, Dr. Zoon joined the non-profit organization, International Alliance for Biological Standardization, as a special advisor. She was also a Board member of the FDA Alumni Association from 2017 to 2020. From April 2016 to June 2016, she was Interim Director of the new NIH Office of Research Support and Compliance. She was also Chief of the Cytokine Biology Section in the Division of Intramural Research, National Institute of Allergy and Infectious Diseases (“NIAID”), NIH until July 2016, where she conducted research on human interferon alphas and developed a new cell therapy using IFNs and autologous monocytes and she is still collaborating with the National Cancer Institute on a clinical trial for ovarian cancer. She was previously the Scientific Director and the Director of the Division of Intramural Research at NIAID from 2006 to August 2015 and was the Deputy Director for Planning and Development of the Division of Intramural Research at NIAID, from 2004 to 2006. Dr. Zoon served as the Principal Deputy Director of the Center for Cancer Research at the National Cancer Institute, from 2003 to 2004. She served as the Director of the Center for Biologics Evaluation and Research (“CBER”), Food and Drug Administration (from 1992 to 2003), and a member of the NIH Scientific Directors from 1992 to 2015. Dr. Zoon was the Director of the Division of Cytokine Biology in CBER, from 1988 to 1992. She studied the production and purification of human interferon at NIH from 1975 to 1980. She received her B.S. degree, cum laude, in chemistry from Rensselaer Polytechnic Institute and was granted a Ph.D. in biochemistry from the Johns Hopkins University. Dr. Zoon was an associate editor of the Journal of Interferon Research. She was President of the International Society for Interferon and Cytokine Research from 2000 to 2001. She has served as a member of the World Health Organization’s Expert Committee on Biological Standards for almost two decades. In 2019, Dr. Zoon was honored by Women’s Inc. as one of the most influential corporate board directors. In 2021 Dr. Zoon was inducted into the Rensselaer Polytechnic Institute’s Hall of Fame.

Qualifications:

We believe Dr. Zoon’s expertise in regulatory matters and product development adds great depth and breadth to our Board of Directors.

Attribute Key

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 25

Proposals to be Voted on at the Annual Meeting

Class II Directors—Term to Expire at the 2026 Annual Meeting

Skills/Attributes: Age: 61 Director Since: 2022 Committees: • Special Transactions • Quality, Compliance, Manufacturing and Risk Management (Chair)

SUJATA DAYAL

Background:

Ms. Dayal was appointed to the Emergent board in July 2022. She served as vice president and global chief compliance officer of Medline Industries, Inc., from March 2020 through May 2023 and currently provides senior advisory services. Over the last two decades, Ms. Dayal has held roles of growing responsibility in compliance with a focus on healthcare compliance in the pharmaceutical and medical device industry. She previously served as a vice president, healthcare compliance at Johnson & Johnson from 2013 to 2020. Prior to that, she served in senior executive roles in ethics and compliance at Biomet, Inc., and Abbott Laboratories.

Ms. Dayal is an attorney by training with expertise in transactional work, regulatory law, privacy and compliance, including healthcare compliance and anti-corruption. She earned her J.D. from Chicago-Kent College of Law, LL.M. from Columbia University School of Law, LL.B. from Rajasthan University Law School in Jaipur, India, and B.A. Honors degree in Political Science from Lady Shri Ram College in New Delhi, India.

Qualifications:

We believe Ms. Dayal’s expertise in transactional work as well as regulatory and compliance enables her to meaningfully contribute to our Board of Directors.

Attribute Key

26 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Proposals to be Voted on at the Annual Meeting

Skills/Attributes: Age: 80 Director Since: 2004 Committees: • Audit and Finance • Scientific Review • Quality, Compliance, Manufacturing and Risk Management

ZSOLT HARSANYI, Ph.D.

Background:

Dr. Harsanyi has served as the chairman of our Board of Directors since April 2022 and as a director since August 2004. Dr. Harsanyi has also served as chairman of the board of N-Gene Research Laboratories, Inc., a privately-held biopharmaceutical company, since March 2011. Prior to that, Dr. Harsanyi served as chief executive officer and chairman of the board of directors of Exponential Biotherapies Inc., a private biotechnology company, from December 2004 to February 2011. In January 2016, Dr. Harsanyi returned to ExpoBio Inc. to serve as chairman of the board. Since August 2016, Dr. Harsanyi has been a director of Aptevo Therapeutics Inc., a publicly-traded biotech company which focuses on bringing novel oncology and hematology therapeutics to market. Dr. Harsanyi served as president of Porton International plc, a pharmaceutical and vaccine company, from January 1983 to December 2004. Dr. Harsanyi was a founder of Dynport Vaccine Company LLC in September 1996. Prior to joining Porton International, Dr. Harsanyi was vice president of corporate finance at E.F. Hutton, Inc. Previously, Dr. Harsanyi directed the first assessment of biotechnology for the U.S. Congress’ Office of Technology Assessment, served as a consultant to the President’s Commission for the Study of Ethical Problems in Medicine and Biomedical and Behavioral Research and was on the faculties of Microbiology and Genetics at Cornell Medical College. Dr. Harsanyi received a Ph.D. from Albert Einstein College of Medicine and a B.A. from Amherst College.

Qualifications:

We believe Dr. Harsanyi’s qualifications to serve on our Board of Directors include his industry experience, including his senior executive and financial positions.

Attribute Key

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 27

Proposals to be Voted on at the Annual Meeting

Skills/Attributes: Age: 90 Director Since: 2006 Committees: • Compensation (Chair) • Nominating and Corporate Governance

LOUIS SULLIVAN, M.D.

Background:

Dr. Sullivan has served as a director since June 2006. Dr. Sullivan has served as president emeritus of Morehouse School of Medicine since July 2002. Dr. Sullivan served as president of Morehouse School of Medicine from 1981 to 1989 and from 1993 to 2002. From 1989 to 1993, Dr. Sullivan was Secretary of the Department of Health and Human Services. Dr. Sullivan serves on the board of directors of United Therapeutics Corporation, a publicly-traded biotechnology company. He served on the Board of Henry Schein, Inc., a publicly-traded biotechnology company, from 2004 to 2016. He was a founder and chairman of Medical Education for South African Blacks, Inc., a trustee of Africare, a director of the National Center on Addiction and Substance Abuse at Columbia University and chairman of the board of trustees of the National Health Museum, a non-profit institution developing a museum of health sciences. Dr. Sullivan received his M.D. from Boston University and a B.S. from Morehouse College.

Qualifications:

We believe Dr. Sullivan’s qualifications to serve on our Board of Directors include his extensive service on various other boards and service with public institutions, as well as his medical background and prior senior positions in other organizations.

Attribute Key

28 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Proposals to be Voted on at the Annual Meeting

Skills/Attributes: Age: 68 Director Since: 2024

JOSEPH C. PAPA

Background:

Mr. Papa became President, CEO and Director of the Company in February 2024. Mr. Papa brings over 35 years of experience in the healthcare and pharmaceutical industry, having most recently served as Chief Executive Officer and Chairman at Bausch and Lomb Corporation (“Bausch and Lomb”) (NYSE: BLCO), a global eye health company. During his tenure, Papa successfully led the Company’s May 2022 initial public offering. Prior to his role at Bausch and Lomb, Papa was the Chief Executive Officer and Chairman of Bausch Health.

He previously served as the Chairman and CEO of Perrigo, a private-label over-the-counter pharmaceuticals manufacturer, and led the pharmaceutical and technologies services division at Cardinal Health, a healthcare services and distribution company. Before that, Mr. Papa held the role of President and Chief Operating Officer at Watson Pharmaceuticals and worked for 14 years at Novartis Pharmaceuticals in the U.S. and Switzerland.

Mr. Papa currently is the Chairman of the Board of SparingVision, a privately held genomic medicines company, and is a member of the Board of Directors of Candel Therapeutics.

Qualifications:

We believe Mr. Papa’s qualifications to serve on our Board of Directors include his extensive experience in the healthcare and pharmaceutical industry, and leadership experience serving as Chairman and Chief Executive Officer of other organizations.

Attribute Key

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 29

Proposals to be Voted on at the Annual Meeting

Board Diversity

30 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Proposals to be Voted on at the Annual Meeting

DIRECTOR COMPENSATION

The compensation of our directors is established by our Nominating and Corporate Governance Committee based on information related to market practice provided by our independent compensation consultant WTW. This compensation is periodically reviewed with respect to cash retainers, meeting fees and equity incentives. The following table sets forth information for the fiscal year ended December 31, 2023, regarding the compensation of our non-employee directors.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total

Zsolt Harsanyi, Ph.D.	$250,975	$285,000	$—	$535,975

Sujata Dayal	$97,233	$285,000	$—	$382,233

Donald DeGolyer	$22,500	$375,000	$—	$397,500

Neal Fowler	$23,750	$375,000	$—	$398,750

Jerome Hauer, Ph.D.(2)	$66,372	$285,000	$—	$351,372

General Joulwan(3)	$41,826	$—	$—	$41,826

Keith Katkin	$111,992	$285,000	$—	$396,992

Ronald Richard	$109,725	$285,000	$—	$394,725

Louis Sullivan, M.D.	$115,233	$285,000	$—	$400,233

Marvin White	$120,975	$285,000	$—	$405,975

Kathryn Zoon, Ph.D.	$128,476	$285,000	$—	$413,476

1.

The amounts in the “Stock Awards” column reflect the grant date fair value of equity awards granted to the directors named in the table above for the fiscal year ended December 31, 2023, calculated in accordance with SEC rules.

2.

Dr. Hauer passed away in August 2023. Dr. Hauer served as a director since January 2015 and previously served on the Board of Directors from May 2004 to October 2011. The stock grants listed for Dr. Hauer were cancelled/forfeited at the time of his death.

3.	General Joulwan did not stand for re-election at the 2023 annual meeting of stockholders. His term concluded on the date of the meeting.

Under our director compensation program, non-employee directors receive the compensation set forth in the table below. We also reimburse our non-employee directors for out-of-pocket expenses incurred in connection with attending our Board and committee meetings.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 31

Proposals to be Voted on at the Annual Meeting

Element	2023 Non-Employee Director Compensation Program Amounts	2024 Non-Employee Director Compensation Program Amounts

Annual Retainer for Non-Employee Board Members	$70,000	$70,000

Additional Annual Retainer for Non-Executive Chairman of Board of Directors	$140,000	$140,000

Board Meeting Fees	None	None

Committee Meeting Fees	None	None

Committee Chair Additional Retainer	$25,000 – Audit and Finance	$25,000 – Audit and Finance

	$20,000 – Compensation, Nominating and Corporate Governance, Manufacturing and Quality Operations, Quality, Compliance, Manufacturing and Risk Management, Scientific Review and Special Transactions	$20,000 – Compensation, Nominating and Corporate Governance, Quality, Compliance, Manufacturing and Risk Management, Scientific Review, and Special Transactions

Committee Member Additional Retainer	$15,000 – Audit and Finance	$15,000 – Audit and Finance

	$10,000 – Compensation, Nominating and Corporate Governance, Manufacturing and Quality Operations, Quality Compliance, Manufacturing and Risk Management, Scientific Review and Special Transactions	$10,000 – Compensation, Nominating and Corporate Governance, Quality, Compliance, Manufacturing and Risk Management, Scientific Review and Special Transactions

Annual Equity Awards	$285,000 in RSUs per director	$175,000 in equity (50% RSUs and 50% stock options)

Initial Election Equity Awards	$375,000 in RSUs per director(1)	$230,000 in equity (50% RSUs and 50% stock options)(1)

1.	Initial election equity award values are inclusive of the annual equity award for the applicable year.

32 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Proposals to be Voted on at the Annual Meeting

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP currently serves as our independent registered public accounting firm. After consideration of the firm’s qualifications and past performance, the Audit and Finance Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Under NYSE and SEC rules and the Audit and Finance Committee charter, the Audit and Finance Committee is directly responsible for the selection, appointment, compensation and oversight of the company’s independent registered public accounting firm and is not required to submit this appointment to a vote of the stockholders. Our Board and the Audit and Finance Committee, however, consider the appointment of our independent registered public accounting firm to be an important matter of stockholder concern and are submitting the appointment of Ernst & Young LLP for ratification by our stockholders as a matter of good corporate practice. One or more representatives of Ernst & Young LLP is expected to be present at the virtual annual meeting and will have an opportunity to make a statement and respond to appropriate questions from stockholders. In the event that our stockholders fail to ratify the appointment of Ernst & Young LLP, it will be considered as a direction to the Audit and Finance Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit and Finance Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders.

Vote Required and Board Recommendation

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of the majority of votes properly cast on such matter at the annual meeting. Abstentions will have no effect on the outcome of this vote. We do not expect to receive broker non-votes on this proposal because brokers will have discretionary authority to vote uninstructed shares, but to the extent we receive broker non-votes they will have no effect on the outcome of this vote.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 33

Proposals to be Voted on at the Annual Meeting

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2023, and discussed them with management and the independent registered public accounting firm, as well as the effectiveness of the Emergent BioSolutions Inc.’s internal control over financial reporting as described in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The Audit and Finance Committee also has received from, and discussed with, the Company’s independent registered public accounting firm various communications that the independent registered public accounting firm is required to provide to the Audit and Finance Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC, including the audit scope and results, the critical audit matter addressed during the audit, the Company’s critical accounting policies and estimates and new accounting guidance.

The Audit and Finance Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit and Finance Committee concerning independence, and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors of Emergent BioSolutions Inc. that the audited financial statements be included in the Annual Report for filing with the SEC.

By the Audit and Finance Committee of the Board of Directors of Emergent BioSolutions Inc.
Marvin White, Chair Neal Fowler Zsolt Harsanyi, Ph.D.

34 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Proposals to be Voted on at the Annual Meeting

Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit and other services. For the 2023 audit period, audit fees include an estimate of amounts not yet billed. None of the fees described in the following table were approved using the “de minimis exception” under SEC rules.

	December 31,
	2023	2022

Audit Fees	$7,268,561	$5,132,297

Audit-Related Fees	—	86,000

All Other Fees	—	—

Tax Fees	96,955	33,096

Total	$7,365,516	$5,251,393

Audit Fees. Audit fees consist of fees for the audit of our consolidated financial statements and other professional services provided in connection with statutory and regulatory filings or engagements.

Audit-related Fees. Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements, which are not reported under “Audit Fees.”

All Other Fees. All other fees consist of the aggregate fees billed for any other products and services provided by the principal accountant.

Tax Fees. Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax advice and tax planning services relate to assistance with tax credit and deduction studies, including audit support.

Pre-Approval Policies and Procedures

Our Audit and Finance Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. These policies generally provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit and Finance Committee or the engagement is entered into pursuant to the pre-approval procedures described below.

From time to time, our Audit and Finance Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. The pre-approval of certain services may be delegated to one or more of the Audit and Finance Committee’s members, but the decision must be reported to the full Audit and Finance Committee at its next scheduled meeting.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 35

Proposals to be Voted on at the Annual Meeting

Proposal 3 – Advisory Vote to Approve 2023 Compensation of NEOs

Our Board has determined to provide our stockholders the opportunity to vote each year to approve, on an advisory basis, the compensation of our NEOs as disclosed in this proxy statement.

Our executive compensation programs are designed to attract, motivate, and retain executive officers, who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

The “Executive Compensation” section of this proxy statement beginning on page 38 including “Compensation Discussion and Analysis” beginning on page 39 describes in detail our executive compensation programs and the decisions made by the Compensation Committee and the Board with respect to 2023. Highlights of our executive compensation program include the following:

1.	Pay should be linked to performance;

2.	Compensation opportunities should be competitive with relevant peer companies;

3.	The equity compensation program should align executive interests with those of stockholders; and

4.	Supplemental benefits and perquisites should be limited and used selectively in specific circumstances to attract and retain executives.

As we describe in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with those of our stockholders. Our Board believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management and that our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

Pursuant to Section 14A of the Exchange Act, our Board is asking stockholders to approve, on an advisory basis, the following resolution:

RESOLVED, that the compensation paid to Emergent BioSolutions Inc.’s named executive officers in 2023, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related narrative discussions disclosed in this proxy statement, is hereby approved on an advisory basis.

As an advisory vote, this proposal is not binding. Although the vote is non-binding, our Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our executive officers.

Vote Required and Board Recommendation

Approval of the advisory vote on NEO compensation for 2023 requires the affirmative vote of the majority of the votes properly cast on the matter at the annual meeting. Abstentions and broker non-votes will have no effect on the outcome of this vote.

The Board of Directors recommends a vote “FOR” the approval, on an advisory basis, of the 2023 compensation of our named executive officers.

36 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Proposals to be Voted on at the Annual Meeting

IDENTIFICATION OF EXECUTIVE OFFICERS

Set forth below is information regarding the positions, ages and business experience of each of our current executive officers.

Name	Age	Position

Joseph Papa	68	President, Chief Executive Officer and Director

Richard Lindahl	60	Executive Vice President, Chief Financial Officer and Treasurer

Jennifer Fox	51	Executive Vice President, External Affairs, General Counsel and Corporate Secretary

Coleen Glessner	53	Executive Vice President, Quality and Ethics and Compliance

Paul Williams	57	Senior Vice President, Products Business

Joseph Papa. For more information about Mr. Papa, please see his biography under the caption “Directors and Nominees.”

Richard Lindahl. Mr. Lindahl was appointed as our executive vice president, chief financial officer and treasurer in March 2018. Mr. Lindahl has more than two decades of financial leadership experience. Prior to joining us, Mr. Lindahl served as chief financial officer of CEB Inc. (“CEB”), a best practice insight and technology company, from May 2009 until April 2017 and as its principal accounting officer until July 2015. At CEB, Mr. Lindahl was responsible for managing finance strategy and operations, tax and investor relations initiatives, overseeing the corporate real estate, facilities and procurement functions and serving as chair of its investments and acquisitions committee. From 2006 until 2008, Mr. Lindahl served as senior vice president and treasurer of Sprint Nextel Corporation and from 2005 to 2006, he served as vice president and treasurer of Sprint Nextel. From 1997 until 2005, Mr. Lindahl served in various positions at Nextel Communications, Inc. (“Nextel”), including as treasurer and in financial planning and analysis roles. Prior to joining Nextel, from 1995 until 1997, Mr. Lindahl held the position of vice president, finance at Pocket Communications, Inc. Before 1995, Mr. Lindahl held various positions at MCI Communications Corp., Deloitte & Touche LLP, and Casher Associates, Inc. Mr. Lindahl earned an M.B.A. from the Darden School at the University of Virginia and a B.A. in computer science from Dartmouth College.

Jennifer Fox. Ms. Fox has served as our Executive Vice President, External Affairs, General Counsel and Corporate Secretary since March 2022. Prior to assuming her current role, she served as our Senior Vice President, Legal Affairs, Deputy General Counsel from January 2020 to February 2022 and as our Vice President, Associate General Counsel from December 2018 to December 2019. Before joining Emergent, Ms. Fox was an attorney and Shareholder at Brinks Gilson & Lione from October 2011 to November 2018, and previously an in-house attorney for Novozymes and GSK. Prior to her legal career, she worked as a research scientist at the National Institutes of Health and GSK. Ms. Fox received her J.D. from North Carolina Central University. She also received an M.S. in molecular biology and biochemistry and her B.S. in Biology from the University of Toledo.

Coleen Glessner. Ms. Glessner has served as Executive Vice President, Quality and Ethics and Compliance since March 2022. Prior to joining Emergent, she held multiple positions at Alexion Pharmaceuticals, Inc. including Senior Vice President, Chief Quality Officer from January 2017 to August 2021 and Vice President, Head of R&D Quality and Compliance from July 2015 to December 2016. Ms. Glessner also spent approximately 15 years in various roles at Pfizer Inc. Ms. Glessner received an M.B.A. from the Massachusetts Institute of Technology and a B.S. in Biology from the University of Pittsburgh.

Paul Williams. Mr. Williams has served as our Senior Vice President, Products Business since January 2023. In this role he leads Emergent’s medical countermeasures and commercial products business, including NARCAN® Nasal Spray. Prior to assuming his current role, Mr. Williams was Senior Vice President, Government-Medical Countermeasures from January 2022 to January 2023. He also served as the Interim Head of the Vaccines Business Unit from March to December 2021 and Vice President, Global Commercial, Vaccines from May 2020 to February 2021. Before joining Emergent, Mr. Williams was General Manager of Transplant Services at CareDx from June 2019 to May 2020 and held various positions at AMAG Pharmaceuticals from 2014 to 2019, including Senior Vice President, Women’s Health Division. Mr. Williams joined AMAG Pharmaceuticals from Lumara Health where he served on the management team in 2014 to prepare for and execute the sale of the company to AMAG. Mr. Williams additionally served as Senior Vice President & General Manager for Actavis, Inc. (now Allergan) from 2011 to 2013 and held various sales, marketing and operations leadership roles at MedImmune from 2006 to 2011 and Centocor from 1998 to 2006. Mr. Williams earned a B.S. in Finance from Virginia Tech and also holds a certificate of Strategic Marketing from The Wharton School (Executive Education).

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 37

EXECUTIVE COMPENSATION

Executive Compensation Processes

The Compensation Committee has implemented an annual review program for our executive officers under which it determines annual salary increases, annual cash bonus amounts and annual equity awards granted to our executive officers. Our chief executive officer and chief human resources officer prepare compensation recommendations regarding the compensation of each of our executive officers, other than the former executive chairman of the board and the chief executive officer and present these recommendations to the Compensation Committee for approval. The Compensation Committee evaluates the overall performance of the chief executive officer and the other executive officers other than the former executive chairman based on achievement of corporate goals and objectives, achievement of individual goals, performance of job responsibilities and demonstration of behavioral competencies. The Compensation Committee then makes individual compensation decisions for the chief executive officer and the executive officers, other than the former executive chairman, based on these evaluations and competitive market data. The Compensation Committee previously evaluated the overall performance of the former executive chairman based on performance of job responsibilities and made compensation decisions for the former executive chairman based on this evaluation and competitive market data for comparable executive positions.

Our chief executive officer, chief financial officer, chief operating officer and chief human resources officer have the authority to grant stock options and RSUs to employees under the Emergent BioSolutions Inc. Amended and Restated Stock Incentive Plan. However, neither our chief executive officer nor any other officer has authority to grant stock options or RSUs: (i) to himself or herself; (ii) to any other director, executive officer, officer or other person whose compensation is determined by the Compensation Committee; or (iii) to any person whom the Board or the Compensation Committee may from time to time designate in writing.

38 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

COMPENSATION DISCUSSION AND ANALYSIS

This section of our proxy statement provides our stockholders and other stakeholders with information about our executive compensation programs, decisions, and associated governance for our Named Executive Officers (NEOs) in 2023.

Named Executive Officers Title as of December 31, 2023

Haywood Miller

Interim Chief Executive Officer

Richard Lindahl

EVP, Chief Financial Officer and Treasurer

Jennifer Fox

EVP, External Affairs, General Counsel and Corporate Secretary

Coleen Glessner

EVP, Chief Quality & Compliance Officer

Paul Williams

SVP, Products Business

Formerly Serving Named Executive Officers

Title as of date of separation

Robert Kramer

Former President and Chief Executive Officer

Adam Havey

Former Executive Vice President and Chief Operating Officer

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 39

Executive Compensation

EXECUTIVE SUMMARY

Year in Review

Our 2023 performance reflects execution of the company’s revised strategic goals and stands as a period of leadership transition with a number of executive departures. Our financial performance fell behind 2022, with total revenues of $1,049.3 billion, net loss of $(760.5) million, adjusted net loss of $(319.0) million, and adjusted EBITDA of $(22.3) million; however, we were able to execute on the following key achievements for the year:

Strengthened Portfolio

〇

Launched NARCAN® Nasal Spray over-the-counter opioid overdose reversal treatment in the U.S., in addition to distributing approximately 22 million doses (approximately 11 million two-dose cartons) in the U.S. and Canada.

〇	Secured a new $235.8 million contract with U.S. Department of Defense for BioThrax® (Anthrax Vaccine Adsorbed).
〇	Signed a new $379.6 million U.S. Department of Defense contract for RSDL® (Reactive Skin Decontamination Lotion Kit).
〇	Received FDA approval of CYFENDUS® (Anthrax Vaccine Adsorbed, Adjuvanted), formerly AV7909, a two-dose anthrax vaccine for post-exposure prophylaxis use.
〇	Was awarded a $75 million option to Emergent’s existing contract for the acquisition of anthrax vaccine CYFENDUS®.
〇	Was awarded a 10-year contract by BARDA for advanced development, manufacturing scale-up, and procurement of Ebanga™ (ansuvimab-zykl), a treatment for Ebola.
〇	Submitted supplemental Biologics License Application to FDA for ACAM2000® (Smallpox (Vaccinia) Vaccine, Live) vaccine for immunization against Mpox virus.

Improved Financial Position

〇	Implemented organizational changes resulting in $60 million in annual savings.
〇	Shifted resource deployment resulting in $100 million in annual savings.
〇	Amended and extended maturity of our secured credit facility to May 2025.
〇	Travel Health business divestiture – valued at up to $380 million.

Below is a graphical illustration that compares our 2023 total revenues, adjusted net loss, and adjusted EBITDA against the same key financial performance metrics for fiscal year 2022.

Notes: (1) See “Reconciliation of Non-GAAP Measures” for a reconciliation of this non-GAAP financial measure to the most closely related GAAP financial measure.

40 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Executive Compensation

Alignment of Pay with Performance

While robust, these achievements fell short of the expectations we had at the start of 2023. Reflecting our commitment to designing executive compensation programs that align pay and performance, this resulted in the following:

〇

Below target outcomes for annual cash incentive awards. Our corporate performance factor yielded results below target which would have resulted in a 50% payout for the year. As discussed in the following section, executive officers were ineligible for awards under the company’s 2023 Annual Bonus Plan following the approval of a Key Employee Retention Plan (“KERP”) that was implemented in July 2023.

〇

2021-2023 PSUs were forfeited due to not achieving the threshold performance goals. The performance stock unit (PSU) awards granted in 2021 concluded their three-year performance period on December 31, 2023. The three-year cumulative adjusted EBITDA margin for the performance period was determined to be 13.6%, resulting in a 2021 PSU payout factor of 0% of target.

〇

Outstanding equity is valued below threshold. Reflecting our stock price at the end of 2023, recent equity awards have an economic value substantially lower than their grant date fair value, and historical stock option awards are materially underwater with no intrinsic value. The pay versus performance disclosure on page 71 of this proxy statement further illustrates the declining equity values over the past three years and the impact this has had on “compensation actually paid,” as defined in SEC rules relating to our pay versus performance disclosures.

Executive Transitions

We experienced a number of executive departures during 2023, which are reflected in the increased number of NEOs identified within this section. The departures of these executives, including Mr. Kramer who retired as President and CEO and Mr. Havey, whose position of Chief Operating Officer was eliminated, were treated in accordance with the company’s Second Amended and Restated Senior Management Severance Plan (the “Senior Management Severance Plan”) as set forth below.

The only exception was a Separation Agreement (the “Agreement”) entered into with Atul Saran in March 2023 related to the elimination of his position in connection with an organizational restructuring plan that was announced in January 2023. The Agreement provided that Mr. Saran would receive acceleration of the vesting of the RSU portion of the retention equity grants that were awarded to Mr. Saran on March 1, 2022 in addition to the benefits provided under the Senior Management Severance Plan.

2023 Compensation at a Glance

The Compensation Committee approves the target compensation levels, mix and design for our executive officers. Our executive compensation program in 2023 was generally consistent with the prior year, comprising the following target direct compensation (base salary, target annual cash incentive, and target annual equity value) approved effective January 1, 2023. The pay mixes below exclude one-time awards made in 2023.

In light of the prevailing market conditions and equity pool constraints, the Company took a bifurcated approach to equity awards during 2023. With limited share availability early in the year, the annual grant was awarded in two installments with approximately 20% of the annual target value granted in the first quarter and the balance granted in June 2023 following stockholder approval of an increase in the number of shares available under the Stock Incentive Plan at the Company’s 2023 annual meeting of stockholders held in May 2023.

CEO Target Direct Compensation – $7,871,500 (unchanged vs. 2022)

87% at-risk pay, subject to our compensation recoupment policy.

13% Base Salary	16% Annual Incentive	71% Equity Incentives

	100% Cash	50% PSUs	25% Stock Options	25% RSUs
Based on corporate (100%) performance

〇   PSUs based on three-year cumulative adjusted EBITDA as a percentage of GAAP revenue and three-year cumulative total revenues.

〇   Options and RSUs vest in three equal annual installments over a three-year period.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 41

Executive Compensation

CEO target compensation for 2023 was established early in the fiscal year. However, due to Mr. Kramer’s retirement as CEO in June 2023, his actual compensation for 2023 was materially different from what the Compensation Committee approved for 2023 at the start of the year as shown above.

〇	No annual incentive for 2023 performance. Mr. Kramer received no annual cash incentive in respect of 2023 performance, nor did he receive an award under the KERP as described above.
〇

Equity grant in 2023. Although Mr. Kramer received an equity incentive consistent with the targets established by the Compensation Committee, the equity was forfeited/cancelled upon his retirement from the Company in July 2023.

〇	Severance. Mr. Kramer received a severance payment in connection with the Senior Management Severance Plan.

Concurrent with Mr. Kramer’s announced retirement, Haywood Miller, who had been an advisor to the Company since April 2023, was announced as Interim CEO effective June 24, 2023. The Compensation Committee approved payment of monthly cash compensation in the value of $125,000 to Mr. Miller until the earlier of the appointment of a permanent CEO and June 24, 2024. Mr. Miller did not receive any other compensation in connection with his role. Mr. Miller ceased to serve as Interim CEO effective February 21, 2024, following the appointment of Mr. Papa.

Other NEO Target Direct Compensation (average) – $930,000 to $2,584,000

70% at-risk pay, subject to our compensation recoupment policy.

30% Base Salary	16% Annual Incentive*	54% Equity Incentives

	100% Cash	50% PSUs	25% Stock Options	25% RSUs
Based on corporate (90%) and individual (10%) performance

〇   PSUs based on three-year cumulative adjusted EBITDA as a percentage of GAAP revenue and three-year cumulative total revenues.

〇   Options and RSUs vest in three equal annual installments over a three-year period.

*

In connection with the approval of the KERP, other NEOs were not eligible to receive annual cash incentives in respect of 2023 performance. As is described more fully below, the Compensation Committee worked with its independent compensation consultant and outside counsel to implement the KERP in the second half of 2023. The intent of the plan was to retain critical members of the executive team during a period of continued uncertainty while the Board undertook a search for a new CEO.

Looking to 2024

Effective February 21, 2024, the Company announced that Mr. Papa had been appointed as President, CEO and Director succeeding Mr. Miller who had served as Interim CEO since June 24, 2023. In connection with Mr. Papa’s appointment, the Compensation Committee approved the following compensation terms of note:

〇

Target cash compensation. Mr. Papa will receive a base salary of $1,000,000 and will be eligible for a target annual cash incentive of 130% of salary. Mr. Papa’s annual cash incentive for 2024 will be is subject to determination by the Compensation Committee in accordance with the Company’s bonus policy and upon achievement of certain performance targets established by the Board in consultation with Mr. Papa.

〇

Equity compensation that aligns with Mr. Papa’s focus on generating value for the Company’s Stockholders. In connection with his hiring, Mr. Papa was granted stock options to purchase 750,000 shares of the Company’s common stock under the Emergent BioSolutions Inc. Inducement Plan (the “Inducement Plan”). The shares underlying this award will vest upon achievement of certain price hurdles, provided that in no event will vesting occur prior to the first anniversary of the grant date. Mr. Papa also received options under the Inducement Plan to purchase 250,000 shares of the Company’s common stock. The shares subject to this award will vest in equal installments over three years, subject to Mr. Papa’s continued service through each vesting date. Mr. Papa also received stock options to purchase up to 500,000 shares of common stock under the Emergent BioSolutions Inc. Amended and Restated Stock Incentive Plan (the “SIP”). The shares subject to this award will vest in substantially equal installments over three years, subject to Mr. Papa’s continued service through each such date. Mr. Papa also is eligible for a performance-based incentive payment equal to $8,000,000, subject to the satisfaction of a share price performance factor within five years and upon satisfaction of other terms set forth in his employment agreement.

42 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Executive Compensation

At our 2023 annual meeting of stockholders, approximately 86% of votes were cast in favor of our say-on-pay resolution, indicating support for our executive compensation framework. The changes approved by the Compensation Committee for NEOs other than Mr. Papa for 2024 were modest and are summarized in more detail below:

〇	Limited increases to base salaries. Executive officers received salary increases for 2024, which ranged from approximately 4 - 5%.
〇

Unchanged annual cash incentive opportunities with weighting of financial measures increased. There were no changes to NEOs’ annual cash incentive opportunities for 2024. Payouts will continue to be earned based on a combination of corporate and individual performance goals weighted 90% and 10% respectively. Corporate performance will continue to reflect a combination of financial and operational priorities for the year, with the weighting of financial goals increased to formally account for equal to or greater than 50% the overall corporate performance factor.

〇

Annual equity awards will be granted solely in stock options. Reflecting share pool constraints, the Company’s stock price and the risks of setting multi-year performance goals prior to the appointment of a new CEO during a period of significant transformation, the Compensation Committee determined that executive equity awards for 2024 would be granted in stock options. Awards were approved as a consistent fixed share amount that vest over a three-year period subject to continued service, with one-third of the total grant vesting on the day prior to each of the 1st, 2nd and 3rd annual anniversaries of the date of grant. The 2024 option grants will expire the day immediately prior to the 7th annual anniversary of the date of grant.

The Compensation Committee made these decisions holistically with due consideration of multiple factors and focused on the best interests of our stockholders. Our compensation program continues to emphasize equity-based compensation and pay-for-performance.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 43

Executive Compensation

COMPENSATION DESIGN

Compensation Philosophy

At Emergent, our mission is to protect and enhance life. We provide solutions for complex and urgent public health threats through a portfolio of vaccines and therapeutics that we develop and manufacture for governments and consumers. We also offer a range of integrated contract development and manufacturing services for pharmaceutical and biotechnology customers. To be successful, we need to attract and retain top talent who embrace this vision to support our growth strategy in alignment with the long-term interests of our stockholders.

Our compensation philosophy informs the decisions made by the Compensation Committee, and our executive compensation programs are based on four key principles that embody this philosophy.

Our Compensation Philosophy

〇   Supports a pay-for-performance culture

〇   Focuses on achieving well-articulated goals

〇   Demonstrates leadership values

〇   Provides market-competitive compensation

〇   Focuses on attracting and retaining top talent

〇   Rewards individual contributions

〇   Employs disciplined use of equity

Principle	How we achieved this in 2023 at Emergent BioSolutions for our NEOs

Pay should be linked to performance.	✓	A significant portion of compensation is variable.
	✓	On average, 70%(1) of NEO target direct compensation is based on performance, delivered in the form of either annual cash bonuses or equity awards. Following approval of the KERP, NEOs were not eligible for annual cash bonuses under the incentive plan for 2023 performance.

Equity compensation should align executive interests with those of stockholders.	✓	Equity compensation is awarded in a mix of PSUs, stock options and RSUs.
	✓	PSUs align rewards with underlying corporate performance.
	✓	Stock options align rewards with stock price performance.
	✓	Overall compensation is targeted within a range of the competitive market median.

Compensation opportunities should be competitive with relevant peer companies.	✓	Compensation peer groups reflect the industries we compete with for executive talent and take into account revenues, market capitalization, net income, headcount, and research & development expense.

Supplemental benefits and perquisites should be limited and used selectively in specific circumstances to attract and retain executives.	✓	Executives participate in broad-based benefits that are generally available to all employees.
	✓	Any supplemental benefits or perquisites are considered on a case-by-case basis.
	✓	No NEO received supplemental benefits or perquisites in 2023.

Notes. (1) Average weighting of the target annual cash and equity incentives in all NEOs’ 2023 target compensation packages.

44 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Executive Compensation

Compensation Policies and Practices

In furtherance of good governance, there are a number of policies and practices applicable to NEOs that we embrace.

What We Do		What We Don’t Do
At Emergent We...		At Emergent We Have...
✓	Pay-for-Performance	×	No single-trigger vesting of equity on a change in control.
✓	Deliver the majority of executive compensation in at-risk performance-based pay.	×	No tax gross-ups in connection with change in control severance payments and benefits.
✓	Maintain a robust compensation recoupment policy.	×	No backdating or repricing of options.
✓	Require meaningful stock ownership through defined guidelines.	×	No payment of dividends or dividend equivalents unless equity awards are earned and/or vested.
✓	Conduct regular market benchmarking against reasonable peers.	×	No short sales or other individual hedging transactions
✓	Maintain payout caps on variable compensation.	×	No excessive perquisites or benefits.
✓	Conduct an annual risk assessment of compensation programs.	×	No equity grants below 100% of fair market value.
✓	Operate double-trigger change in control provisions.
✓	Retain an independent compensation consultant.
✓	Include a say on pay proposal in our annual proxy statement.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 45

Executive Compensation

Compensation Framework

The following table summarizes the core elements of the executive compensation program in operation during 2023.

	Target Compensation Mix(1)		Key Features in 2023
Pay Component	CEO	Other NEOs
Base Salary Provide compensation that is competitive.

✓ Reflects an executive’s role and scope of responsibility, and the experience, time in role, expertise, and future potential of the executive.

✓ Increases consideration of individual performance as well as overall company performance more broadly.

✓ Generally, within a competitive range of the 50th percentile as compared to peer group informed by the factors noted above.

Annual Cash Incentive Provide performance-based, short- term cash compensation relative to the achievement of pre-set objectives.

✓ Based on corporate performance for the CEO, and a combination of corporate (90%) and individual (10%) performance for the other participating NEOs.

✓ Payouts can range from 0% – 150% of target.

✓ Bonus targets generally set with reference to the market 50th percentile as well as internal relativities, where appropriate.

✓ Following approval of the KERP, NEOs were not eligible for annual cash incentives in respect of 2023 performance.

Equity Incentives Provide performance-based, shortterm cash compensation relative to the achievement of pre-set objectives.

✓ Granted in a combination of PSUs (50%), stock options (25%) and RSUs (25%).

✓ PSUs based on three-year cumulative adjusted EBITDA margin and three-year cumulative total revenues.

✓ Stock options and RSUs typically vest in three equal annual installments over a three-year period.

✓ Stock options subject to a seven-year term.

Retirement and Health and Welfare Benefits Promote healthiness and financial readiness for retirement.	—	—	✓ Executives participate in programs on the same basis as other employees. ✓ Benefits include health insurance, life and disability insurance, dental insurance and a 401(k) plan.

(1)

Data based on 2023 annual target compensation values for 2023. Other NEOs reflects the average all of the NEOs that had 2023 targets set other than the CEO. Data for the role of CEO reflects Mr. Kramer’s 2023 target compensation approved by the Compensation Committee prior to his retirement.

46 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Executive Compensation

COMPENSATION GOVERNANCE

Role of the Compensation Committee

The primary purpose of the Compensation Committee is to oversee the discharge of the responsibilities of the Board relating to compensation of the company’s executive officers, and comprises four independent directors, chaired by Dr. Sullivan. The Compensation Committee met 10 times during 2023.

The core duties of the Compensation Committee include:

〇	Evaluating the performance of and determining compensation for the CEO and Interim CEO.
〇	Evaluating the performance of other executive officers.
〇	Reviewing compensation recommendations prepared by the CEO and chief human resources officer for other executive officers.
〇	Overseeing our incentive plans, including approving performance goals and objectives applicable to executive officers, and the Company’s employee stock purchase plan.
〇	Reviewing and discussing this Compensation Discussion and Analysis of executive compensation and the Compensation Committee Report.
〇	Overseeing compensation risk management.
〇	Staying abreast of emerging market trends and regulatory/legislative developments and evaluating the potential impact on broader compensation policies/programs, as appropriate.

Role of Advisors

The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. During 2023, the Compensation Committee retained WTW (formerly known as Willis Towers Watson) as an independent outside compensation consultant, which has been WTW’s role with the Compensation Committee for the last several years. In this capacity, WTW was invited to provide advice on market compensation practices, programs, and policies; provide competitive compensation data; review compensation-related recommendations from management; and assist with the implementation of various compensation decisions. Furthermore, WTW, frequently meets with management to gain input on objectives with respect to executive compensation in order to assist the Compensation Committee in its deliberations.

The Compensation Committee reviews independence annually, in accordance with SEC requirements, to understand any relationships between WTW and Emergent. Following an assessment in 2023, the Compensation Committee determined that WTW’s work had not raised a conflict of interest and that WTW is an independent compensation advisor to the Compensation Committee and the Company.

Stockholder Engagement

Our Board and Compensation Committee recognize the importance of receiving regular input from our stockholders on important issues, including our executive compensation program. Our annual non-binding advisory vote on executive compensation provides an opportunity for all of our stockholders to have a regular say-on-pay, the results of which are considered by the Compensation Committee. Consistent with prior years, we received high levels of support with approximately 86% of votes cast in favor of our 2023 say-on-pay resolution. The Compensation Committee considered this outcome a positive reinforcement of our framework in light of a challenging operating environment, which informed discussions on our 2024 executive compensation framework, which remains largely unchanged.

Use of Market Data

The Compensation Committee reviews compensation levels and program design at comparable companies as part of its decision-making process so it can set total compensation levels that it believes are competitive and aligned with performance. Several peer groups are utilized to ensure high quality, relevant and reliable competitive market data that supports informed decision-making. The compensation committee generally sets NEO target total direct Compensation to be Competitive within this context, taking into consideration the scope of job responsibilities, individual performance, experience, internal pay equity and other relevant factors.	Our Compensation Peer Groups 〇 Reviewed annually 〇 Dual perspective (proxy and survey data) 〇 Relevant industry representation 〇 Appropriate relative size 〇 Inform decision-making

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 47

Executive Compensation

Peer Group	Overview	Selection Criteria(1)
Proxy Peer Group	Publicly disclosed, line-by-line compensation data specific to the NEO population, limited to data reported externally by peer companies.

〇  U.S.-based publicly traded companies;

〇  Pharmaceutical, biotechnology healthcare equipment(2) and life sciences tools and services(3) industry classifications;

〇  Relevant financial metrics: revenues between $600 million and $3.6 billion; market capitalization between $1.0 billion and $6.0 billion; positive net income; research & development expense between 5%-25% of revenue;

〇  Headcount (full-time) of 1,200 to 7,500; and

〇  Additional judgement lenses include, for example, assessing business mix relevance and international footprint.

Peer Groups	Broader competitive data limited to survey participants from a combination of WTW’s Pharmaceutical and Health Sciences survey and Radford’s Global Life Sciences survey.

〇  Participants in two industry-relevant surveys by reputable providers;

〇  Independent and publicly traded companies;

〇  Radford peer group comprises companies with commercial biopharma, medical devices and diagnostics, or contract research / manufacturing industry classifications, with revenues between approximately $180 million – $4.8 billion;

〇  WTW peer group comprises companies with pharmaceutical, biotechnology, and healthcare equipment and supplies industry classifications, with revenues between approximately $46 million and $4.8 billion; and

〇  Broader non-industry data may be referenced if peer specific data is not available.

Notes. (1) Selection criteria are broadly consistent year-over-year, but financial criteria ranges are typically updated to reflect changes in Emergent’s size. (2) Healthcare equipment companies include manufacturers of health care equipment and devices, including medical instruments, drug delivery systems, cardiovascular and orthopedic devices, and diagnostic equipment. (3) Life sciences tools and services companies include companies enabling drug discovery, development, and a production continuum through the provision of analytical tools, instruments, consumables and supplies, clinical trial services and contract research services (primarily servicing the pharmaceutical and biotechnology industries).

Three new companies were added in 2023 to improve Emergent’s comparability with the peer group median, and four companies were removed primarily due to revenue and market cap levels that were at the high-end of the established range given sensitivity in comparing compensation levels to outsized peers. The Compensation Committee determined that the 2023 additions combined with the remaining 14 companies provided a sufficiently robust and relevant group to reference. The following companies were included in the Proxy Peer Group to inform 2023 compensation decisions.

New Additions for 2023	Retained for 2023[1]
1. CRISPR Therapeutics AG; 2. Haemonetics Corporation; and 3. Neurocrine Biosciences, Inc.

1.  Alkermes plc;

2.  Amneal Pharmaceuticals, Inc.;

3.  Amphastar Pharmaceuticals, Inc.;

4.  Bio-Techne Corporation;

5.  Bruker Corporation;

6.  Exelixis, Inc.;

7.  Globus Medical, Inc.

8.  Integra LifeSciences Holdings Corporation;

9.  Ionis Pharmaceuticals, Inc.;

10. Jazz Pharmaceuticals plc;

11. Masimo Corporation;

12. NuVasive, Inc.;

13. OPKO Health, Inc.; and

14. United Therapeutics Corporation.

〇  17-company peer group to ensure sufficient robustness of data.

〇  At the time of approval in late 2022 Emergent ranked at the 53rd percentile on revenue, 9th percentile on net income, 56th percentile on R&D expense as a percentage of revenue, 4th percentile on spot market capitalization, 11th percentile on trailing 12-month market capitalization and the 50th percentile on headcount.

1.	Removals for 2023: Bio-Rad Laboratories, Inc., Catalent, Inc., Horizon Therapeutics plc. and Incyte Corporation.

48 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Executive Compensation

On reviewing the market data, the Compensation Committee determined that each NEO was appropriately positioned relative to the competitive market ranges following the approved changes for 2023.

In November 2023, the Compensation Committee approved the Proxy Peer Group that would be used to inform 2024 compensation decisions.

〇

Two companies were removed from the Proxy Peer Group. One company, NuVasive, Inc., was removed due to acquisition. The second company, Jazz Pharmaceuticals plc, was removed due to revenue levels that were at the high-end of established range given sensitivity in comparing compensation levels to outsized peers.

〇

Five companies were added to improve Emergent’s comparability with the peer group median: ACADIA Pharmaceuticals, Inc., Dynavax Technologies Corporation, Invitae Corporation, Myriad Genetics, Inc. and PTC Therapeutics, Inc.

No other changes were made, and the revised 20-company peer group remained sufficiently robust, with a moderate degree of stability year-on-year.

Compensation and Risk

The company maintains a number of policies intended to reflect our compensation philosophy. The key terms of these policies are summarized below.

Stock Ownership Requirements

We continue to believe it is important for directors and executives to have an equity stake in our company to help align their interests with those of our stockholders. Stock ownership guidelines are periodically reviewed and were last increased in 2020.

Minimum Executive Guidelines	〇 Chief Executive Officer: Five times base salary(1) 〇 Other Executive Officers: Two times base salary
Minimum Board Member Guidelines	〇 Five times Board annual retainer fees(2)
Period to Comply	〇 Five years from becoming a covered person under the policy
Counted Equity Interests	〇 Stock owned outright by the officer or director 〇 Unvested and vested RSUs and vested PSUs 〇 Stock options are not counted as equity interests
Retention Requirement	〇 Retention of 50% of the after-tax shares received upon the vesting of RSUs and PSUs or exercise of stock options until the time the applicable minimum guideline is met

(1)	Only applies if the Chief Executive Officer is also a member of the Board of Directors.

(2)	Annual retainer fees exclude meeting fees, committee retainers, committee chair retainers and lead independent director retainers (if applicable).

Ownership levels are significantly impacted by the decline in stock price rather than sale/disposition of shares outside of covering taxes. The Board will continue to monitor ownership levels to ensure executives and directors have strong ties to shareholder value, long-term company performance, etc.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 49

Executive Compensation

Compensation Recovery Policy

We have an executive compensation recovery policy that is intended to encourage sound risk management and drive individual accountability, reflecting our commitment to leadership values as part of our compensation philosophy. The Board adopted a revised executive compensation recovery policy (the “Policy”) in October 2023 which complied with NYSE listing standards, a copy of which was filed as Exhibit 10.224 to the Form 10-K filed for the fiscal year ended December 31, 2023. Capitalized terms in this section “Compensation Recovery Policy” that are not otherwise defined have the meanings set forth in the Policy.

The Policy provides that in the event the Company is required to prepare an Accounting Restatement, any Executive Officer who received excess compensation during the lookback period will be required to repay or forfeit any such Excess Compensation reasonably promptly. Recovery of erroneously received compensation under the Policy is on a “no fault” basis, meaning that it will occur regardless of whether the Executive Officer engaged in misconduct or was otherwise directly or indirectly responsible, in whole or in part, for the Accounting Restatement.

Covered Employees	〇 An individual who is, or was during an applicable Look-back Period, an Executive Officer pursuant to Rule 10D-1(d) of the Exchange Act.
Covered Compensation

〇  Incentive-Based Compensation previously awarded up to three completed fiscal years preceding the date on which the Board determines that reimbursement is required.

〇  Incentive-Based Compensation means “[a]ny compensation that is granted, earned or vested based wholly or in part on stock price, total shareholder return, and/or the attainment of (i) any financial reporting measure(s) that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements and/or (ii) any other measures that are derived in whole or in part from such measures.

〇  This can include:

〇   Bonus, equity awards or incentive compensation previously awarded;

〇   Unvested, restricted, or deferred equity awards previously granted;

〇   Profits realized on the sale of certain securities; and

〇   Any other compensation covered by Section 304 of the Sarbanes-Oxley Act.

Covered Events	〇 “Accounting Restatements,” which means any accounting restatement due to the material noncompliance of the company with any financial reporting requirement.
Board Authority	〇 Administering the Policy, including seeking to recoup Excess Compensation in the case of an Accounting Restatement and determining the means of such recoupment.

The Policy provides that the Board will seek to recover excess compensation by all legal means available, including, but not limited to, by requiring any affected executive officer to repay to the Company in a lump sum or over time, by set-off, by cancelling outstanding awards, by reducing future compensation of the affected executive officer, or by such other means or combination of means as the Board, in its sole discretion, determines to be appropriate. In accordance with the Board’s direction, the Company shall take all actions reasonable and appropriate to recover any excess compensation from any applicable Executive Officer, and such Executive Officer shall be required to reimburse the Company for any and all expenses reasonably incurred (including legal fees) by the Company in recovering such excess compensation in accordance with the Policy.

Notwithstanding the above, the Board also may determine that repayment of excess compensation (or a portion thereof) is not required only where it determines that recovery would be impracticable and (i) the direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered, provided the Company has (A) made a reasonable attempt to recover such excess compensation, (B) documented such reasonable attempt, and (C) provided such documentation to the NYSE, or (ii) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and the regulations thereunder.

In addition, the Policy clarifies that forfeiture or recoupment thereunder is in addition to any other remedy available by law or available company policy.

The accounting restatement identified in the Company’s Form 10-K/A filed on December 11, 2023 did not require a recovery in connection with the Company’s Compensation Recovery Policy.

50 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Executive Compensation

Insider Trading Policy

Our Insider Trading Policy prohibits our directors and executive officers from entering into derivative transactions such as puts, calls, or short sales of our common stock (commonly referred to as hedging), among many other actions. Advance approval is required by the General Counsel if any director or executive officer wishes to pledge Emergent securities or hold Emergent securities in a margin account. We provide training and distribute periodic reminders to our directors and executive officers regarding this policy.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 51

Executive Compensation

2023 COMPENSATION DECISIONS AND OUTCOMES

Base Salary

The Compensation Committee approved the following annual base salaries effective January 1, 2023.

Role	2023 Base Salary	2022 Base Salary	Increase

Robert Kramer(1)	$1,032,500	$1,032,500	—%

Haywood Miller(2)	$1,500,000	—	N/A

Richard Lindahl	$ 615,000	$ 595,000	3.4%

Adam Havey(3)	$ 585,000	$ 575,000	1.7%

Jennifer Fox(4)	$ 585,000	$ 585,000	—%

Coleen Glessner	$ 575,000	$ 575,000	—%

Paul Williams	$ 450,000	$ 386,000	16.6%

(1)	Mr. Kramer retired from the Company on August 1, 2023 and submitted to the Board his intent to resign from his positions as President and CEO and as a director, effective June 24, 2023.

(2)

Mr. Miller was appointed by the Board as a non-employee Interim CEO on June 24, 2023. This figure is the annualized salary based on the monthly fee of $125,000 for the professional services as Interim CEO. Effective February 21, 2024, Mr. Miller stepped down from his role as Interim Chief Executive Officer and the Board appointed Joseph Papa as President, CEO and Director of the Company.

(3)	Mr. Havey’s employment ended September 30, 2023.

(4)

Ms. Fox became an executive officer in March 2022 in conjunction with her promotion to EVP, External Affairs, General Counsel and Corporate Secretary. Effective November 22, 2022. Ms. Fox received a salary increase from $485,000 to $585,000 as a result of her strong contributions, criticality of the role, market data for relevant roles and internal equity considerations.

Annual Cash Incentives

The annual bonus plan provides the Compensation Committee with the authority to award cash incentives to executive officers that are intended to motivate and compensate for the achievement of strategic, financial, operational and, with effect for 2023, individual performance objectives during the year.

		[				]
Target Annual Cash Incentive Award	x		Corporate Performance (90% - 100%)	+	Individual Performance (0% - 10%)		=	Actual Annual Cash Incentive Award

The amount payable under this plan is reviewed and approved by the Compensation Committee each year. For threshold performance a bonus of 50% of target is earned, and for maximum performance a bonus of 150% of target is earned. There was no change to the target opportunities for NEOs in 2023. The following target opportunities were set and reviewed with reference to the 50th percentile of applicable market data of the proxy peer group described above, as well as internal equity considerations:

Role[1]	2023 Target Cash Incentive (% of Base Salary)	Corporate Performance Weighting	Individual Performance Weighting

Robert Kramer	120%	100%	0%

Haywood Miller	N/A	N/A	N/A

Richard Lindahl	60%	90%	10%

Adam Havey	60%	90%	10%

Jennifer Fox	60%	90%	10%

Coleen Glessner	60%	90%	10%

Paul Williams	40%	70%	10%

1	As Interim CEO, Mr. Miller was not eligible for a 2023 Target Cash Incentive.

52 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Executive Compensation

Key Employee Retention Plan

Notwithstanding the above targets established by the Compensation Committee, with the departure of Mr. Kramer, continuing business headwinds during our ongoing transformation, and the Compensation Committee’s determination that executives’ current compensation program had little retention value, the Committee worked with its independent compensation consultant and outside counsel to implement a Key Employee Retention Plan (the “KERP”) in the second half of 2023. The intent of the plan was to retain critical members of the executive team during a period of continued uncertainty while the Board undertook a search for a new CEO. In approving the plan, the Compensation Committee considered practices among companies that have deployed in comparable situations. In summary the KERP provided for the following:

〇

Executive cash retention payments worth 130% of salary. The award was split into two installments: 50% was paid on approval in July 2023 with a 12-month repayment clause; the remaining 50% will be paid on the first anniversary of the Compensation Committee’s approval of the KERP in July 2024. In conjunction with approving the awards, the Compensation Committee determined that executives would not be eligible to receive any annual cash incentive in respect of 2023 performance.

〇

Enhanced severance benefits on a change in control, for a period of one year. The Senior Management Severance Plan provisions were reviewed and updated during the one-year critical retention period. The only change was to the cash severance multiple on a change in control, which was increased from 0.75 - 1.5 times base plus target bonus to 1.0 - 2.5-times, varying by level. After one-year, the severance multiples will revert to their prior values.

Following the approval of the KERP in June 2023, the NEOs became ineligible to participate in the annual cash incentive plan in respect of 2023 performance. The following table summarizes the aggregate KERP incentive amount for each eligible NEO:

Role	KERP Incentive(1)

Haywood Miller	N/A

Richard Lindahl	$799,505

Jennifer Fox	$760,500

Coleen Glessner	$747,521

Paul Williams	$785,000

(1)	Please note Mr. Miller became Interim CEO on June 24, 2023 and was not eligible for bonus or retention awards.

The first 50% of the KERP incentive was paid within 30 days of July 21, 2023, and the NEOs listed above will receive the remaining 50% of their KERP incentive on the first anniversary of the Compensation Committee’s approval in July 2024. The annual cash incentive structure set forth above will be retained in the traditional form for 2024. In accordance with SEC rules, the portion of the KERP that was paid in 2023 is reflected in the Summary Compensation Table as 2023 compensation and the remaining portion, if earned, will be reported in the future as 2024 compensation.

The right of each NEO to receive and retain the KERP incentive paid in 2023 is subject to the NEO’s continued employment until the earlier of (i) one year after the date of the letter agreement with each NEO and (ii) 30 days following termination of employment without cause or resignation for good reason, a change in control transaction, or the conclusion of a bankruptcy case involving the Company.

Executive Compensation

Although the named executive officers who participated in the KERP were ineligible for annual cash incentive with respect to 2023 performance, the Compensation Committee met in the first quarter of 2024 to assess corporate and individual performance in order to provide executives with feedback regarding 2023 performance. Like other companies in our industry, rather than adopting a formulaic scorecard, judgement is applied in assessing performance against a number of objectives with reference to (i) annual corporate goals, (ii) the corporate operating plan goals and (iii) other general considerations. Performance is assessed against each objective and a rating is assigned indicating the extent to which goals were or were not met. The Compensation Committee can then apply judgement, taking into account broader performance considerations in determining a final corporate factor.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 53

Executive Compensation

The following table summarizes the outcome in respect of 2023 corporate performance.

Corporate Objective	Not Met	Meets Expectations	Significantly Exceeds

Solidify financial position	●

Deliver on our product commitments and prepare for future growth	●

Grow our customer base and develop capabilities to scale	●

Deliver products at or above standards while building consistent capabilities across the network	●

Strengthen enterprise Quality and Compliance Systems, Controls, and Culture	●

Align our people and culture with our business needs and strategy	●

Corporate Performance Score (eligible employees)			50%

EQUITY INCENTIVES

Equity incentives are granted as a combination of PSUs, stock options and RSUs, and represent the largest proportion of an NEOs’ target compensation, other than for Mr. Miller who was not eligible for equity-based compensation in his capacity as Interim CEO. Target opportunities are determined using a combination of the survey data and peer proxy data, as applicable with reference to market median, but actual grants may be positioned above or below based on any number of factors, including role scope and criticality, individual performance, internal equity and broader market dynamics. The Compensation Committee reviews all components of each executive’s compensation when determining equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives. The Compensation Committee may also consider the value of previously granted equity awards although this, or existing levels of ownership, will not necessarily cause the Compensation Committee to forego making, or reducing the amount of, any future award.

Each equity compensation type serves a distinct purpose with respect to our compensation philosophy and principles, as summarized below.

Equity Type and Weighting	Purpose	Key Features
PSUs (50%)	〇 Align executives’ interests with the long-term interests of our stockholders; 〇 Link pay to performance over a period of three years; and 〇 Link pay to formally articulated goals.

〇  The eventual number of PSUs earned is based on adjusted EBITDA margin on a cumulative basis over a three-year period and three-year cumulative total revenues.

〇  Performance at threshold results in 50% of the PSUs being earned, increasing to 200% for maximum performance; no payout is awarded for performance below threshold;

〇  Subject to continued service requirements, including either active employment or continued service as a consultant on the date that the compensation committee certifies performance; and

〇  Any dividend equivalent payments are only paid after completion of the performance period and commensurate with the level of payout.

Stock Options (25%)	〇 Align executives’ interests with the long-term interests of our stockholders; and 〇 Reward for increases in stock price above the exercise price.

〇  Exercise price equal to the fair market value of our common stock on the date of grant (defined as the closing sales price of our common stock on the NYSE on the trading day immediately preceding the date of grant);

〇  Seven-year term; and

〇  Vest in three equal annual installments beginning on the day prior to the one-year anniversary of the date of grant.

RSUs (25%)	〇 Align executives’ interests with the long-term interests of our stockholders; and 〇 Enhance retention when declines in stock price diminish the retentive or incentivizing effects of stock options.	〇 Vest in three equal annual installments beginning on the day prior to the one-year anniversary of the date of grant.

We generally make an equity grant in the month following the hire date for new executives and in the month following the date of executive promotions. If circumstances warrant, we also may make equity grants at various other points throughout the year. The Compensation Committee approved all awards to executive officers in 2023.

54 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Executive Compensation

In the first quarter of 2023, the Compensation Committee determined that equity grants for the year would be made in two installments due to share pool constraints. The first installment was granted in March 2023, with the second installment granted in June 2023, following stockholder approval for our amended equity plan at the 2023 annual meeting of stockholders. To proactively manage for volatility in our stock price and effectively manage the available shares, the Committee approved the target grant value and the number of PSUs, stock options and RSUs to award each NEO on the same date. Grant date fair values are calculated utilizing a Black Scholes valuation model for stock option awards and the closing sales price of our common stock on the trading say immediately preceding the date of grant for RSU and PSU awards. This approach meant that grant date fair values were approximately 28% lower than the values approved by the Compensation Committee as a result of the share price decreasing between the date of approval and the date of grant.

The Compensation Committee approved the following aggregate target opportunities related to the 2023 annual equity awards.

	2023 Annual Target Opportunity March 2023	2023 Annual Target Opportunity June 2023	2023 Grant Date Fair Value[2]			Grant Date Fair Value as a Percentage of the $ Target Opportunity
Role(1)			March 2023	June 2023	Total

Robert Kramer(3)	$1,000,000 or a maximum of 96,155 shares	$3,680,000 target or a maximum of 353,848 shares	$950,877	$2,447,163	$3,398,039	72.6%

Richard Lindahl	$320,000 or a maximum of 30,770 shares	$1,280,000 target or a maximum of 123,078 shares	$304,285	$851,193	$1,155,478	72.2%

Adam Havey(4)	$320,000 or a maximum of 30,770 shares	$1,280,000 target or a maximum of 123,078 shares	$304,285	$851,193	$1,155,478	72.2%

Jennifer Fox	$320,000 or a maximum of 30,770 shares	$1,280,000 target or a maximum of 123,078 shares	$304,285	$851,193	$1,155,478	72.2%

Coleen Glessner	$200,000 or a maximum of 19,230 shares	$800,000 target or a maximum of 76,925 shares	$190,165	$532,004	$722,169	72.2%

Paul Williams	$60,000 or a maximum of 5,770 shares	$240,000 target or a maximum of 23,078 shares	$57,060	$159,605	$216,665	72.2%

(1)	As Interim CEO, Mr. Miller was not eligible for equity incentive awards.

(2)

As noted above, 2023 equity grants were made in two installments due to share pool constraints. The first installment was granted in March 2023 and the second installment was granted in June 2023 following stockholder approval for our amended equity plan.

(3)	In connection with Mr. Kramer’s retirement, all of the awarded shares were forfeited/cancelled.

(4)	In connection with Mr. Havey’s termination, all of the awarded shares were forfeited/cancelled.

2021-2023 Performance Stock Units

Since 2017, the Compensation Committee has utilized PSUs as a means to further align executives’ long-term interests with those of our stockholders, and link pay to multi-year performance objectives of strategic importance. For awards granted between 2020 and 2022, performance goals have been based on a 3-year cumulative adjusted EBITDA as a percentage of GAAP revenue, reflecting our focus on adjusted EBITDA performance as a key profitability metric. Prior to that, performance was based on final year adjusted net income as a percentage of GAAP revenue.

The table below discloses the potential range of performance objective targets under the 2021 PSUs (Threshold, Target and Maximum), the final level of achievement and the ultimate payout factor. Given cumulative adjusted EBITDA margin results fell below the threshold level, none of the PSU awards were vested in early 2023.

Performance Ranges and Final Outcome Under 2021 PSUs
Performance Measure	Performance Objective Targets			Final Level of Achievement	Final 2021 PSU Payout Factor
	Threshold (50% Vests)	Target (100% Vests)	Maximum (150% Vests)

Adjusted EBITDA Margin	30%	34%	38%	13.6%	0%

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 55

Executive Compensation

In addition, the table below reports the original number of shares granted under the 2021 PSUs as well as the number of pre-tax shares actually issued based upon the final level of achievement of adjusted EBITDA margin.

Role(1)	Number of PSUs Originally Granted (Target)	Number of Shares Issued (Pre-Tax)

Robert Kramer	14,975	0

Richard Lindahl	4,012	0

Adam Havey	3,744	0

Notes. (1) The number of PSUs originally granted for Messrs. Kramer and Havey were forfeited effective at the time of their respective departures from the Company.

Benefits

We maintain broad-based benefit arrangements that are generally available to all employees as summarized below.

Benefit	Eligible	Key Features
Health & Welfare Insurance Benefits	All employees	✓ Executives are eligible to participate on the same basis as other employees. ✓ Includes health insurance, life and disability insurance and dental insurance.
401(k) Plan	All employees

✓  Executives are eligible to participate on the same basis as other employees.

✓  Matching contribution of 50% of elective deferrals for the year, up to 6% of the participant’s eligible compensation, subject to IRS limitations.

✓  Matching contribution is fully and immediately vested.

Severance and Change in Control

We provide severance and change in control arrangements to select employees, including our NEOs, which are reflected in our Senior Management Severance Plan, effective on July 16, 2015. The plan provides for payments and benefits as a result of involuntary termination without cause or termination of employment in particular circumstances in connection with a change in control. The purpose is to ensure ongoing retention of key executives when considering potential transactions that may create uncertainty as to their future employment.

Severance payments are expressed as a multiple of base salary and target bonus. Multiples range from 1.25 to 2.00 depending on an executive’s role and increase to 2.00 or 2.50 for a termination on a change in control. Other entitlements are also stipulated, including payment of unpaid base salary, earned but unpaid annual bonus, accrued paid time-off and a pro-rata target annual bonus for the year of termination. There are also provisions related to benefits continuation and equity treatment. Detailed information can be found in the “Executive Compensation – Payments Upon Termination or Change in Control” section of this proxy statement.

56 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Executive Compensation

ADDITIONAL INFORMATION

Tax and Accounting Considerations

Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) impose certain adverse tax consequences on compensation treated as excess parachute payments. An executive is treated as having received excess parachute payments if such executive receives compensatory payments or benefits that are contingent on a change in control, and the aggregate amount of such payments and benefits equals or exceeds three times the executive’s base amount (which is generally such executive’s average compensation from us over the five years prior to the change in control). The portion of the payments and benefits in excess of one-times base amount is treated as excess parachute payments and are subject to a 20% excise tax, in addition to any applicable federal income and employment taxes. Also, our compensation deduction in respect of the executive’s excess parachute payments is disallowed. If we were to undergo a change in control, certain amounts received by our executives (for example, certain severance payments and amounts attributable to the accelerated vesting of stock options, RSUs and PSUs) could be excess parachute payments under Sections 280G and 4999 of the Code. As discussed below under “Payments Upon Termination or Change in Control” of this proxy statement, we do not provide executive officers with tax gross up payments in the event that Sections 280G and 4999 apply to their compensatory payments.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Annual Report on Form 10-K of Emergent BioSolutions Inc. for the fiscal year ended December 31, 2023.

By the Compensation Committee of the Board of Directors of Emergent BioSolutions Inc.

Louis W. Sullivan, M.D., Chair

Keith Katkin

Ronn Richard

Donald DeGolyer

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 57

Executive Compensation

2023 Summary Compensation Table

The following table sets forth information for the fiscal years ended December 31, 2023, 2022 and 2021 regarding the compensation of our chief executive officer, chief financial officer, and our three other most highly compensated executive officers in the fiscal year ended December 31, 2023. We refer to these individuals throughout this proxy statement as our “named executive officers.”

Name and Principal Position	Year	Salary(1)	Bonus(4)	Stock Awards(2)	Option Awards(3)	Non-equity Incentive Plan Compensation(5)	All Other Compensation(6)	Total

Robert Kramer Former President, Chief Executive Officer and Director	2023	$777,589	$—	$2,477,042	$920,998	$—	$928,229	$5,103,858
	2022	$1,030,625	$—	$3,699,993	$2,531,889	$309,750	$6,316	$7,578,573
	2021	$1,026,924	$—	$2,800,026	$2,198,742	$900,000	$6,385	$6,932,076

Haywood Miller Interim Chief Executive Officer	2023	$766,667	$—	$—	$—	$—	$—	$766,667

Richard Lindahl Executive Vice President, Chief Financial Officer and Treasurer	2023	$613,850	$399,753	$842,228	$313,250	$—	$9,900	$2,178,980
	2022	$593,878	$—	$2,000,020	$723,365	$196,350	$9,150	$3,522,762
	2021	$577,357	$—	$750,070	$588,908	$272,550	$8,700	$2,197,585

Jennifer Fox Executive Vice President, External Affairs, General Counsel and Corporate Secretary	2023	$585,692	$380,250	$842,228	$313,250	$—	$9,900	$2,131,320
	2022	$473,544	$—	$1,750,103	$497,360	$193,050	$9,150	$2,923,207

Coleen Glessner Executive Vice President, Quality and Ethics and Compliance	2023	$575,708	$373,760	$526,389	$195,781	$—	$9,900	$1,681,538

Paul Williams Senior Vice President, Products Business	2023	$445,775	$392,500	$157,928	$58,737	$—	$8,699	$1,063,639

Adam Havey(7) Executive Vice President and Chief Operating Officer	2023	$557,966	$—	$842,228	$313,250	$—	$297,042	$2,010,487
	2022	$574,846	$—	$2,075,000	$791,185	$172,770	$7,825	$3,621,626
	2021	$574,270	$—	$700,053	$549,630	$261,405	$7,425	$2,092,783

(1)	Includes amounts deferred at the direction of the NEO to our 401(k) plan over 26 pay periods and amounts paid to such executive officer for accrued and unused paid time off.

(2)

The amounts included in the “Stock Awards” column reflect the grant date fair value of RSU awards and performance stock unit (“PSU”) awards granted to the NEOs in the fiscal years indicated, calculated in accordance with SEC rules. The maximum value that PSU grants could vest at for Mr. Kramer, Mr. Lindahl, Mr. Havey, Ms. Fox, Ms. Glessner, and Mr. Williams, respectively is: $3,302,728, $1,122,965, $1,122,965, $1,122,965, $701,852, and $210,565. For a discussion of our valuation assumptions, see Note 2 and Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

(3)

The amounts in the “Option Awards” column reflect the grant date fair value of stock option awards granted to the NEOs in the fiscal years indicated, calculated in accordance with SEC rules. For a discussion of our valuation assumptions, see Note 2 and Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

(4)

The 2023 KERP awards were split into two installments, with 50% paid within 30 days of July 21, 2023 and the remaining 50% payable on the first anniversary of the Compensation Committee’s approval of the KERP in July 2024. The amounts reported in this column reflect the portion each KERP award that was paid in 2023. This payment may be recoverable by the Company in the recipient does not remain employed by the Company for a period of up to 12 months.

58 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Executive Compensation

(5)

The amounts reported in the “Non-Equity Incentive Plan Compensation” column reflect the amounts earned by the NEOs under the company’s Annual Bonus Plan for Executive Officers. As described in “Annual Cash Incentives” discussion in the “Compensation Discussion and Analysis” section of the proxy statement, NEOs received KERP payments in lieu of payments under the Company’s Annual Bonus Plan for 2023.

(6)

For 2023, 2022 and 2021, this amount represents severance payments, 401(k) plan matching contributions and life insurance premiums. Specific severance awards to Messrs. Kramer and Havey were $921,078 and $288,491, respectively. Additional detail on the payments made to departed executives can be found on page 66 of this Proxy Statement.

(7)	Mr. Havey left the company in September 2023 in connection with a corporate reorganization.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 59

Executive Compensation

2023 Grants of Plan-Based Awards

The following table sets forth information regarding each grant of an award made to each NEO during the fiscal year ended December 31, 2023, under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards
Name*	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All other Stock Awards: Number of Shares of Stock or Units (#)(2)	All other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise Price of Option Awards ($/sh)(4)	Closing Price of Option Awards on date of Grant ($/sh)(5)	Grant Date Fair Value of Stock and Option Awards(6)

Robert Kramer	3/2/2023	—	—	—	—	—	—	19,231	—	$—	$—	$231,926
	3/2/2023	—	—	—	19,231	38,462	76,924	—	—	$—	$—	$463,852

	3/2/2023	—	—	—	—	—	—	—	38,462	$12.06	$11.81	$255,099

	6/9/2023	—	—	—	—	—	—	70,769	—	$—	$—	$593,752

	6/9/2023	—	—	—	70,770	141,539	283,078	—	—	$—	$—	$1,187,512

	6/9/2023	—	—	—	—	—	—	—	141,539	$8.39	$8.25	$665,899

		619,500	1,239,000	1,858,500	—	—	—	—	—	$—	$—	$—

Richard Lindahl	3/2/2023	—	—	—	—	—	—	6,154	—	$—	$—	$74,217
	3/2/2023	—	—	—	6,154	12,308	24,616	—	—	$—	$—	$148,434

	3/2/2023	—	—	—	—	—	—	—	12,308	$12.06	$11.81	$81,633

	6/9/2023	—	—	—	—	—	—	24,616	—	$—	$—	$206,528

	6/9/2023	—	—	—	24,616	49,231	98,462	—	—	$—	$—	$413,048

	6/9/2023	—	—	—	—	—	—	—	49,231	$8.39	$8.25	$231,617

		184,500	369,000	553,500	—	—	—	—		$—	$—	$—

Adam Havey	3/2/2023	—	—	—	—	—	—	6,154	—	$—	$—	$74,217
	3/2/2023	—	—	—	6,154	12,308	24,616	—	—	$—	$—	$148,434

	3/2/2023	—	—	—	—	—	—	—	12,308	$12.06	$11.81	$81,633

	6/9/2023	—	—	—	—	—	—	24,616	—	$—	$—	$206,528

	6/9/2023	—	—	—	24,616	49,231	98,462	—	—	$—	$—	$413,048

	6/9/2023	—	—	—	—	—	—	—	49,231	$8.39	$8.25	$231,617

		175,500	351,000	526,500	—	—	—	—	—	$—	$—	$—

Jennifer Fox	3/2/2023	—	—	—	—	—	—	6,154	—	$—	$—	$74,217
	3/2/2023	—	—	—	6,154	12,308	24,616	—	—	$—	$—	$148,434

	3/2/2023	—	—	—	—	—	—	—	12,308	$12.06	$11.81	$81,633

	6/9/2023	—	—	—	—	—	—	24,616	—	$—	$—	$206,528

	6/9/2023	—	—	—	24,616	49,231	98,462	—	—	$—	$—	$413,048

	6/9/2023	—	—	—	—	—	—	—	49,231	$8.39	$8.25	$231,617

		175,500	351,000	526,500	—	—	—	—	—	$—	$—	$—

Coleen Glessner	3/2/2023	—	—	—	—	—	—	3,846	—	$—	$—	$46,383
	3/2/2023	—	—	—	3,846	7,692	15,384	—	—	$—	$—	$92,766

	3/2/2023	—	—	—	—	—	—	—	7,692	$12.06	$11.81	$51,017

	6/9/2023	—	—	—	—	—	—	15,385	—	$—	$—	$129,080

	6/9/2023	—	—	—	15,385	30,770	61,540	—	—	$—	$—	$258,160

	6/9/2023	—	—	—	—	—	—	—	30,770	$8.39	$8.25	$144,764

		172,500	345,000	517,500	—	—	—	—	—	$—	$—	$—

60 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Executive Compensation

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards
Name*	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All other Stock Awards: Number of Shares of Stock or Units(#)(2)	All other Option Awards: Number of Securities Underlying Options(#)(3)	Exercise Price of Option Awards ($/sh)(4)	Closing Price of Option Awards on date of Grant ($/sh)(5)	Grant Date Fair Value of Stock and Option Awards(6)

Paul Williams	3/2/2023	—	—	—	—	—	—	1,154	—	$—	$—	$13,917
	3/2/2023	—	—	—	1,154	2,308	4,616	—	—	$—	$—	$27,834

	3/2/2023	—	—	—	—	—	—	—	2,308	$12.06	$11.81	$15,308

	6/9/2023	—	—	—	—	—	—	4,616	—	$—	$—	$38,728

	6/9/2023	—	—	—	4,616	9,231	18,462	—	—	$—	$—	$77,448

	6/9/2023	—	—	—	—	—	—	—	9,231	$8.39	$8.25	$43,429

		135,500	270,000	405,000	—	—	—	—	—	$—	$—	$—

1.

Constitutes threshold, target, and maximum award opportunities for our NEOs under our Annual Bonus Plan. Please see the “Annual Cash Incentives” discussion in the “Compensation Discussion and Analysis” section of this proxy statement. The actual amounts paid with respect to these awards are included in the “Non-equity Incentive Plan Compensation” column in the Summary Compensation Table. For 2023 these amounts were zero due to our NEOs’ receipt of KERP awards in lieu of amounts under the 2023 Annual Bonus Plan.

2.	Represents shares of common stock underlying an RSU award.

3.	Represents shares of common stock issuable upon exercise of stock options.

4.	Represents the closing sales price of our common stock on the NYSE on the trading day immediately preceding the date of grant.

5.	Represents the closing sales price of our common stock on the NYSE on the date of grant.

6.

The amounts in the “Grant Date Fair Value of Stock and Option Awards” column reflect the grant date fair value of each equity award calculated in accordance with SEC rules. For a discussion of our valuation assumptions, see Note 2 and Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

*	Mr. Miller was not eligible to receive equity awards due to his status as Interim CEO.

In 2023, equity awards granted to our NEOs were granted under the Emergent BioSolutions Inc. Stock Incentive Plan in two installments due to share pool constraints. The first installment was granted on March 2, 2023 and the second installment was granted on June 9, 2023, following stockholder approval of the amendment and restatement of the Emergent BioSolutions Inc. Stock Incentive Plan to, among other things, increase the number of shares available for grant under the plan.

Each option and RSU grant vests in three equal installments on the day prior to the first, second and third annual anniversaries of the grant date and each option has a term of seven years. All stock options have an exercise price equal to the closing sale price per share of our common stock on the NYSE on the trading day immediately preceding the date of grant. Under the terms of the agreements governing the RSU awards granted to our NEOs in 2023, each NEO is entitled to receive, at the time of the issuance of any shares upon vesting of the applicable RSU award, an amount of cash equal to the aggregate amount of all dividends paid by us between the date of grant and the issuance of such shares, if any. The PSUs granted to NEOs in fiscal year 2023 result in the issuance of a number of shares (and cash equal to the aggregate amount of dividends paid by us between the grant date and the date of issuance of such shares, in each case with respect to the number of shares that vest under the PSUs based on the level of achievement of the performance goals) based on the level of achievement with respect to Total Revenues and Adjusted EBITDA as a percentage of GAAP revenue on a cumulative basis over the three-year performance period. Achievement of the threshold performance objective, target performance objective and maximum performance objective results in a share (and corresponding cash relating to dividends paid by the company between the grant date and the date of issuance of shares) payout of 50%, 100% and 200% of the target number of shares, respectively. Performance below the 50% threshold will result in no payout. For further details regarding our PSU grants, including those made after December 31, 2023, please see the section of this proxy statement titled “Compensation, Discussion and Analysis”.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 61

Executive Compensation

2023 Option Exercises and Stock Awards Vested

The following table sets forth information regarding the exercise of stock options and the vesting of RSU and PSU awards during the fiscal year ended December 31, 2023, for each of the NEOs on an aggregate basis.

	Option Awards		Stock Awards
Name*	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)

Robert Kramer	—	$ —	38,792	$511,982

Adam Havey	—	$ —	12,464	$164,265

Jennifer Fox	—	$ —	5,737	$ 58,655

Richard Lindahl	—	$ —	12,799	$169,122

Coleen Glessner	—	$ —	1,971	$ 20,814

Paul Williams	—	$ —	4,680	$ 33,206

(1)	The amounts in the “Value Realized on Vesting” column are calculated based on the closing market price per share of our common stock on the vesting date.
*	Mr. Miller was not eligible to receive option awards and stock awards due to his status as Interim CEO.

62 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Executive Compensation

2023 Outstanding Equity Awards At Fiscal Year End

The following table sets forth information regarding unexercised stock options, unvested RSUs and unvested PSUs outstanding as of December 31, 2023 for each of the NEOs.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Equity Awards
Name	Exercisable	Unexercisable		Option Award Exercise Price	Option Award Expiration Date	Unvested Restricted Stock Unit Awards		Market Value Unvested Restricted Stock Unit Awards		Unvested Performance Stock Unit Awards		Market Value Unvested Performance Stock Unit Awards

Richard Lindahl	19,963	—		$48.33	5/7/2025	—		$—		—		$—

	20,321	—		$61.01	2/25/2026	—		$—		—		$—

	24,414	—		$61.44	2/24/2027	—		$—		—		$—

	10,696	5,347	(1)	$93.49	2/23/2028	—		$—		—		$—

	12,876	25,788	(2)	$41.38	2/28/2029	—		$—		—		$—

	—	12,308	(3)	$12.06	3/1/2030	—		$—		—		$—

	—	49,231	(4)	$8.39	6/8/2030	—		$—		—		$—

	—	—		$—	—	1,337	(7)	$3,209	(16)	—		$—

	—	—		$—	—	21,750	(8)	$52,200	(16)	—		$—

	—	—		$—	—	6,444	(9)	$15,466	(16)	—		$—

	—	—		$—	—	6,154	(10)	$14,770	(16)	—		$—

	—	—		$—	—	24,616	(11)	$59,078	(16)	—		$—

	—	—		$—	—	—		$—		4,012	(17)	$9,629	(20)

	—	—		$—	—	—		$—		9,667	(18)	$23,201	(20)

	—	—		$—	—	—		$—		7,249	(18)	$17,398	(20)

	—	—		$—	—	—		$—		12,308	(19)	$29,539	(20)

	—	—		$—	—	—		$—		49,231	(19)	$118,154	(20)

Adam Havey	20,321	—		$61.01	2/25/2026	—		$—		—		$—

	22,784	—		$61.44	2/24/2027	—		$—		—		$—

	9,982	—		$93.49	2/23/2028	—		$—		—		$—

	14,083	—		$41.38	2/28/2029	—		$—		—		$—

Jennifer Fox	1,558	—		$64.24	1/10/2026	—		$—		—		$—

	4,476	—		$61.44	2/24/2027	—		$—		—		$—

	2,674	1,338	(1)	$93.49	2/23/2028	—		$—		—		$—

	2,777	5,561	(2)	$41.38	2/28/2029	—		$—		—		$—

	6,076	12,170	(2)	$41.38	2/28/2029	—		$—		—		$—

	—	12,308	(3)	$12.06	3/1/2030	—		$—		—		$—

	—	49,231	(4)	$8.39	6/8/2030	—		$—		—		$—

	—	—		$—	—	668	(7)	$1,603	(16)	—		$—

	—	—		$—	—	1,411	(12)	$3,386	(16)	—		$—

	—	—		$—	—	9,063	(8)	$21,751	(16)	—		$—

	—	—		$—	—	2,779	(9)	$6,670	(16)	—		$—

	—	—		$—	—	3,041	(9)	$7,298	(16)	—		$—

	—	—		$—	—	42,135	(13)	$101,124	(16)	—		$—

	—	—		$—	—	6,154	(10)	$14,770	(16)	—		$—

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 63

Executive Compensation

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Equity Awards
Name	Exercisable	Unexercisable		Option Award Exercise Price	Option Award Expiration Date	Unvested Restricted Stock Unit Awards		Market Value Unvested Restricted Stock Unit Awards		Unvested Performance Stock Unit Awards		Market Value Unvested Performance Stock Unit Awards

	—	—		$—	—	24,616	(11)	$59,078	(16)	—		$—

	—	—		$—	—	—		$—		4,562	(18)	$10,949	(20)

	—	—		$—	—	—		$—		3,021	(18)	$7,250	(20)

	—	—		$—	—	—		$—		14,045	(18)	$33,708	(20)

	—	—		$—	—	—		$—		12,308	(19)	$29,539	(20)

	—	—		$—	—	—		$—		49,231	(19)	$118,154	(20)

Coleen Glessner	7,876	15,775	(5)	$42.28	4/7/2029	—		$—		—		$—

	—	7,692	(3)	$12.06	3/1/2030	—		$—		—		$—

	—	30,770	(4)	$8.39	6/8/2030	—		$—		—		$—

	—	—		$—	—	3,942	(14)	$9,461	(16)	—		$—

	—	—		$—	—	72,232	(13)	$173,357	(16)	—		$—

	—	—		$—	—	3,846	(10)	$9,230	(16)	—		$—

	—	—		$—	—	15,385	(11)	$36,924	(16)	—		$—

	—	—		$—	—	—		$—		5,913	(18)	$14,191	(20)

	—	—		$—	—	—		$—		24,078	(18)	$57,787	(20)

	—	—		$—	—	—		$—		7,692	(19)	$18,461	(20)

	—	—		$—	—	—		$—		30,770	(19)	$73,848	(20)

Paul Williams	1,180	589	(1)	$93.49	2/23/2028	—		$—		—		$—

	1,128	565	(6)	$59.07	7/8/2028	—		$—		—		$—

	2,536	5,077	(2)	$41.38	2/28/2029	—		$—		—		$—

	—	2,308	(3)	$12.06	3/1/2030	—		$—		—		$—

	—	9,231	(4)	$8.39	6/8/2030	—		$—		—		$—

	—	—		$—	—	295	(7)	$708	(16)	—		$—

	—	—		$—	—	282	(15)	$677	(16)	—		$—

	—	—		$—	—	2,538	(9)	$6,091	(16)	—		$—

	—	—		$—	—	1,154	(10)	$2,770	(16)	—		$—

	—	—		$—	—	4,616	(11)	$11,078	(16)	—		$—

	—	—		$—	—	—		$—		2,308	(19)	$5,539	(20)

	—	—		$—	—	—		$—		9,231	(19)	$22,154	(20)

(1)	The unexercisable portion of this stock option award vested on February 23, 2024.

(2)	Approximately one half of the unexercisable portion of this stock option award vested on February 29, 2024 and the remainder will vest on February 28, 2025.

(3)

Approximately one third of the unexercisable portion of this stock option award vested on March 1, 2024 and approximately one third of the unexercisable portion will vest on March 1, 2025 and March 1, 2026.

(4)	Approximately one third of the unexercisable portion of this stock option award will vest on June 8, 2024, June 8, 2025 and June 8, 2026.

(5)	Approximately one half of the uexercisable portion of this stock option award vested on April 7, 2024 and the remainder will vest on April 7, 2025.

(6)	The unexercisable portion of this stock option award will vest on July 8, 2024.

64 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Executive Compensation

(7)	The unvested portion of this RSU award vested on February 23, 2024.

(8)	The unvested portion of this RSU award vested on February 29, 2024.

(9)	Approximately one half of the unvested portion of this RSU award vested on February 29, 2024 and the remainder will vest on February 28, 2025.

(10)	Approximately one third of this RSU award vested on March 1, 2024 and the approximately one-third of the unvested portion will vest on March 1, 2025 and March 1, 2026.

(11)	Approximately one third of this RSU award will vest on June 8, 2024, June 8, 2025 and June 8, 2026.

(12)	The unvested portion of this RSU award will vest on November 11, 2024.

(13)	The unvested portion of this RSU award will vest on December 8, 2024.

(14)	Approximately one half of this RSU award vested on April 7, 2024 and the remainder will vest on April 7, 2025.

(15)	The unvested portion of this RSU award will vest on July 8, 2024.

(16)	Represents the closing price of our common stock on December 31, 2023 multiplied by the number of shares underlying the unvested portion of the RSU award as of December 31, 2023.

(17)	This PSU award vested on February 21, 2024 at 0% of the amount awarded.

(18)	The unvested portion of this PSU award will vest upon satisfaction of the underlying performance criteria of adjusted EBITDA as a percentage of revenue.

(19)	The unvested portion of this PSU award will vest upon satisfaction of the underlying performance criteria of total revenues and adjusted EBITDA as a percentage of revenue.

(20)	Represents the closing price of our common stock on December 31, 2023 multiplied by the number of shares underlying the unvested portion of the PSU award as of December 31, 2023.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 65

Executive Compensation

Payments Upon Termination or Change in Control

Senior Management Severance Plan

Our Compensation Committee adopted the Second Amended and Restated Senior Management Severance Plan (the “Senior Management Severance Plan”), which replaced our Amended and Restated Senior Management Severance Plan. The Senior Management Severance Plan was put into place for the benefit of employees with the title of executive chair, chief executive officer, president, executive vice president, senior vice president or vice president who have been designated to participate in the Senior Management Severance Plan by our Board or, with the authorization of our Board, by our chief executive officer. Our chief executive officer is authorized to designate the greater of 7% of the total number of our employees or 35 employees to be participants in the Senior Management Severance Plan at any particular time, on the basis of name, title, function or compensation level. Our chief executive officer will at all times be a participant under the Senior Management Severance Plan and will have no less favorable rights under the Senior Management Severance Plan than any other participant. Each of the NEOs is currently a participant in the Senior Management Severance Plan.

For-cause terminations. If we terminate a participant’s employment with cause, as defined in the Senior Management Severance Plan, then the participant will not be entitled to receive any compensation, benefits or rights under the Senior Management Severance Plan, and any stock options or other equity participation benefits vested on or prior to the date of the termination, but not yet exercised, will immediately terminate.

Without-cause terminations. If we terminate a participant’s employment without cause, as defined in the Senior Management Severance Plan, the participant will be entitled to:

〇	Any unpaid base salary and accrued paid time-off through the date of termination;
〇	A pro-rata portion of the participant’s target annual bonus in respect of the year of termination;
〇	Any bonus earned but unpaid as of the date of termination for any previously completed year;
〇	Reimbursement for any unreimbursed expenses incurred by the participant prior to the date of termination;
〇	An amount equal to a specified percentage of the participant’s annual base salary and target bonus, as indicated in the table below;
〇	Employee and fringe benefits and perquisites, if any, to which the participant may be entitled as of the date of termination under our relevant plans, policies and programs; and
〇

Continued eligibility for the participant and his or her eligible dependents to receive employee benefits (such as medical, dental, life insurance (not to exceed one year), and pension benefits), for a stated period following the participant’s date of termination as indicated in the table below, except when the provision of employee benefits would result in a duplication of benefits provided by any subsequent employer.

The following table sets forth the percentage of base salary and the stated period for continued employee benefits to which each of our NEOs was entitled to receive had we terminated the executive officer’s employment without cause on December 31, 2023.

Departed Named Executive Officers

Name	Severance Payments	Value of Benefits Received post- departure	Value of Equity Awards

Robert Kramer	$921,078	$17,151	$—

Adam Havey	$288,491	$5,011	$—

Benefits for a Termination Without Cause
Name	Percentage of Annual Base Salary and Target Bonus	Stated Period for Continued Employee Benefits

Richard Lindahl	125%	15 months

Jennifer Fox	125%	15 months

Coleen Glessner	125%	15 months

Paul Williams	75%	9 Months

66 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Executive Compensation

The following table sets forth the amount of potential payments and value of benefits that each NEO would have received if we had terminated the executive officer’s employment without cause on December 31, 2023.

Termination without Cause

Name	Cash Payments(1)	Value of Benefits(2)	Value of Equity Awards

Richard Lindahl	$1,137,750	$37,335	$—

Jennifer Fox	$1,082,000	$23,916	$—

Coleen Glessner	$1,063,750	$12,529	$—

Paul Williams	$607,500	$52,642	$—

(1)

Each amount in this column represents the aggregate amount equal to the applicable specified percentage of the NEO’s annual base salary in effect on December 31, 2023, plus 100% of the NEO’s target annual bonus for 2023.

(2)	The amounts in this column reflect the estimated value of future premiums under our health and welfare benefit plans and life insurance program.

Change in control terminations. If we terminate a participant’s employment (i) without cause or a participant resigns for good reason, each as defined in the Senior Management Severance Plan, in each case within 18 months following a change in control, as defined in the Senior Management Severance Plan, or (ii) prior to a change in control at the request of a party involved in the change in control, or otherwise in connection with or in anticipation of a change in control, then the participant will be entitled to:

〇	A cash lump sum equal to the sum of:
〇	Any unpaid base salary and accrued paid time-off through the date of termination,
〇	A pro-rata portion of the participant’s target annual bonus in respect of the year of termination,
〇	Any bonus earned but unpaid as of the date of termination for any previously completed year,
〇	Any unreimbursed expenses incurred by the participant prior to the date of termination, and
〇	An amount equal to a specified percentage of the sum of the participant’s base salary and the participant’s target bonus, as indicated in the table below;
〇	Employee and fringe benefits and perquisites, if any, to which the participant may be entitled as of the date of termination of employment under our relevant plans, policies and programs;
〇

Any unvested stock options, stock appreciation rights, shares of restricted stock, RSUs and other stock-unit awards held by the participant that are outstanding on the date of termination will become fully vested as of that date. In addition, the period during which any stock options held by the participant that are outstanding on that date may be exercised shall be extended to a date that is the later of the 15th day of the third month following the termination date, or December 31 of the calendar year in which the stock option would otherwise have expired if the exercise period had not been extended, but not beyond the final date the stock option could have been exercised if the participant’s employment had not terminated, in each case based on the term of the option at the original grant date;

〇

Continued eligibility for the participant and his or her eligible dependents to receive employee benefits (such as medical, dental, life insurance (not to exceed one year), and pension benefits), for a stated period following the participant’s date of termination as indicated in the table below, except when the provision of employee benefits would result in a duplication of benefits provided by any subsequent employer;

〇

The retention for the maximum period permitted by applicable law of all rights the participant has to indemnification from us immediately prior to the change in control and the continuation throughout the period of any applicable statute of limitations of any director’s and officer’s liability insurance covering the participant immediately prior to the change in control; and

〇

The advancement to the participant of all costs and expenses, including attorney’s fees and disbursements, incurred by the participant in connection with any legal proceedings that relate to the termination of employment or the interpretation or enforcement of any provision of the Senior Management Severance Plan, for which the participant will have no obligation to reimburse us if the participant prevails in the proceeding with respect to at least one material issue or the proceeding is settled.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 67

Executive Compensation

The following table sets forth the percentage of base salary and bonus and the stated period for continued employee benefits to which each of our NEOs was entitled to receive under the circumstances described above in connection with a change in control on December 31, 2023.

Benefits for a Termination in Connection with a Change in Control
Name	Percentage of Annual Base Salary and Target Bonus	Stated Period for Continued Employee Benefits

Richard Lindahl	200%	24 months

Jennifer Fox	200%	24 months

Coleen Glessner	200%	24 Months

Paul Williams	125%	12 Months

The following table sets forth the amount of potential payments and value of benefits that each NEO would have received if we had terminated the executive officer’s employment prior to or in connection with a change in control on December 31, 2023.

Termination Prior to or in Connection with a Change in Control

Name	Cash Payments(1)	Value of Benefits(2)	Value of Equity Awards(3)

Richard Lindahl	$1,599,000	$60,636	$ 342,643

Jennifer Fox	$1,521,000	$39,165	$ 415,282

Coleen Glessner	$1,495,000	$20,945	$ 393,256

Paul Williams	$832,500	$42,563	$ 49,018

(1)

Each amount in this column represents the aggregate amount equal to the applicable specified percentage of the NEO’s annual base salary in effect on December 31, 2023, plus 100% of the NEO’s target annual bonus for 2023.

(2)	The amounts in this column reflect the estimated value of future premiums under our health and welfare benefit plans and life insurance program.

(3)

The amounts in this column reflect the value of accelerated vesting of stock options, and RSUs and PSUs. The value of accelerated vesting of stock options was calculated by multiplying the number of shares subject to accelerated vesting under outstanding stock options by the difference between $2.40, which was the closing market price per share of our common stock on December 31, 2023, and the per share exercise price of the applicable accelerated stock option. The value of accelerated vesting of RSUs was calculated by multiplying the number of shares subject to accelerated vesting under RSU grants by $2.40, which was the closing market price per share of our common stock on December 31, 2023. The value of accelerated vesting of PSUs was calculated by multiplying the number of shares subject to accelerated vesting under PSU grants by $2.40, which was the closing market price per share of our common stock on December 31, 2023, with an associated performance factor of 100%.

General provisions. All payments under the Senior Management Severance Plan will be reduced by any applicable taxes required by applicable law to be paid or withheld by us. If at the time a participant’s employment is terminated, the participant is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code (“Section 409A”), then any payments to the participant that constitute non-qualified deferred compensation within the meaning of Section 409A will be delayed by a period of six months. All such payments that would have been made to the participant during the six-month period will be made in a lump sum on the date that is six months and one day following the date of termination, and all remaining payments will commence in the seventh month following the date of termination. Our Board or any committee thereof designated by our Board is authorized to administer the Senior Management Severance Plan and has authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Senior Management Severance Plan as it deems advisable.

68 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Executive Compensation

As a condition to payment of any amounts under the Senior Management Severance Plan in connection with a termination without cause, the participant is required:

1.	For the same stated period during which we have agreed to provide continued employee benefits to the terminated employee (not to exceed one year), not to:

〇	Induce, counsel, advise, solicit or encourage our employees to leave our employ or to accept employment with any other person or entity,
〇

Induce, counsel, advise, solicit or encourage any person who we employed within six months prior to that time to accept employment with any person or entity besides us or hire or engage that person as an independent contractor,

〇

Solicit, interfere with or endeavor to cause any of our customers, clients or business partners to cease or reduce its relationship with us or induce any such customer, client or business partner to breach any agreement that such customer, client or business partner may have with us, or

〇	Engage in or have a financial interest in any business competing with us within any state, region or locality in which we are then doing business or marketing products;

2.

Upon reasonable notice and at our expense, to cooperate fully with any reasonable request that may be made by us in connection with any investigation, litigation or other similar activity to which we are or may be a party or may otherwise be involved and for which the participant may have relevant information; and

3.

To sign and deliver a suitable waiver and release under which the participant will release and discharge us from and on account of any and all claims that relate to or arise out of our employment relationship.

Employment Agreements/Separation Arrangements

During fiscal year 2023, none of our NEOs had an employment agreement with us. On an annual basis, the Compensation Committee determines salary increases, cash bonus amounts and equity awards for our NEOs. In addition, the Compensation Committee determines target annual cash bonuses as a percentage of each NEO’s annual base salary. We do not have any formal or informal policy for the amount of executive salary and bonus in proportion to total compensation.

Notwithstanding the above, the Board engaged Haywood Miller of Berkley Research Group (“BRG”) to serve as the company’s Interim CEO from June 24, 2023 to February 21, 2024. As compensation for Mr. Miller’s professional services as Interim CEO, BRG received monthly cash compensation of $125,000 (or prorated portion thereof) in addition to the reimbursement of reasonable and documented direct out-of-pocket expenses related to Mr. Miller’s provision of services consistent with the company’s travel and reimbursement policies.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 69

Executive Compensation

CEO Pay Ratio Disclosure

Pursuant to the SEC rules requiring companies to disclose their CEO and median-compensated employee pay ratio, set forth below is the ratio of compensation of our former Interim Chief Executive Officer to the median employee’s compensation.

Annual total compensation of Haywood Miller, Interim CEO	$1,500,000

Annual total compensation of the median employee(1)	$118,373

Ratio of Chief Executive Officer to median employee compensation	13:1
(1)	Annual total compensation of the median employee consisted of base pay, bonus (paid in 2024, but earned in 2023) and 401(k) match (where applicable).

In determining the median employee, a list of all full-time and part-time employees, exclusive of Mr. Miller (who was not an employee), was prepared based on active employees included in the company’s payroll system as of December 31, 2023. Salaries and wages were annualized for those employees who were not employed for the full year of 2023. Salaries and wages were ranked from lowest to highest, and the compensation (base pay, plus bonus) of the median employee was selected from the list.

70 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

PAY VERSUS PERFORMANCE DISCLOSURE
The table set forth below summarizes information to show the relationship between NEO compensation and certain financial performance measures for fiscal years 2020, 2021, 2022 and 2023. This information is provided in accordance with Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K.

Fiscal Year	Summary Compensation Table Total for PEO (Kramer) (1)	Summary Compensation Table Total for PEO (Miller) (1)	Compensation Actually Paid to CEO (Kramer) (1)(2)	Compensation Actually Paid to CEO (Miller) (1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (2) (3)	Value of Initial Fixed $100 Investment Based on		Net Income (Loss) ( in millions ) (5)	Total Revenues ( in millions) (5)
							Total Shareholder Return	Peer Group Total Shareholder Return (4)

2023	$5,103,858	$766,667	$393,077	$766,667	$1,813,193	$462,669	$4.45	$146.27	$(760.5)	$1,049.3

2022	$7,578,573	—	$508,270	—	$3,393,116	$951,561	$21.89	$140.85	$(211.6)	$1,117.5

2021	$6,932,076	—	$532,388	—	$2,469,172	$192,682	$80.57	$121.80	$219.5	$1,773.6

2020	$5,569,978	—	$10,223,966	—	$2,457,336	$5,035,083	$166.08	$108.63	$305.8	$1,577.3

(1)	Mr. Kramer was our principal executive officer (PEO) for each of 2020, 2021, 2022 and until June 24, 2023. Mr. Miller was the company’s Interim CEO from June 24, 2023 until February 21, 2024.

(2)
The dollar amounts reported in the “Compensation Actually Paid to PEO (Kramer)” column, the “Compensation Actually paid to CEO (Miller)” column and the “Average Compensation Actually Paid to Non-PEO Named Executive Officers” column represent the amount of “compensation actually paid” (“CAP”) to each of our PEOs and the “average compensation actually paid” to our non-PEO NEOs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. While SEC rules require us to disclose these amounts, they do not correlate to actual amounts that will or may be paid to our NEOs. The actual amounts that will or may be paid to each NEO will be determined following the completion of the applicable service and/or performance period based upon the actual achievement over such service and/or performance period. Supplemental tables reconciling compensation reported in our summary compensation table to CAP for our PEOs is provided below.

(3)
The non-PEO NEOs for 2023 are Mr. Lindahl, Mr. Havey, our former Chief Operating Officer, Ms. Fox, Ms. Glessner and Mr. Williams. For 2022, the non-PEO NEOS were Mr. Lindahl, Mr. Havey, Ms. Fox and Mr. Saran, our former Chief Strategy and Development Officer, and for each of 2021 and 2020 the non-PEO NEOs were Mr. El-Hibri, Mr. Lindahl, Mr. Havey and Mr. Saran. Supplemental tables reconciling compensation reported in our summary compensation table to CAP for the average of our non-PEO NEOs is provided below.

(4)	Peer Group reflects published data for the S&P Biotechnology Index.

(5)
Net income (loss) and Total Revenues for each year shown, as disclosed in the company’s annual report on Form 10-K for the corresponding year. Total Revenues is our “Company-Selected Measure” as set forth in Regulation S-K 402(v). Note that the restatement identified in the Company’s Form 10-K/A filed on December 11, 2023 did not require a recovery in connection with the Company’s Executive Compensation Recovery Policy.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 71

Pay Versus Performance Disclosure

Supplemental Tables:
PEO SCT to CAP Reconciliation

Fiscal Year	Reported Summary Compensation Table Total for PEO (Kramer)	Reported Summary Compensation Table Total for PEO (Miller)	Reported Value of Equity Awards in the Summary Compensation Table (1)	Equity Award Adjustments (1)	Compensation Actually Paid to PEO (Kramer)	Compensation Actually Paid to PEO (Miller)

2023	$5,103,858	$766,667	$(3,398,039)	$(1,312,741)	$393,077	$766,667

2022	$7,578,573	N/A	$(6,231,882)	$(838,421)	$508,270	N/A

2021	$6,932,076	N/A	$(4,998,767)	$(1,400,921)	$532,388	N/A

2020	$5,569,978	N/A	$(3,442,423)	$8,096,411	$10,223,966	N/A
(1)
Mr. Miller was not eligible to receive equity in his role as Interim CEO and did not receive equity awards from the Company prior to his service as Interim CEO. Accordingly, the equity award columns apply only to Mr. Kramer.

PEO Equity Award Adjustment Reconciliation
(1)

Fiscal Year	Year-End Fair Value of Awards Granted During Year That Remain Unvested as of Year End	Year-over- Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year	Year-over- Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Covered Year	Year-end Fair Value of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments

2023	$—	$—	$—	$80,295	$(1,393,036)	$—	$(1,312,741)

2022	$1,391,610	$(1,603,115)	$—	$(626,916)	$—	$—	$(838,421)

2021	$1,869,759	$(3,301,247)	$—	$30,567	$—	$—	$(1,400,921)

2020	$5,854,355	$1,898,642	$—	$343,414	$—	$—	$8,096,411
(1)	Mr. Miller was not eligible to receive equity in his role as Interim CEO. Accordingly, this table applies only to Mr. Kramer.
Average
non-PEO
NEO SCT to CAP Reconciliation

Fiscal Year	Average Reported Summary Compensation Table Total for non-PEO NEOs	Average Reported Value of Equity Awards in the Summary Compensation Table	Total Average Equity Award Adjustments	Average Compensation Actually Paid to non- PEO NEOs

2023	$1,813,193	$(881,054)	$(469,470)	$462,669

2022	$3,393,116	$(2,640,104)	$198,549	$951,561

2021	$2,469,172	$(1,539,799)	$(736,691)	$192,682

2020	$2,457,336	$(1,406,360)	$3,984,107	$5,035,083

72 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Pay Versus Performance Disclosure

Average
non-PEO
NEO Equity Award
Adjustment
Reconciliation

Fiscal Year	Average Year-End Fair Value of Awards Granted During Year That Remain Unvested as of Year End	Year-over-Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year	Year-over-Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Covered Year	Average Year-End Fair Value of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments

2023	$147,810	$(604,648)	$—	$(12,632)	$—	$—	$(469,470)

2022	$764,901	$(389,222)	$—	$(177,130)	$—	$—	$198,549

2021	$575,964	$(1,417,932)	$—	$105,276	$—	$—	$(736,691)

2020	$2,391,709	$1,136,285	$—	$456,113	$—	$—	$3,984,107
Relationship Between Compensation
Actually
Paid and Performance
The graphs belo
w show the following relationships:

(1)
Relationship between compensation “actually paid” to each PEO and average actual compensation paid to the company’s non-PEO NEOs and the company’s cumulative total shareholder return (“TSR”) and comparison of company TSR and peer group TSR.

(2)	Relationship between compensation “actually paid” to each PEO and average actual compensation paid to the company’s non-PEO NEOs and the company’s net income (loss).

EMERG E NT BIOSOLUTIONS INC. | 2024 Notice and Proxy 73

Pay
Versus Performance Disclosure

(3)	Relationship between compensation “actually paid” to each PEO and average actual compensation paid to non-PEO NEOs and Total Revenues.

Financial Performance Measures
The following table lists the three financial performance measures that, in Emergent’s assessment, are the most important measures that the company uses to link CAP to its NEOs to company performance.
The
following is provided in accordance with Item 402(v) of Regulation S-K.

Measure 1	Total Revenues (Company Selected Measure)

Measure 2	Adjusted EBITDA Margin

Measure 3	Adjusted Net Income (Loss)

74 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Executive Compensation

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2023, regarding securities authorized for issuance under our equity compensation plans, consisting of the Emergent BioSolutions Inc. Amended and Restated Stock Incentive Plan, the Emergent BioSolutions Inc. Employee Stock Purchase Plan and the Emergent BioSolutions, Inc. Inducement Plan. The Emergent BioSolutions Inc. Amended and Restated Stock Incentive Plan and the Emergent BioSolutions Inc. Amended Employee Stock Purchase Plan were adopted with the approval of our stockholders, while the Emergent BioSolutions, Inc. Inducement Plan was adopted without stockholder approval.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)(1)

Equity compensation plans approved by stockholders	3,707,513	$34.44	7,704,796

Equity compensation plans not approved by stockholders(2)			5,000,000

Total	3,707,513		12,704,796

(1)

Represents 5,952,972 authorized shares that were available for future grants under the Emergent BioSolutions Inc. Amended and Restated Stock Incentive Plan as of December 31, 2023. These shares may be used for stock options, RSUs, stock appreciation rights, restricted stock awards, PSU awards and other stock-based awards. This amount also includes 1,751,824 shares of common stock that were available for issuance under the Emergent BioSolutions Inc. Amended Employee Stock Purchase Plan as of December 31, 2023.

(2)	Represents authorized shares that were available for future grants under the Emergent BioSolutions Inc. Inducement Plan as of December 31, 2023.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 75

Proposals to be Voted on at the Annual Meeting

PROPOSAL 4 — APPROVAL OF AMENDMENT OF COMPANY’S STOCK INCENTIVE PLAN

The Board of Directors believes that our continued growth and profitability depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability. We believe that our stock-based compensation programs are central to this objective. We anticipate that the shares currently available under our existing stock-based compensation plans will be insufficient to meet our projected hiring needs as well as our current growth strategy over the next two to three years.

On March 26, 2024, upon the recommendation of the Compensation Committee and subject to stockholder approval, the Board of Directors adopted an amended and restated version of the Emergent BioSolutions Inc. Stock Incentive Plan (the “Amended Plan”). The Amended Plan increases the number of shares of our common stock available for issuance under the Emergent BioSolutions Inc. Stock Incentive Plan by 2,100,000 shares, subject to adjustment in the event of stock splits and other similar events. The Amended Plan also removes the fungible ratio to provide that full value awards (including awards of restricted stock, restricted stock units, other stock unit awards and performance awards) that are granted on or subsequent to May 23, 2024 will deplete the applicable share reserve by 1.0 shares for each share of common stock subject to the award. As a result of this change, full value awards and stock options will be counted in the same manner when issued or forfeited. Our number of common shares outstanding as of March 26, 2024 was 29,108,561. Under the Amended Plan, the aggregate number of shares authorized for issuance increased by 2,100,000 shares to a total of 31,208,561 shares. The Amended Plan is attached as Appendix B to this proxy statement. This summary does not purport to be a complete description of the terms of the Amended Plan and is qualified in its entirety by reference to the text of the Amended Plan.

We believe that our stock-based compensation programs have been integral to our success in the past and will be important to our ability to succeed in the future. Therefore, we consider approval of the Amended Plan to be vital to our future success. As described above, the Amended Plan increases the number of shares of common stock available for issuance under the Emergent BioSolutions Inc. Stock Incentive Plan by 2,100,000 shares. We analyzed the number of stock incentive awards outstanding, the shares remaining available for grant under existing plans, and the additional shares being requested under the amended plan. We considered our March 26, 2024 aggregate share pool of 9,637,079 shares, which was comprised of: 2,914,015 shares remaining available for grant; 4,541,452 stock options outstanding (with a weighted average exercise price of $9.01 and weighted average remaining term of 6.51 years); and 2,181,612 unvested full-value awards outstanding. Our number of common shares outstanding as of March 26, 2024 was 52,390,764. Based on 2,914,015 shares available for issuance under the existing plan as of March 26, 2024, if the Amended Plan is approved by stockholders at the Annual Meeting we would expect to have 5,014,015 shares available for issuance under the Amended Plan.

Incremental dilution to our stockholders from the additional 2,100,000 shares proposed to be added to the plan was also considered. This new aggregate share reserve is expected to have a duration of approximately 1-2 years for making new grants of awards, and overall dilution of approximately 18.3%. The additional share reserve will provide us with flexibility to maintain our regular equity grant practices for an expanded workforce through a combination of organic growth and the potential for continued expansion through mergers and acquisitions.

Highlights of the Amended Plan

〇

No liberal share recycling. Shares of common stock delivered to satisfy the exercise price of stock options or to satisfy the tax withholding obligations with respect to options and stock appreciation rights (“SARs”) will not increase the number of shares available for the future grant of awards under the plan; the aggregate number of shares of common stock with respect to which a SAR is exercised will be counted against the number of shares available for the future grant of awards under the plan, regardless of number of shares actually issued upon exercise; and shares purchased by us on the open market using proceeds from the exercise of an award will not increase the number of shares available for future grant of awards.

〇	No Repricing of Awards. The direct or indirect repricing of stock options or SARs is prohibited without stockholder approval.
〇	No Discounted Options or SARs. All options and SARs must have an exercise or measurement price not less than the fair market value of the underlying common stock on the date of grant.
〇

Limit Applicable to Non-Employee Directors. In any calendar year, the sum of cash compensation paid to any non-employee director for service as a director and the value of awards under the Amended Plan made to such non-employee director (calculated based on the grant date fair value of such Awards for financial reporting purposes) may not exceed $1,000,000.

〇

Independent Committee Administers Awards to Non-Employee Directors. Awards granted to non-employee directors are granted and administered by a committee of the Board of Directors, all of the members of which are independent directors as defined by Section 303A.02 of the NYSE Listed Company Manual.

〇	“Double Trigger” Vesting of Awards in Connection with a Change in Control. Awards will not automatically vest solely as a result of a change in control.

76 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Proposals to be Voted on at the Annual Meeting

〇

Treatment of Awards on a Change in Control. The Amended Plan prescribes default treatment of all Award types if an acquiring or succeeding corporation does or does not assume or substitute Awards in connection with a Change in Control Event (as defined in the Amended Plan).

〇

No Dividends on Unvested Awards, Options, or SARs. All dividends, including ordinary cash dividends, paid with respect to shares of restricted stock will be paid to the participant only if and when such shares vest and any dividend equivalents provided with respect to restricted stock unit awards, other stock-unit awards and performance awards are subject to the same restrictions on transfer and forfeitability as the awards with respect to which they are paid. In addition, no dividends or dividend equivalent rights are payable with respect to options or stock appreciation rights.

〇

Minimum Vest Provisions. Awards granted to non-employee directors generally will vest on the first anniversary of the grant date or the first annual meeting of stockholders after the grant date, whichever is earlier, subject to a minimum vesting period of 50 weeks. In addition, awards granted to participants other than non-employee directors may not vest before the first anniversary of the date of grant.

New Plan Benefits

As of March 26, 2024, approximately 533 employees are eligible to receive Awards under the Amended Plan, including 6 executive officers. In addition, 9 non-employee directors are also eligible to receive Awards under the Amended Plan. The granting of Awards under the Amended Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group. Information about awards granted to our NEOs and directors during 2023 can be found under the heading “Compensation Discussion and Analysis—2023 Grants of Plan—Based Awards” and “Director Compensation”. During 2023, awards covering 1,075,012 plan shares of common stock were granted to our executive officers, awards covering 508,116 plan shares were granted to our non-employee directors and awards covering 1,580,156 plan shares were granted to our other employees.

Description of the Amended Plan

This summary is qualified in its entirety by reference to the Amended Plan, a blacklined copy of which is attached to this proxy statement as Appendix B. You can request a copy of the Amended Plan by writing to Emergent BioSolutions Inc., Attn: Investor Relations, 300 Professional Drive, Gaithersburg, Maryland 20879. A copy of the Amended Plan, which is attached to the electronic copy of this proxy statement filed with the SEC, also may be accessed from the SEC’s home page (www.sec.gov).

Types of Awards

The Amended Plan provides for the grant of “incentive stock options” intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder, which we refer to as the Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, other stock unit awards and performance awards, collectively referred to as Awards.

Any shares of common stock made subject to Awards of incentive stock options, nonstatutory stock options or stock appreciation rights will be counted against the maximum aggregate number of shares of common stock available for issuance under the Amended Plan as one share of common stock for every one share of common stock granted. Any shares of common stock made subject to Awards of restricted stock, restricted stock units, other stock unit awards or performance awards will be counted against the maximum aggregate number of shares of common stock available for issuance under the Amended Plan as (1) one share of common stock for every one share of common stock granted if such Award was granted prior to May 21, 2009, (2) 1.5 shares of common stock for every one share of common stock granted if such Award was granted on or after May 21, 2009 but prior to May 17, 2012, (3) 1.86 shares of common stock for every one share of common stock granted if such Award was granted on or after May 17, 2012 but prior to May 22, 2014, (4) 2.3 shares of common stock for every one share of common stock granted if such Award was granted on or after May 22, 2014 but prior to May 25, 2023, (5) 1.6 shares of common stock for every one share of common stock granted if such Award was granted on or after May 25, 2023 and prior to May 23, 2024 and (6) 1.0 shares of common stock for every one share of common stock granted if such Award is granted on or after May 23, 2024.

Any shares of common stock made subject to Awards of incentive stock options, nonstatutory stock options or stock appreciation rights that are returned to the Amended Plan will be returned as one share of common stock for every one share of common stock granted. Any shares of common stock made subject to Awards of restricted stock, restricted stock units, other stock unit awards or performance awards that were returned to the Amended Plan prior to May 25, 2023 were returned as (1) one share of common stock for every one share of common stock granted prior to May 21, 2009, (2) 1.5 shares of common stock for every one share of common stock granted on or subsequent to May 21, 2009 and prior to May 17, 2012, (3) 1.86 shares of common stock for every one share of common stock granted on or subsequent to May 17, 2012 and prior to May 22, 2014, (4) 2.3 shares of common stock for every one share of common stock granted on or subsequent to May 22, 2014 and prior to May 25, 2023 and (5) 1.6 shares of common stock for every one share of common stock granted on or subsequent to May 25, 2023 and prior to May 23, 2024. Beginning May 23, 2024, with respect

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 77

Proposals to be Voted on at the Annual Meeting

to any Award granted on or after that date, any shares of common stock subject to Awards of restricted stock, restricted stock units, other stock unit awards or performance awards that are returned to the Amended Plan will be returned as 1.0 shares of common stock for every one share of common subject to the Award.

Stock Options. Stock options entitle recipients to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price that is no less than 100% of the fair market value of the common stock on the date of grant. Only employees may be granted incentive stock options. Options granted prior to March 6, 2012 may not be granted for a term in excess of ten years. Options granted on or after March 6, 2012 may not be granted for a term in excess of seven years. The Amended Plan permits the following forms of payment of the exercise price of options: (i) payment by cash or check, (ii) subject to certain conditions, payment in connection with a “cashless exercise” through a broker, (iii) subject to certain conditions, surrender to us of shares of common stock, (iv) delivery to us of a promissory note or any other lawful consideration, or (v) any combination of these forms of payment.

Stock Appreciation Rights. Stock appreciation rights entitle recipients to receive the appreciation in the value of the common stock as of the exercise date over the value of the common stock on the date of grant of the stock appreciation right. Stock appreciation rights will be settled by the delivery of shares of common stock. Stock appreciation rights may be issued in tandem with options or as stand-alone rights. The base amount specified on the date of grant to calculate appreciation will be no less than 100% of the fair market value of a share of common stock on the date of grant. The maximum term of any stock appreciation right granted prior to March 6, 2012 will be no more than ten years from the date of grant, and of any stock appreciation right granted on or after March 6, 2012 will be no more than seven years from the date of the grant.

Restricted Stock and Restricted Stock Unit Awards. Restricted stock Awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. Alternatively, instead of issuing common stock that is subject to repurchase, the Board of Directors may grant Awards known as restricted stock units that entitle recipients to receive unrestricted shares of common stock to be delivered at the time such shares of common stock vest.

Other Stock Unit Awards. Under the Amended Plan, the Board of Directors has the right to grant other Awards of shares of common stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, shares of common stock or other property having such terms and conditions as the Board of Directors may determine, including the grant of shares and/or cash based upon certain conditions such as performance-based conditions.

Vesting. Awards granted under the Amended Plan to participants other than non-employee directors may not vest prior to the first anniversary of the date of grant. Awards granted under the Amended Plan to non-employee directors may not vest prior to the earliest of the first anniversary of the date of grant, the date of the first annual meeting of stockholders held after the date of grant, or 50 weeks after the date of grant.

Notwithstanding any other provision of the Amended Plan, the Board of Directors or a committee of the Board of Directors may, either at the time an Award is made or at any time thereafter, accelerate and allow to become vested or waive any right to repurchase shares of common stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to the Award, in whole or in part, in the event of the death or disability of the participant without regard to the foregoing minimum vesting requirements, or in certain other circumstances described in the Amended Plan, subject to the minimum vesting requirements. The foregoing minimum vesting requirements shall not apply to Awards, in the aggregate, for up to 5% of the authorized number of shares available for issuance under the Amended Plan. For the avoidance of doubt, all shares of common stock underlying Awards granted under the Amended Plan shall be counted on a one-for-one basis for purposes of the minimum vesting provisions.

Repricing. Unless such action is approved by our stockholders or is pursuant to an adjustment to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization: (1) no outstanding option or stock appreciation right granted under the Amended Plan may be amended to provide an exercise or base price per share that is lower than the then-current exercise or base price per share of the option or stock appreciation right, (2) the Board of Directors may not cancel any outstanding option or stock appreciation right (whether or not granted under the Amended Plan) and grant in substitution therefor new Awards under the Amended Plan covering the same or a different number of shares of common stock and having an exercise or base price per share lower than the then-current exercise or base price per share of the cancelled option or stock appreciation right, (3) the Board of Directors may not cancel in exchange for a cash payment any outstanding option or stock appreciation right with an exercise or base price per share above the then-current fair market value of the common stock, and (4) the Board of Directors may not take any other action under the Amended Plan that constitutes a “repricing” under the rules of the NYSE.

78 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Proposals to be Voted on at the Annual Meeting

Performance Awards. Restricted stock Awards, restricted stock unit Awards and other stock unit Awards granted under the Amended Plan may be made subject to the achievement of performance goals and may be paid in shares of common stock or cash. Under the Amended Plan, the Board of Directors may make Awards that will vest solely upon the achievement of specified performance criteria set by the Board of Directors, and subject to any adjustments as the Board of Directors may determine. The Board of Directors may adjust the cash or number of shares payable pursuant to an Award and the Board may, at any time, waive the achievement of the applicable performance measures, including in the case of the death or disability of the participant or a change in control of the company. The Board of Directors has the power to impose such other restrictions on performance awards as it may deem necessary or appropriate.

Eligibility to Receive Awards

Our employees, officers, directors, consultants and advisors are eligible to be granted Awards under the Amended Plan. The maximum number of shares of common stock with respect to which Awards may be granted to any participant under the Amended Plan is 1,000,000 per calendar year. Awards made under the Amended Plan that are subject to the achievement of performance goals pursuant to the Amended Plan can provide for cash payments of up to $2,000,000 per calendar year per individual. In addition, the Amended Plan provides that in any calendar year, the sum of cash compensation paid to any non-employee director for service as a director and the value of Awards under the Amended Plan made to such non-employee director (calculated based on the grant date fair value of such Awards for financial reporting purposes) may not exceed $1,000,000.

Administration

The Amended Plan is administered by our Board of Directors. Our Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended Plan and to interpret the provisions of the Amended Plan. Pursuant to the terms of the Amended Plan, the Board of Directors may delegate authority under the Amended Plan to one or more committees or subcommittees of the Board of Directors. The Board of Directors has authorized our Compensation Committee to administer certain aspects of the Amended Plan, including the granting of options to executive officers. Awards granted to non-employee directors are granted and administered by a committee of the Board of Directors, all of the members of which are independent directors as defined by Section 303A.02 of the NYSE Listed Company Manual.

The Board of Directors also may delegate authority under the Amended Plan to our officers, each of whom has the power to make Awards to all of our employees, except to executive officers. The Board of Directors has authorized our chief executive officer and executive chairman to grant stock options under our Amended Plan. Neither the chief executive officer nor the executive chairman is authorized to grant options to himself, to any other director or executive officer, to any other officer or other person whose compensation is determined by the Compensation Committee or to any person who the Board of Directors or the Compensation Committee may from time to time designate in writing. Our Board of Directors has fixed the terms of the Awards to be granted by such officers, including the exercise price of such Awards and the maximum number of shares subject to Awards that such officers may make, as well as the period in which Awards may be granted.

Subject to any applicable limitations contained in the Amended Plan, our Board of Directors, our Compensation Committee, or any other committee to whom our Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines the number of shares of common stock covered by options and the dates upon which such options become exercisable, the exercise price of options (which may not be less than 100% of the fair market value of the common stock), the duration of options (which may not exceed seven years in the case of options granted on or after March 6, 2012) and the number of shares of common stock subject to any stock appreciation right, restricted stock, restricted stock units or other stock unit awards and the terms and conditions of such Awards, including conditions for exercise, repurchase, issue price and repurchase price.

If any Award expires, is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part, is settled in cash or results in shares not being issued, the unused shares of common stock covered by such Award will again be available for grant under the Amended Plan. Shares of common stock delivered to us by a participant to satisfy tax withholding obligations with respect to restricted stock, restricted stock units, and other stock unit awards (including shares retained from the Award creating the tax obligation) will again be available for grant under the Amended Plan. However, shares of common stock delivered to us by a participant to purchase shares of common stock upon exercise of an option or stock appreciate right or to satisfy tax withholding obligations with respect to an option or stock appreciation right (including shares retained from the Award creating the tax obligation) will not again be available for grant under the Amended Plan. With respect to SARs settled in shares of common stock upon exercise, the aggregate number of shares of common stock with respect to which the SAR is exercised, rather than the number of shares of common stock actually issued upon exercise, shall be counted against the number of shares of common stock available for Awards under the Amended Plan. In no event will shares of common stock repurchased by us on the open market using the proceeds from the exercise of an Award increase the number of shares available for future grant of Awards under the Amended Plan.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 79

Proposals to be Voted on at the Annual Meeting

Adjustments for Changes in Common Stock and Certain Other Events

Our Board of Directors is required to make appropriate adjustments in connection with the Amended Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. If a merger or other reorganization event occurs, our Board of Directors will provide that all of our outstanding options are to be assumed or substituted by the successor corporation. If the merger or reorganization event also constitutes a change in control event, as defined under the Amended Plan, except to the extent set forth in the option award agreement or any other agreement between the option holder and us, the assumed or substituted options will become immediately exercisable in full if on or prior to the first anniversary of the reorganization event an option holder’s employment with us or our succeeding corporation is terminated by the option holder for good reason or is terminated by us or the succeeding corporation without cause, each as defined in the Amended Plan, or the option holder’s service on our Board of Directors is terminated. In the event the succeeding corporation does not agree to assume, or substitute for, outstanding options, or in the event of our liquidation or dissolution, then our Board of Directors will provide that all unexercised options will become exercisable in full prior to the completion of the merger or other reorganization event and that these options will terminate immediately prior to the completion of the merger or other reorganization event if not previously exercised. Our Board of Directors may also provide for a cash out of the value of any outstanding options. In addition, upon the occurrence of a change in control event that does not also constitute a reorganization event under the Amended Plan, except to the extent set forth in the option award agreement or any other agreement between the option holder and us, each option will continue to vest according to its original vesting schedule, except that an option will become immediately exercisable in full if on or prior to the first anniversary of the change in control event an option holder’s employment with us or our succeeding corporation is terminated by the option holder for good reason or is terminated by us or our succeeding corporation without cause.

If a merger or other reorganization event occurs, our repurchase and other rights under outstanding restricted stock and restricted stock unit Awards will apply to the cash, securities or other property which our common stock is converted into or exchanged for pursuant to such merger or other reorganization event in the same manner and to the same extent as such repurchase and other rights applied to our common stock under such Awards. If a merger or other reorganization event occurs that also constitutes a change in control event, unless provided to the contrary in the instrument evidencing a restricted stock or restricted stock unit Award or any other agreement between the Award holder and us, a restricted stock or restricted stock unit Award will continue to vest according to its original vesting schedule except that the Award will become immediately vested in full if, on or prior to the first anniversary of the change in control event, the holder’s employment with us or our succeeding corporation is terminated for good reason by the holder or is terminated by us or the succeeding corporation without cause, each as defined in the Amended Plan. However, if the acquiring or succeeding corporation does not assume such restricted stock or restricted stock unit Award (and provided that such Award is not a performance Award), such Award will become free from all conditions or restrictions immediately prior to the consummation of the change in control event.

In the case of a performance Award, if a merger or other reorganization event occurs that also constitutes a change in control event and the successor corporation agrees to assume the performance Awards, a portion of each performance Award will be converted into a time-vesting Award that will vest at the end of the original performance period, so long as the holder’s employment with us or our succeeding corporation continues through the end of that performance period. The amount of a performance Award that will converted into a time-vesting award will be determined by the Board based on actual achievement (or target achievement, if actual achievement is not determinable) upon the change in control event. If the successor corporation does not assume a performance Award, such Award will become free from all conditions or restrictions immediately prior to the consummation of the change in control event.

Our Board of Directors may specify the effect of a merger or other reorganization event or change in control event on any stock appreciation right or other stock unit Award at the time of grant. If the succeeding corporation assumes or substitutes an outstanding stock appreciation right or other stock unit Award, such assumption or substitution shall be done in the in the same manner as an option or restricted stock Award that is not a performance Award, as applicable, and consistent with applicable regulations. However, if the acquiring or succeeding corporation does not assume or substitute a stock appreciation right, such stock appreciation right will be treated in the same manner as an option, and if the acquiring or succeeding corporation does not assume or substitute an other stock unit Award that is not a performance Award, such Award will be treated in the same manner as a restricted stock Award that is not a performance Award.

Amendment or Termination

Our Board of Directors generally may amend, modify or terminate any outstanding Award, including substituting another Award therefor, provided that we must obtain the holder’s consent unless our Board of Directors determines that such action, taking into account any related action, would not materially and adversely affect the holder (other than to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization or in connection with certain mergers or other reorganization

80 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Proposals to be Voted on at the Annual Meeting

events). In addition, we may not amend the minimum vesting schedule (described above) applicable to an Award, without stockholder approval, as more fully described above, we cannot amend any outstanding option or stock appreciation right to provide an exercise or base price per share that is lower than the then-current exercise or base price per share of the option or stock appreciation right (other than to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization).

In addition, our Board of Directors may amend, suspend or terminate the Amended Plan or any portion thereof at any time, except that, to the extent determined by our Board of Directors, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained and stockholder approval will be required for any amendment to the Amended Plan that (i) materially increases the number of shares of common stock available for issuance under the Amended Plan (other than an increase to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization) or (ii) materially expands the class of service providers eligible to participate in the Amended Plan. No Award may be granted under the Amended Plan after May 23, 2028, but Awards previously granted may extend beyond that date.

If stockholders do not approve the Amended Plan, the Amended Plan will not go into effect. In such event, our Board of Directors will consider whether to adopt alternative arrangements based on its assessment of our needs.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Amended Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A regarding nonstatutory deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be compensation income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise it will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of stock appreciation rights equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely election under Section 83(b) is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 81

Proposals to be Voted on at the Annual Meeting

proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have compensation income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise it will be short-term.

Other Stock Unit Awards. The tax consequences associated with any other stock unit Awards granted under the Amended Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to Us. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Vote Required and Board Recommendation

Approval of Proposal 4 requires the affirmative vote of a majority of the votes properly cast on the proposal. Abstentions and broker non-votes will have no effect on the outcome of this vote.

The Board of Directors recommends a vote “FOR” the amendment of the Emergent BioSolutions Inc. Stock Incentive Plan.

82 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Proposals to be Voted on at the Annual Meeting

Policies and Procedures for Related Person Transactions

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, when the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a related person transaction, the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit and Finance Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit and Finance Committee will review, and, in its discretion, may ratify the related person transaction if it deems ratification appropriate under the circumstances. The policy also permits the chair of the Audit and Finance Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between Audit and Finance Committee meetings, subject to ratification by the Audit and Finance Committee at its next meeting. Any related person transactions that are ongoing in nature are reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit and Finance Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit and Finance Committee will review and consider:

〇	The related person’s interest in the related person transaction;
〇	The approximate dollar value of the amount involved in the related person transaction;
〇	The approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
〇	Whether the transaction was undertaken in the ordinary course of our business;
〇	Whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
〇	The purpose of, and the potential benefits to us of, the transaction; and
〇

Any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit and Finance Committee may approve or ratify the transaction only if the Audit and Finance Committee determines that, under all of the circumstances, the transaction is consistent with our best interests. The Audit and Finance Committee may impose any conditions on the related person transaction that it deems appropriate. In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

〇

Interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million dollars or 2% of the annual gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of our annual gross revenues; and

〇	A transaction that is specifically contemplated by provisions of our third restated certificate of incorporation (the “Certificate of Incorporation”) or By-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

Since January 1, 2024, there were no related party transactions, nor are there currently any proposed related party transactions, which in accordance with SEC rules, would require disclosure in this proxy statement.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. Our form of indemnification agreement, and our Certificate of Incorporation and By-laws, require us to indemnify and advance expenses to these persons to the full extent permitted by Delaware law. We also intend to enter into an indemnification agreement with each of our future directors and executive officers.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 83

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving this proxy statement?

You are receiving this proxy statement from us because you owned shares of the company’s common stock as of March 26, 2024, the record date for the annual meeting. The Board has made these materials available to you in connection with the Board’s solicitation of proxies for use at our annual meeting.

This proxy statement describes matters on which you may vote and provides you with other important information so that you can make informed decisions. You are requested to vote on each of the proposals described in this proxy statement and are invited to attend the virtual annual meeting.

What does it mean to vote by proxy?

It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the annual meeting. When you submit your proxy by internet, by telephone or by mail, you appoint each of Joseph Papa, our president and chief executive officer, Richard Lindahl, our executive vice president, chief financial officer and treasurer, and Jennifer Fox, our executive vice president, external affairs, general counsel and corporate secretary, or their respective substitutes or nominees, as your representatives — your “proxies” — at the meeting to vote your shares in accordance with your instructions. If you give your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as the Board recommends, and may vote in their discretion with respect to any other matters properly presented at the annual meeting.

Who is entitled to vote at the annual meeting?

Holders of the company’s common stock as of the close of business on the record date, March 26, 2024, may vote by proxy or virtually at the annual meeting. As of the close of business on March 26, 2024 there were 52,390,764 shares of common stock outstanding and entitled to vote and held by 19 holders of record. The common stock is the only outstanding voting security of the company, and each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

You may own shares of the company’s common stock in two different ways:

〇

Record Ownership. If your stock is represented by one or more stock certificates registered in your name or if you have a Direct Registration System account in your name evidencing shares held in book-entry form, with our transfer agent, Broadridge Financial Solutions, Inc., and you are a “stockholder of record.”

〇

Beneficial Ownership. If your shares are held in a brokerage account or by a bank or other nominee, those shares are held in “street name” and you are considered the “beneficial owner” of the shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or other nominee how to vote your shares, and you will receive separate instructions from your broker, bank or other nominee describing how to vote your shares.

If I hold shares in street name by my bank or broker, will my bank or broker automatically vote my shares for me?

If you hold shares through an account with a bank or broker, the voting of the shares by the bank or broker when you do not provide voting instructions is governed by the rules of the NYSE. These rules allow banks and brokers to vote shares in their discretion on “routine” matters for which their customers do not provide voting instructions. On matters considered “non-routine,” banks and brokers may not vote shares without your instruction.

What is a “broker non-vote” and how would it affect the vote?

Shares that banks and brokers are not authorized to vote on a particular proposal are referred to as “broker non-votes.” The ratification of the company’s independent registered public accounting firm is considered a routine matter. Accordingly, banks and brokers may vote shares on this proposal without your instructions and, as a result, we do not expect to receive broker non-votes with respect to this proposal.

84 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Questions and Answers about the Annual Meeting

We expect all other proposals to be voted upon at the annual meeting to be considered to be non-routine, meaning that banks and brokers would not be able to vote your shares on those proposals without your instructions. Please note that if you want your vote to be counted on those proposals, including the election of directors, you must instruct your bank or broker how to vote your shares. If you do not provide voting instructions, no votes will be cast on your behalf with respect to those proposals.

Broker non-votes will be counted for purposes of establishing a quorum but will not affect the outcome of the vote on any proposal presented at the annual meeting.

What is an “abstention” or a “vote withheld” and how would it affect the vote?

An “abstention” occurs when a stockholder submits a proxy with explicit instructions to decline to vote regarding a particular matter and a “vote withheld” occurs when a stockholder submits a proxy with explicit instructions to decline to vote in favor of a director nominee. Abstentions and votes withheld are counted as present for purposes of determining a quorum. Because an abstention is not considered to be a vote “cast” for a particular matter, it will have no effect on any of the proposals presented at the annual meeting. In addition, because a vote withheld with respect to the election of directors does not have legal effect under the existing plurality voting standard, a director may be elected with as little as one affirmative vote.

What does it mean if I receive more than one proxy card from the company?

It means that you have more than one account for your shares. Please vote by internet or telephone using each of the identification numbers, or complete and mail all proxy cards to ensure that all of your shares are voted.

What is “householding” and how does it affect me?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or proxy statement and annual report addressed to those stockholders. This process, commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Because we utilize the “householding” rules for proxy materials, stockholders who share the same address generally will receive only one copy of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report, unless we receive contrary instructions from any stockholder at that address. If you prefer to receive multiple copies of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report at the same address, additional copies will be provided to you promptly upon request. If you are a stockholder of record, you may obtain additional copies upon written or oral request to Emergent BioSolutions Inc., Attn: Investor Relations, 300 Professional Drive, Gaithersburg, Maryland 20879; Telephone: (240) 631-3200, Email: investorrelations@ebsi.com. Eligible stockholders of record receiving multiple copies of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report can request householding by contacting us in the same manner.

If you are a beneficial owner and hold your shares in a brokerage or custody account, you can request additional copies of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report or you can request householding by notifying your broker, bank or other nominee.

How do I attend the annual meeting? When and where will the annual meeting be held?

The annual meeting will be held on May 23, 2024. This year, we will be once again hosting the annual meeting live via the internet. You will not be able to attend the annual meeting in person. Any stockholder can listen to and participate in the annual meeting live via the internet at www.virtualshareholdermeeting.com/EBS2024. To participate in the virtual annual meeting, you will need the 16-digit control number which appears on your proxy card, voting instruction form or notice you will receive. The annual meeting webcast will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the annual meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 8:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures. If you do not have a control number, you may attend as a guest (non-stockholder), but will not have the option to vote your shares at the virtual meeting.

What if during the check-in time or during the annual meeting I have technical difficulties or trouble accessing the virtual meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 85

Questions and Answers about the Annual Meeting

Why are we holding the annual meeting virtually?

We have determined that hosting a virtual annual meeting of stockholders will provide expanded access, improved communication, and cost savings. Hosting a virtual meeting enables increased stockholder attendance and participation since stockholders can participate from any location around the world. We intend that the virtual meeting format will provide stockholders a similar level of transparency to the traditional in-person meeting format and we will take steps to ensure such an experience. Our stockholders will be afforded the same opportunities to participate at the virtual annual meeting as they would at an in-person annual meeting of stockholders. Our virtual annual meeting allows stockholders to submit questions and comments before and during the annual meeting. After the annual meeting, we will be answering stockholder questions that comply with the rules of conduct for the annual meeting; which will be posted on the virtual annual meeting web portal. To the extent time does not allow us to answer all of the appropriately submitted questions, we will answer them in writing on the company’s website at www.emergentbiosolutions.com under the section “Investors,” soon after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

How can I change my vote or revoke my proxy?

If you hold shares in your own name as a stockholder of record, you may change your vote or revoke your proxy at any time before voting begins by:

〇	Giving notice of revocation to our Corporate Secretary, at Emergent BioSolutions Inc., 300 Professional Drive, Gaithersburg, Maryland 20879 (by mail or overnight delivery);
〇	Executing and delivering to our Corporate Secretary, at the address noted above, a proxy card relating to the same shares bearing a later date;
〇	Voting by the internet or telephone prior to the time the voting facilities close (your latest internet or telephone vote will be counted); or
〇	Logging onto and voting at the virtual annual meeting.

If you decide to revoke or change your vote other than by voting at the annual meeting, we must receive the notice of revocation or new vote by 11:59 p.m., Eastern Time, on Wednesday May 22, 2023, the date prior to the date of the annual meeting.

If your shares are held in “street name,” you must contact your broker, bank or other nominee to revoke or change your vote. The revocation or change must be made by the broker, bank or other nominee before the annual meeting.

What is the “quorum” for the annual meeting and what happens if a quorum is not present?

In order to conduct business at the annual meeting, the holders of at least a majority of the total number of shares of the company’s common stock issued and outstanding and entitled to vote as of the March 26, 2024 record date, or 52,390,764 shares, must be present in person or represented by proxy. This requirement is called a “quorum.” If you vote by internet or by telephone, or submit a properly executed proxy card, your shares will be included for purposes of determining the existence of a quorum. Proxies marked “abstain” or “withhold” will be counted in determining the presence of a quorum. If the shares present in person or represented by proxy at the annual meeting are not sufficient to constitute a quorum, the annual meeting may be adjourned to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.

Does the company offer an opportunity to receive future proxy materials electronically?

Yes. If you vote on the internet, simply follow the prompts for enrolling in electronic proxy delivery service. This will reduce our printing and postage costs, as well as the number of paper documents you will receive.

If you are a stockholder of record, you may enroll in this service at the time you vote your proxy or at any time after the annual meeting and can read additional information about this option and request electronic delivery by going to www.proxyvote.com. If you hold shares in street name, please contact your broker, bank or other nominee to enroll for electronic proxy delivery.

Who will conduct the proxy solicitation and who will bear the cost?

The costs of soliciting proxies will be borne by us. The solicitation is being made primarily through the mail and electronic mail, but our directors, officers and employees may also engage in the solicitation of proxies in person, by telephone, electronic transmission or by

86 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Questions and Answers about the Annual Meeting

other means. No compensation will be paid by us in connection with the solicitation of proxies, except that we may reimburse brokers, banks, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners.

Who will count the votes?

Broadridge Financial Solutions, Inc. will tabulate the votes cast by internet, telephone and mail. Neil Daniels, our Vice President, Finance & Corporate Controller, will tabulate any votes cast at the annual meeting and will act as inspector of election to certify the results.

Where can I find the voting results of the meeting?

We will publish the voting results in a Form 8-K filed with the SEC within four business days after the annual meeting. You can read or print a copy of that report by going to either the company’s website at www.emergentbiosolutions.com under the section “Investors –Financials – SEC Filings” or the SEC’s website at www.sec.gov.

Will a list of stockholders entitled to vote at the annual meeting be available?

A list of stockholders of record as of March 26, 2024, the record date, will be available for inspection by stockholders for any purpose germane to the annual meeting during normal business hours for the ten days prior to the meeting date, at our corporate headquarters at 300 Professional Drive, Gaithersburg, Maryland 20879. This list will also be available during the virtual annual meeting for examination by any stockholder at www.virtualshareholdermeeting.com/EBS2024.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy 87

ADDITIONAL MATTERS

Other Matters

Our Board has no knowledge of any other matters that may come before the meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on those matters.

Requests for Copies of Annual Report

We will provide without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules, to each of our stockholders of record on March 26, 2024, and to each beneficial owner of common stock on that date, upon receipt of a written request for the Annual Report on Form 10-K mailed to our offices, Emergent BioSolutions Inc., 300 Professional Drive, Gaithersburg, MD 20879, Attention: Investor Relations, telephone: (240) 631-3200, email: investorrelations@ebsi.com. In the event that exhibits to the Annual Report on Form 10-K are requested, a fee will be charged for reproduction of the exhibits. Requests from beneficial owners of common stock must set forth a good faith representation as to such ownership. Our filings with the SEC are available without charge on our website at www.emergentbiosolutions.com as soon as reasonably practicable after they are filed.

Stockholder Proposals for the 2025 Annual Meeting

Any stockholder who intends to present a proposal at the company’s 2025 annual meeting, and who wishes to have the proposal included in the company’s proxy statement for that meeting (the “2025 Proxy Statement”), must deliver the proposal to the company’s Corporate Secretary no later than December 12, 2024. Any proposal received after this date will be considered untimely and may be excluded from the 2025 Proxy Statement. A proposal must satisfy the rules and regulations of the SEC to be eligible for inclusion in the proxy statement for that meeting.

A stockholder may present a proposal that is a proper subject for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures set forth in the company’s by-laws. The by-laws require that a stockholder who intends to present a proposal at an annual meeting of stockholders, including a nomination for election of directors, submit the proposal to the Corporate Secretary not fewer than 90 and not more than 120 days before the anniversary of the date of the previous year’s annual meeting. To be eligible for consideration at the 2025 annual meeting, such a proposal and any nominations for director, including nominations pursuant to Rule 14a-19 under the Exchange Act, must be received by the Corporate Secretary between January 23, 2025, and February 22, 2025. This advance notice period is intended to allow stockholders an opportunity to consider all business and nominees expected to be considered at the meeting. Any such proposal received after this date may be considered untimely and may be excluded. In addition to satisfying all of the requirements under the company’s by-laws, any stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees at the 2025 annual meeting must also comply with all applicable requirements of Rule 14a-19 under the Exchange Act.

All submissions to, or requests from, the Corporate Secretary should be made to Emergent BioSolutions Inc., Attention: Corporate Secretary, 300 Professional Drive, Gaithersburg, MD 20879.

Sincerely,

Zsolt Harsanyi, Ph.D.
Chairman of the Board of Directors

Gaithersburg, MD

April 11, 2024

OUR BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE

VIRTUAL ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE

URGED TO VOTE YOUR PROXY AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE

MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE VIRTUALLY AT THE MEETING.

88 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Appendix A

DEFINITIONS AND RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL MEASURES

Certain financial measures presented in our Proxy Statement have not been presented or prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Certain of these financial measures are considered not in conformity with GAAP (“non-GAAP financial measures”) under the rules promulgated by the Securities and Exchange Commission.

We define Adjusted EBITDA, which is a non-GAAP financial measure, as consolidated net loss before interest expense, income tax provision (benefit), other non-operating income (expense), net, depreciation, amortization of intangible assets, changes in fair value of contingent consideration, goodwill and long-lived asset impairment charges, acquisition and divestiture-related costs, severance and restructuring costs, exit and disposal costs, gain on sale of business and inventory step-up provisions. We believe that this non-GAAP financial measure, when considered together with our GAAP financial results and GAAP financial measures, provides management and investors with a more complete understanding of our operating results, including underlying trends. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these non-GAAP financial measures, considered along with corresponding GAAP financial measures, provide management and investors with additional information for comparison of our operating results with the operating results of other companies.

We define Adjusted Net Loss, which is a non-GAAP financial measure, as net loss excluding the impact of non-cash amortization charges, changes in fair value of contingent consideration, goodwill and long-lived asset impairment charges, inventory step-up provisions, acquisition and divestiture-related costs, severance and restructuring costs, exit and disposal costs, gain on sale of business, and other non-operating income (expense) items. Management uses Adjusted Net Loss to assess total Company operating performance on a consistent basis. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with an additional understanding of our business operating results, including underlying trends.

Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable with other similarly titled measures of other companies. In addition, non-GAAP financial measures used for computing executive officer annual incentive pay may be defined differently from similarly titled measures used for financial reporting purposes. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Operations.

RECONCILIATIONS OF NET LOSS TO ADJUSTED EBITDA FOR THE YEARS PRESENTED IN THE PROXY STATEMENT:

($ in millions)	Year Ended December 31,
	2023	2022

Net loss	$(760.5)	$(211.6)

Adjustments:

Depreciation & amortization	125.1	143.3

Income taxes	29.3	(7.4)

Total interest expense, net	80.9	34.0

Impairments	524.9	6.7

Inventory step-up provision	3.9	51.4

Changes in fair value of contingent consideration	0.2	2.6

Severance and restructuring costs	33.4	—

Exit and disposal costs	12.5	—

Acquisition and divestiture costs	4.7	1.8

Gain on sale of business	(74.2)	—

Other income (expense), net item(1)	(2.5)	8.0

Total adjustments	$738.2	$240.4

Adjusted EBITDA	$(22.3)	$28.8

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy A-1

Appendix A

(1)

Other income (expense), net item adjustments to reconcile Net Loss to Adjusted EBITDA are related to a gain on extinguishment of debt, which was recorded to other income (expense), net during the year ended December 31, 2023 and the release of an indemnified uncertain tax position, which was recorded to other income (expense), net during the year ended December 31, 2023.

RECONCILIATIONS OF NET LOSS TO ADJUSTED NET LOSS FOR THE YEARS PRESENTED IN THE PROXY STATEMENT:

($ in millions)	Year Ended December 31,
	2023	2022

Net loss	$(760.5)	$(211.6)

Non-cash amortization charges	86.8	64.0

Changes in fair value of contingent consideration	0.2	2.6

Impairments	524.9	6.7

Severance and restructuring costs	33.4	—

Inventory Step-up provision	3.9	51.4

Acquisition and divestiture costs	4.7	1.8

Exit and disposal costs	12.5	—

Gain on sale of business	(74.2)	—

Other income (expense), net item	(2.5)	—

Tax effect	(148.2)	(14.6)

Total adjustments:	$441.5	$111.9

Adjusted net loss	$(319.0)	$(99.7)

A-2 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

Appendix B

EMERGENT BIOSOLUTIONS INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this Amended and Restated Stock Incentive Plan (the “Plan”) of Emergent BioSolutions Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. The Plan amends and restates the 2006 Stock Incentive Plan (the “Original Plan”) that was originally adopted by the board of directors of the Company (the “Board”) on October 25, 2006 and approved by the stockholders on October 27, 2006, was amended by the Board on March 31, 2009 and approved by the stockholders on May 21, 2009, was amended by the Board on March 6, 2012 and approved by the stockholders on May 17, 2012, was amended by the Board on March 20, 2014 and approved by the stockholders on May 22, 2014, was amended by the Board on March 24, 2016 and approved by our stockholders on May 19, 2016, was amended by the Board on March 22, 2018 and approved by our stockholders on May 24, 2018, was amended by the Board on March 18, 2021 and approved by our stockholders on May 20, 2021, ~~and~~ was amended by the Board on January 4, 2023, effective as of January 5, 2023, was amended by the Board on March 23, 2023 and approved by our stockholders on May 25, 2023 and amended by the Board on March 26, 2024 and approved by our stockholders on May 23, 2024. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board. Awards granted on or before March 23, 2023 will continue to be governed by the terms of the Plan that were in effect on their respective grant date; provided, however, that the Board’s acceleration authority under Section 10(h) shall apply to such awards; and provided further that the minimum vesting requirements that apply to such awards shall be the minimum vesting requirements provided under Sections 5(d), 6(d), 7(b), 8 and 10(i) of this amended and restated Plan document, and not the minimum vesting condition that applied to the awards when they were originally granted.

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors to the Company (as such terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other stock-unit awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”. All of the terms and conditions of each Award shall be set forth in an Award agreement.

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy B-1

by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

(d) Awards to Non-Employee Directors. Awards made to non-employee directors will be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 303A.02 of the New York Stock Exchange Listed Company Manual.

4.	Stock Available for Awards.

(a) Maximum Number of Shares. ~~An aggregate of 3,675,000 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) shall be added to the 25,433,561 shares issuable or transferable under the Plan as of January 3, 2023, for a total of 29,108,561 shares.~~ An aggregate of 2,100,000 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) shall be added to the 29,108,561 shares issuable or transferable under the Plan as of January 1, 2024, for a total of 31,208,561 shares.

If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), is settled in cash, or results in any shares of Common Stock not being issued, the unused shares of Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Shares of Common Stock delivered (either by actual delivery, attestation or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Options and Stock Appreciation Rights (including shares retained from the Option or Stock Appreciation Right creating the tax obligation) shall not be added back to the number of shares available for future grant of Awards (for the avoidance of doubt, shares of Common Stock delivered to the Company by a Participant to satisfy tax withholding obligations with respect to Restricted Stock, Restricted Stock Units and Other Stock Unit Awards (including shares retained from the Restricted Stock, Restricted Stock Unit or Other Stock Unit Award creating the tax obligation) shall be added back to the number of shares available for future grant of Awards). However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. Notwithstanding anything to the contrary herein, with respect to Stock Appreciation Rights settled in shares of Common Stock upon exercise, the aggregate number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised, rather than the number of shares of Common Stock actually issued upon exercise, shall be counted against the number of shares of Common Stock available for Awards under the Plan. In no event shall shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award increase the number of shares available for future grant of Awards.

(b) Computing the Total Number of Shares of Common Stock Available Under the Plan. For purposes of computing the maximum aggregate number of shares of Common Stock available for issuance under the Plan, the following rules shall apply:

(i) Any shares of Common Stock made subject to Awards of Options or Stock Appreciation Rights shall be counted against the maximum aggregate number of shares of Common Stock available for issuance under the Plan as one (1) share of Common Stock for every one (1) share of Common Stock granted.

(ii) Any shares of Common Stock made subject to Awards of Options or Stock Appreciation Rights which shares are returned to the Plan pursuant to Section 4(a) shall be returned as one (1) share of Common Stock for every one (1) share of Common Stock granted.

(iii) Any shares of Common Stock made subject to a Full-Value Award (as defined below): (A) granted prior to May 21, 2009, shall be counted against the maximum aggregate number of shares of Common Stock available for issuance under the Plan as one (1) share of Common Stock for every one (1) share of Common Stock granted; (B) granted on or after May 21, 2009 but prior to May 17, 2012, shall be counted against the maximum aggregate number of shares of Common Stock available for issuance under the Plan as 1.5 shares of Common Stock for every one (1) share of Common Stock granted; (C) granted on or after May 17, 2012 but prior to May 22, 2014, shall be counted against the maximum aggregate number of shares of Common Stock available for issuance under the Plan as 1.86 shares of Common Stock for every one (1) share of Common Stock granted; (D) granted on or after May 22, 2014, shall be counted against the maximum aggregate number of shares of Common Stock available for issuance under the Plan as 2.3 shares of Common Stock for every one (1) share of Common Stock granted; ~~and~~(E) granted on or after May 25, 2023, shall be counted against the maximum aggregate number of shares of Common Stock available for issuance under the Plan as 1.6 shares of Common Stock for every one (1) share of Common Stock granted and (F) granted on or after May 23, 2024 shall be counted against the maximum aggregate number of shares of Common Stock available for issuance under the Plan as 1.0 shares of Common Stock for every one (1) share of Common Stock granted. A “Full-Value Award” is an Award of Restricted Stock, a Restricted Stock Unit Award, an Other Stock Unit Award or a Performance Award (as defined below).

B-2 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

(iv) Any shares of Common Stock made subject to a Full-Value Award which shares are returned to the Plan pursuant to Section 4(a): (A) shall be returned as one (1) share of Common Stock for every one (1) share of Common Stock granted prior to May 21, 2009; (B) shall be returned as 1.5 shares of Common Stock for every one (1) share of Common Stock granted on or subsequent to May 21, 2009 and prior to May 17, 2012; (C) shall be returned as 1.86 shares of Common Stock for every one (1) share of Common Stock granted on or subsequent to May 17, 2012 and prior to May 22, 2014; ~~and~~(D) shall be returned as 2.3 shares of Common Stock for every one (1) share of Common Stock granted on or subsequent to May 22, 2014 and prior to May 25, 2023; and (E) shall be returned as 1.6 shares of Common Stock for every one (1) share of Common Stock granted on or subsequent to May 25, 2023 and prior to May 23, 2024. Beginning on ~~May 25, 2023~~May 23, 2024, any shares of Common Stock subject to a Full-Value Award that are returned to the Plan will be returned as ~~1.6~~1.0 shares of Common Stock for every one (1) share of Common Stock subject to such Award.

(c) Sublimits.

(i) Per Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) shall be treated as a single Award. For the avoidance of doubt, all shares of Common Stock underlying Awards granted under the Plan shall be counted on a one-for-one basis for purposes of the sublimit set forth in this section.

(ii) Limit Applicable to Non-Employee Directors. In any calendar year, the sum of cash compensation paid to any non-employee director for service as a director and the value of Awards under the Plan made to such non-employee director (calculated based on the grant date fair value of such Awards for financial reporting purposes) shall not exceed $1,000,000.

(d) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock unit awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan, including provisions that preserve the aggregate option spread as of the closing date of any such transaction in a manner that complies with Section 409A of the Code. Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Emergent BioSolutions Inc., any of Emergent BioSolutions Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value (as defined below) on the date the Option is granted. If a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company, and an Incentive Stock Option is granted to such Participant, the exercise price of such Incentive Stock Option shall not be less than 110% of the Fair Market Value on the grant date. Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above as a substitution for a stock option or stock appreciation right in accordance with and pursuant to Section 424 of the Code, in the case of an Incentive Stock Option, and pursuant to Section 409A of the Code, in the case of an Option not intended to qualify as an Incentive Stock Option (such options, “Non-Qualified Stock Options”).

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy B-3

(d) Duration and Vesting of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement subject to the limitations of the Plan; provided, however, that no Option granted before March 6, 2012 will be granted for a term in excess of 10 years and no Option granted on or after March 6, 2012 will be granted for a term in excess of 7 years. Notwithstanding the foregoing, if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company, and an Incentive Stock Option is granted to such Participant, the term of such Incentive Stock Option shall be no more than five (5) years from the date of grant. Subject to Section 10(h), Options that vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, the earlier of the first anniversary of the date of grant or the date of the first annual meeting held after the date of grant, provided that such vesting period may not be less than 50 weeks after the date of grant). Notwithstanding the foregoing, the Board or the Committee, either at the time the Option is granted or at any time thereafter, may allow an Option to accelerate and become vested, in whole or in part, prior to the vesting date specified above, in the event of the death or disability of the Participant. Options that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, the earlier of the first anniversary of the date of grant or the date of the first annual meeting held after the date of grant, provided that such vesting period may not be less than 50 weeks after the date of grant). The foregoing minimum vesting requirements shall not apply to Awards granted, in the aggregate, for up to 5% of the authorized number of shares specified in Section 4(a). For the avoidance of doubt, all shares of Common Stock underlying Awards granted under the Plan shall be counted on a one-for-one basis for purposes of the minimum vesting provision set forth in this section.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Subject to Section 10(e), shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(i) in cash or by check, payable to the order of the Company;

(ii) except as otherwise provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding; (iii) to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board to be appropriate in a manner consistent with the valuation principles under Sections 409A and 422 of the Code, except as the Board may expressly determine otherwise (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements; (iv) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by (a) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (b) payment of such other lawful consideration as the Board may determine; or (v) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders or is pursuant to Section 9 of the Plan: (i) outstanding Options granted under the Plan may not be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (ii) the Board may also not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (iii) the Board may not cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value or (iv) the Board may not take any other action under the Plan that constitutes a “repricing” under the rules of the New York Stock Exchange (“NYSE”).

(h)  Dividends and Dividend Equivalents. Notwithstanding any other provision of the Plan, no Dividends or Dividend Equivalents may be paid with respect to any Option granted under the Plan. For the avoidance of doubt, to the extent that an Option is settled in shares of Common Stock, the recipient will be eligible to receive Dividends on such shares after settlement on the same basis as any other stockholder of the Company.

B-4 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

6.	Stock Appreciation Rights

(a) General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount of Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b) Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(i) Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option. No tandem SAR may have a base amount that is less than 100% of the fair market value of a share of Common Stock on the date of grant. No tandem SAR granted prior to March 6, 2012 may have a term of more than ten (10) years from the date of grant and no tandem SAR granted on or after March 6, 2012 may have a term of more than seven (7) years from the date of grant.

(ii) Independent SARs. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award; provided, however, that the base amount specified on the date of grant to calculate appreciation shall be no less than 100% of the fair market value of a share of Common Stock on the date of grant and the maximum term of any Stock Appreciation Right shall (i) with respect to Stock Appreciation Rights granted prior to March 6, 2012, be no more than ten (10) years from the date of grant and (ii) with respect to Stock Appreciation Rights granted on or after March 6, 2012 be no more than seven (7) years from the date of grant.

(c) Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

(d) Vesting. Subject to Section 10(h), Stock Appreciation Rights that vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, the earlier of the first anniversary of the date of grant or the date of the first annual meeting held after the date of grant, provided that such vesting period may not be less than 50 weeks after the date of grant). Notwithstanding the foregoing, the Board or the Committee, either at the time the Stock Appreciation Right is granted or at any time thereafter, may allow an Stock Appreciation Right to accelerate and become vested, in whole or in part, prior to the vesting date specified above, in the event of the death or disability of the Participant. Stock Appreciation Rights that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, the earlier of the first anniversary of the date of grant or the date of the first annual meeting held after the date of grant, provided that such vesting period may not be less than 50 weeks after the date of grant). The foregoing minimum vesting requirements shall not apply to Awards granted, in the aggregate, for up to 5% of the authorized number of shares specified in Section 4(a). For the avoidance of doubt, all shares of Common Stock underlying Awards granted under the Plan shall be counted on a one-for-one basis for purposes of the minimum vesting provision set forth in this section.

(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders or is pursuant to Section 9 of the Plan: (i) outstanding Stock Appreciation Rights granted under the Plan may not be amended to provide a base price per share that is lower than the then-current base price per share of such outstanding Stock Appreciation Right, (ii) the Board may also not cancel any outstanding stock appreciation right (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having a base price per share lower than the then-current base price per share of the cancelled stock appreciation right, (iii) the Board may not cancel in exchange for a cash payment any outstanding Stock Appreciation Right with a base price per share above the then-current Fair Market Value or (iv) the Board may not take any other action under the Plan that constitutes a “repricing” under the rules of the NYSE.

(f) Dividends and Dividend Equivalents. Notwithstanding any other provision of the Plan, no Dividends or Dividend Equivalents may be paid with respect to any Stock Appreciation Right granted under the Plan. For the avoidance of doubt, to the

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy B-5

extent that a Stock Appreciation Right is settled in shares of Common Stock, the recipient will be eligible to receive Dividends on such shares after settlement on the same basis as any other stockholder of the Company.

7.	Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant restricted stock unit Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for all Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, provided that for Restricted Stock Awards granted on or after January 1, 2023, the following minimum vesting provisions shall apply. Subject to Section 10(h), Restricted Stock Awards that vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, the earlier of the first anniversary of the date of grant or the date of the first annual meeting held after the date of grant, provided that such vesting period may not be less than 50 weeks after the date of grant). Subject to Section 10(h), Restricted Stock Awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, the earlier of the first anniversary of the date of grant or the date of the first annual meeting held after the date of grant, provided that such vesting period may not be less than 50 weeks after the date of grant). Notwithstanding any other provision of the Plan (other than Section 10(i), if applicable), the Board or Committee may, either at the time a Restricted Stock Award is made or at any time thereafter, waive any right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to the Restricted Stock Award, in whole or in part, in the event of the death or disability of the Participant. The foregoing minimum vesting requirements shall not apply to Awards granted, in the aggregate, for up to 5% of the authorized number of shares specified in Section 4(a). For the avoidance of doubt, all shares of Common Stock underlying Awards granted under the Plan shall be counted on a one-for-one basis for purposes of the minimum vesting provisions set forth in this section.

(c) Additional Provisions Relating to Restricted Stock

(i) Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company (“Dividends”) with respect to shares of Restricted Stock (“Unvested Dividends”) shall vest and be paid to the Participant only if and when such shares become free from the restrictions on forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the date the shares of Restricted Stock are no longer subject to a substantial risk of forfeiture (i.e., no later than the 15th day of the third month following the date on which the shares of Restricted Stock vest).

(ii) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units

(i) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company such number of shares of Common Stock or an amount of cash equal to the Fair Market Value of such number of shares of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant, to the extent consistent with and permitted by Section 409A of the Code.

(ii) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

B-6 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

(iii) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on vesting, transfer, and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

8.	Other Stock-Unit Awards

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock Unit Award, including any purchase price applicable thereto, provided that for Other Stock Unit Awards granted on or after January 1, 2023, the following minimum vesting provisions shall apply.

Subject to Section 10(h), Other Stock Unit Awards granted to Participants other than non-employee directors that vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, the earlier of the first anniversary of the date of grant or the date of the first annual meeting held after the date of grant, provided that such vesting period may not be less than 50 weeks after the date of grant). Subject to Section 10(h), Other Stock Unit Awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, the earlier of the first anniversary of the date of grant or date of the first annual meeting held after the date of grant, provided that such vesting period may not be less than 50 weeks after the date of grant).

Notwithstanding any other provision of the Plan (other than Section 10(i), if applicable), the Board or Committee may, either at the time an Other Stock Unit Award is made or at any time thereafter, waive any right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to the Other Stock Unit Award, in whole or in part, in the event of the death or disability of the Participant. The foregoing minimum vesting requirements shall not apply to Awards granted, in the aggregate, for up to 5% of the authorized number of shares specified in Section 4(a)(1). For the avoidance of doubt, all shares of Common Stock underlying Awards granted under the Plan shall be counted on a one-for-one basis for purposes of the minimum vesting provisions set forth in this section.

To the extent provided by the Board, in its sole discretion, a grant of an Other Stock Unit Award may provide Participants with the right to receive Dividend Equivalents with respect to such Other Stock Unit Award. Dividend Equivalents may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on vesting, transfer, and forfeitability as the Other Stock Unit Award with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

9.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the limits set forth in Section 4(c), (iii) the share-and per-share provisions and the exercise price of each SAR, (iv) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the share-and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board; provided, however, that each adjustment to Non-Qualified Stock Options shall satisfy the requirements of Treasury Regulation § 1.409A-1(b)(5)(v)(D) (or any successor regulation) and each adjustment to Incentive Stock Options shall satisfy the requirements of Treasury Regulation § 1.424-1 (or any successor regulation). Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to any outstanding Options are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then optionees who exercise such Options between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy B-7

(b) Reorganization and Change in Control Events

(i) Definitions

(A) A “Reorganization Event” shall mean:

(1) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled;

(2) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or

(3) any liquidation or dissolution of the Company.

(B) A “Change in Control Event” shall mean:

(1) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d 3 promulgated under the Exchange Act) 50% or more of either (x) the aggregate number of shares of Common Stock then-outstanding (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (3) of this definition; or

(2) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or (3) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(3) the liquidation or dissolution of the Company.

(C) “Good Reason” shall mean any significant diminution in the Participant’s title, authority, or responsibilities from and after such Reorganization Event or Change in Control Event, as the case may be, or any reduction in the annual cash compensation

B-8 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

payable to the Participant from and after such Reorganization Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from its location immediately prior to such Reorganization Event or Change in Control Event.

(D) “Cause” shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company, (ii) willful misconduct by the Participant which affects the business reputation of the Company, (iii) material breach by the Participant of any employment, consulting, confidentiality, non-competition or non-solicitation agreement with the Company, (iv) conviction or plea of nolo contendere (no contest) by the Participant to a felony, or (v) commission by the Participant of any act involving fraud, theft or dishonesty with respect to the Company’s business or affairs. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

(ii) Effect on Options

(A) Reorganization Event. Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company such assumed or substituted options shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Reorganization Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation or the Participant’s service on the Board is terminated. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event. Any substitution of an outstanding Option under this Section 9(b)(ii)(A) shall be made in a manner consistent with the requirements of Treasury Regulation § 1.409A-1(b)(5)(v)(D) (or any successor regulation), in the case of a Non-Qualified Stock Option, and Treasury Regulation §1.424-1(a) (or any successor regulations), in the case of an Incentive Stock Option.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, some or all of such Options, or in the event of a liquidation or dissolution of the Company, the Board shall, upon written notice to the Participants, provide with respect to any Options that are not to be assumed by an acquiring or succeeding corporation that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that, subject to Code section 409A, all such outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options and any applicable tax withholdings.

(B) Change in Control Event that is not a Reorganization Event. Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, then outstanding Options shall continue to become vested in accordance with the original vesting schedule set forth in such Option, provided, however, that each such Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event,

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy B-9

the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(iii) Effect on Restricted Stock Awards and Performance Awards

(A) Reorganization Event that is not a Change in Control Event. Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award or Performance Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award or Performance Award.

(B) Change in Control Event.

(1) Restricted Stock Awards. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, each then outstanding Restricted Stock Award shall continue to become free from conditions or restrictions in accordance with the original schedule set forth in such Restricted Stock Award, provided, however, that each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation. However, in the event that the acquiring or succeeding corporation does not assume a Restricted Stock Award, then such Restricted Stock Award shall become free from all conditions or restrictions immediately prior to the consummation of such Change in Control Event. Notwithstanding the foregoing, a Restricted Stock Award that is a Performance Award shall be treated pursuant to Section 9(b)(iii)(B)(2).

(2) Performance Awards. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Performance Award or any other agreement between a Participant and the Company, the Board shall provide that all outstanding Performance Awards shall be converted into Restricted Stock or Restricted Stock Units, as applicable, and assumed by the acquiring or succeeding corporation (or an affiliate thereof) in accordance with the following procedure: The Board shall use the actual performance (or target performance, if actual performance cannot be determined) as of the consummation of the Change in Control Event, to determine the number of shares of Common Stock underlying a Performance Award to be converted into Restricted Stock or Restricted Stock Units (a “Converted Performance Award”) and the remainder of the Performance Award shall be terminated; provided that such conversion and termination shall be contingent upon the consummation of the Change in Control Event. Any such Converted Performance Awards that are assumed by the acquiring or succeeding corporation (or an affiliate thereof) shall be denominated in the common stock of the acquiring or succeeding corporation (or an affiliate thereof) and shall vest in full at the conclusion of the performance period applicable to the original Performance Award, subject to the Participant’s continued employment with the Company or the acquiring or succeeding corporation through the last day of such performance period; provided, however, that each such Converted Performance Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation. Any Converted Performance Award that becomes vested in accordance with this paragraph shall, to the extent not already delivered to the Participant, be delivered within 10 days of the vesting date. However, in the event that the acquiring or succeeding corporation does not assume a Converted Performance Award, then such Converted Performance Award shall become free from all conditions or restrictions immediately prior to the consummation of such Change in Control Event.

(iv) Effect on Stock Appreciation Rights and Other Stock Unit Awards

The Board may specify in an Award at the time of the grant the effect of a Reorganization Event and Change in Control Event on any SAR and Other Stock Unit Award. If the acquiring or succeeding corporation assumes or substitutes an outstanding SAR or Other Stock Unit Award, such assumption or substitution shall be done in the same manner as an Option or a Restricted Stock Award that is not a Performance Award, as applicable, and in addition shall be made in a manner consistent with the requirements of Treasury Regulation § 1.409A-1(b)(5)(v)(D) (or any successor regulation), in the case of a Non-Qualified Stock Option, and Treasury Regulation §1.424-1(a) (or any successor regulations), in the case of an Incentive Stock Option. If the acquiring or succeeding corporation does not assume or

B-10 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

substitute a SAR, such SAR shall be treated in the same manner as an Option, and if the acquiring or succeeding corporation does not assume or substitute an Other Stock Unit Award that is not a Performance Award, such Other Stock Unit Award shall be treated in the same manner as a Restricted Stock Award that is not a Performance Award.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant, except as may be otherwise provided in an Award agreement; provided, however, that the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, domestic partner, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Registration Statement on Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such authorized transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award; and, provided, further, that no option intended to be an incentive stock option shall be transferable unless the Board shall otherwise permit. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a Fair Market Value that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by (or in a manner approved by) the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) with respect to repricings or Section 11(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided either (i) that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy B-11

adversely affect the Participant or (ii) that the change is permitted under Section 9 hereof; provided further, notwithstanding anything to the contrary herein, the Board shall have no authority to amend, modify or terminate any outstanding Award that has the same effect of actions expressly prohibited by Section 5(g) and requires approval by the Company’s stockholders.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. Except as otherwise provided in Sections 5(d), 6(d), 7(b), 8 and 10(i) with respect to minimum vesting of Awards, the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be. Additionally, notwithstanding the minimum vesting requirements provided in Sections 5(d), 6(d), 7(b), 8 and 10(i), and to the extent permitted by or consistent with Section 409A of the Code, upon the Participant’s termination due to the Participant’s death or disability, the Board may, at the time of grant or at any other time, provide that such Participant’s award shall immediately become vested and/or exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, regardless of whether the first anniversary of the date of grant has occurred (or, in the case of Awards to non-employee directors, regardless of whether the earlier of the first anniversary of the date of grant or the date of the first annual meeting held after the date of grant has occurred).

(i) Performance Awards. Restricted Stock Awards and Other Stock Unit Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”), subject to the limit in Section 4(c) on shares covered by such grants. Performance Awards can also provide for cash payments of up to $2,000,000 per calendar year per individual. Subject to Section 10(h), Performance Awards shall not vest prior to the first anniversary of the date of grant. If Dividends or Dividend Equivalents are granted in connection with a Performance Award, such Dividend or Dividend Equivalent shall be paid only if the performance goal or goals associated with such Performance Award are satisfied. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate.

11.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective immediately prior to the closing of the Company’s initial public offering. No Awards shall be granted prior to (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders. The Plan shall expire on May 23, 2028.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained; provided further, that stockholder approval shall be required for any amendment to the Plan that (i) materially increases the number of shares of Common Stock available for issuance under the Plan (other than an increase to reflect an adjustment described in Section 9) or (ii) materially expands the class of service providers eligible to participate in the Plan.

(e) Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

B-12 EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy

(f) Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(g) Compliance with Code Section 409A. It is intended that the provisions of the Plan and any Award granted thereunder comply with or be exempt from Section 409A of the Code and the Treasury regulations thereunder (together, “Section 409A”), and all provisions of the Plan and any Award shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. If an Award that is subject to Section 409A is payable upon a Change in Control Event which is not a permissible payment event or time (as described in Treasury Regulation § 1.409A-3) then, for purposes of payment of such Award, no Change in Control Event shall be deemed to have occurred with respect to that Award unless and until there occurs a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (within the meaning in accordance with Treasury Regulation § 1.409A-3(i)(5)). To the extent required or advisable to avoid a violation of Section 409A, no discretion to require payment of an Award that is subject to Section 409A upon a Change in Control Event shall be exercised if not set forth in writing by the time required under Section 409A. If an Award is subject to Section 409A and payment is due upon a termination of employment or service, payment shall only be made if such termination constitutes a “separation from service” within the meaning of Section 409A. If an Award is subject to Section 409A and payment is due upon a Grantee’s disability, payment shall be made upon a determination by the Administrator that the Grantee is disabled within the meaning of Treasury Regulation § 1.409A-3(i)(4). If an Award is subject to Section 409A, any payment made to a Grantee who is a “specified employee” (within the meaning of Section 409A) of the Company or any Subsidiary shall not be made before the date that is six months after the Grantee’s “separation from service” (within the meaning of Section 409A) to the extent required to avoid the adverse consequences of Section 409A. Nothing in this Plan or in an Award agreement shall be interpreted or construed to transfer any liability for any tax (including a tax or penalty due as a result of a failure to comply with Section 409A) to the Company or to any other individual or entity, and the Company shall have no liability to a Grantee, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

Approved by the Compensation Committee of the Board of Directors of Emergent BioSolutions Inc.

on ~~March 22, 2023~~ March 26, 2024.

EMERGENT BIOSOLUTIONS INC. | 2024 Notice and Proxy B-13

EMERGENT BIOSOLUTIONS INC. 300 PROFESSIONAL DRIVE GAITHERSBURG, MD 20879 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 22, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/EBS2024 You may attend the virtual meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE -1-800-690-6903 (toll free within the US and Canada) Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 22, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V45245-P06298 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY EMERGENT BIOSOLUTIONS INC. The Board of Directors recommends a vote “FOR” the election of all Class III director nominees. 1. To elect three Class III directors to hold office for a term expiring at our 2027 Annual Meeting of Stockholders, each to serve and until their respective successors are duly elected and qualified; Nominees Class III: For Withhold 1a. Donald DeGolyer 1b. Neal Fowler 1c. Marvin White The Board of Directors recommends a vote “FOR” each of Proposals 2, 3 and 4. For Abstain Against 2. To ratify the appointment by the audit and finance committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; 3. To hold, on an advisory basis, a vote to approve the 2023 compensation of our named executive officers; 4. To approve an amendment to the Emergent BioSolutions Inc. Amended and Restated Stock Incentive Plan. Other business may be considered as may properly come before the meeting or any adjournment or postponement of the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ANNUAL MEETING OF STOCKHOLDERS OF EMERGENT BIOSOLUTIONS INC. MAY 23, 2024 Dear Stockholder: Please take note of the important information accompanying this proxy card. There are matters related to the operation of Emergent BioSolutions Inc. that require your prompt attention. Your vote counts, and you are strongly encouraged to exercise your right to vote the shares. Please vote the shares using one of the methods described on the reverse side of this proxy card. Thank you in advance for your prompt consideration of these matters. Sincerely, Board of Directors of Emergent BioSolutions Inc. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of the Meeting, Annual Report on Form 10-K, Proxy Statement and Proxy Card are available at www.proxyvote.com V45246-P06298 EMERGENT BIOSOLUTIONS INC. 300 PROFESSIONAL DRIVE GAITHERSBURG, MD 20879 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS The undersigned, having received the Notice of Meeting and Proxy Statement and revoking all prior proxies, hereby appoints Joseph Papa, Richard Lindahl and Jennifer Fox, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all shares of common stock of Emergent BioSolutions Inc. (the “Company”) held of record by the undersigned as of March 26, 2024, at the 2024 Annual Meeting of Stockholders of the Company, a virtual meeting that will be conducted via live audio webcast on Thursday, May 23, 2024 at 9:00 a.m. Eastern Time, and at any adjournment or postponement thereof, and, in their discretion, on any matters properly presented for a vote at the Annual Meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL CLASS III DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4. (Continued and to be signed on the reverse side)